UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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THE PMI GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INVITATION TO ANNUAL MEETING

OF STOCKHOLDERS

THE PMI GROUP, INC.

April 12, 2011

Dear Stockholder,

On behalf of the Board of Directors of The PMI Group, Inc., I cordially invite you to attend our 2011 Annual Meeting of Stockholders on Thursday, May 19, 2011, at 8:00 a.m. Pacific time, at PMI Plaza, 3003 Oak Road, Walnut Creek, California. As explained in the Notice of Annual Meeting of Stockholders and Proxy Statement, the matters to be considered at the meeting are:

1.	To elect ten directors, the nominees for which are named in the attached Proxy Statement;

2.	To approve, in a non-binding vote, the compensation of our Named Executive Officers;

3.	To conduct a non-binding vote on the frequency of future advisory votes on executive compensation;

4.	To ratify, in a non-binding vote, the appointment of Ernst & Young LLP as independent registered public accounting firm for the year ending December 31, 2011;

5.	To approve our Amended and Restated Tax Benefits Preservation Plan;

6.	To approve an Amendment to our Certificate of Incorporation to increase the number of authorized shares of Common Stock; and

7.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

At the meeting, we will also report on our business and there will be an opportunity for you to ask questions.

The Board of Directors unanimously recommends that you vote:

FOR the election of the ten director nominees;

FOR approval of the compensation of our Named Executive Officers;

FOR triennial advisory votes on executive compensation;

FOR the appointment of Ernst & Young LLP as independent registered public accounting firm for the year ending December 31, 2011;

FOR the approval of our Amended and Restated Tax Benefits Preservation Plan; and

FOR approval of the Amendment to our Certificate of Incorporation.

Your vote is important. I encourage you to read the enclosed Proxy Statement carefully and sign and return your enclosed proxy card. A postage-paid return envelope is provided for your convenience. Returning your proxy will not prevent you from voting in person, but will assure that your vote will be counted if you are unable to attend the Annual Meeting. If you do decide to attend the Annual Meeting and want to change your vote at that time, you will be able to do so. Your continued interest in our Company is sincerely appreciated.

Very truly yours,

/s/ L. Stephen Smith
L. Stephen Smith
Chairman of the Board and Chief Executive Officer

YOUR VOTE IS IMPORTANT. PLEASE PROMPTLY COMPLETE,

SIGN, DATE AND RETURN YOUR PROXY CARD.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of The PMI Group, Inc., a Delaware corporation, will be held on Thursday, May 19, 2011, at 8:00 a.m. Pacific time, at our headquarters located at PMI Plaza, 3003 Oak Road, Walnut Creek, California 94597, for the following purposes:

1.	To elect ten directors to serve until the next annual election and until their successors are duly elected and qualified, the nominees for which are named in the Proxy Statement;

2.	To approve, in a non-binding vote, the compensation of our Named Executive Officers;

3.	To conduct a non-binding vote on the frequency of future advisory votes on executive compensation;

4.	To ratify, in a non-binding vote, the appointment of Ernst & Young LLP as independent registered public accounting firm for the year ending December 31, 2011;

5.	To approve our Amended and Restated Tax Benefits Preservation Plan;

6.	To approve an Amendment to our Certificate of Incorporation to increase the number of authorized shares of Common Stock; and

7.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record as of the close of business on March 28, 2011 are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

By Order of the Board of Directors

/s/ Andrew D. Cameron
Andrew D. Cameron
Executive Vice President, General Counsel and Secretary

April 12, 2011

TO ENSURE YOUR REPRESENTATION AT THE MEETING AND THE PRESENCE OF A QUORUM, PLEASE COMPLETE, DATE, SIGN AND MAIL THE ENCLOSED PROXY CARD PROMPTLY. STOCKHOLDERS OF RECORD MAY ALSO GIVE THEIR PROXY BY TELEPHONE IN ACCORDANCE WITH THE INSTRUCTIONS ACCOMPANYING THE PROXY CARD. ANY PERSON GIVING A PROXY HAS THE POWER TO REVOKE IT AT ANY TIME BEFORE IT IS VOTED AND STOCKHOLDERS WHO ARE PRESENT AT THE MEETING MAY WITHDRAW THEIR PROXIES AND VOTE IN PERSON.

PROXY STATEMENT

This Proxy Statement and the accompanying proxy card are being mailed on or about April 12, 2011 in connection with the solicitation of proxies on behalf of the Board of Directors of The PMI Group, Inc., a Delaware corporation (“PMI” or the “Company”), for use at the Annual Meeting of Stockholders to be held Thursday, May 19, 2011 at 8:00 a.m. Pacific daylight time at PMI Plaza, 3003 Oak Road, Walnut Creek, California and at any adjournment or postponement thereof (the “Annual Meeting”).

Our principal executive office is located at PMI Plaza, 3003 Oak Road, Walnut Creek, California 94597. The telephone number at that address is (925) 658-7878.

VOTING MATTERS

Record Date and Shares Outstanding.    The record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting is March 28, 2011 (the “Record Date”). As of the close of business on that date, approximately 161,540,957 shares of PMI Common Stock were outstanding and eligible to vote at the Annual Meeting.

Revocability of Proxies.    A proxy is revocable by written notice delivered to the Secretary of PMI at our principal executive office at any time before it is voted and may also be revoked by signing and delivering a proxy with a later date or by attending the Annual Meeting and voting in person.

Voting and Solicitation.    For each matter that may come before the Annual Meeting, each stockholder will be entitled to one vote for each share of Common Stock registered in the stockholder’s name as of the close of business on the Record Date. The Chairman of the Board will announce the opening and closing of the polls during the Annual Meeting. Proxies must be received prior to the closing of the polls in order to be counted. Instead of submitting a signed proxy card, stockholders of record may submit their proxies by telephone using the control number and instructions accompanying the proxy card. Telephonic voting may not be available to stockholders who hold their shares through a broker, nominee, fiduciary or other custodian. The enclosed proxy is solicited by our Board of Directors. If the proxy is properly executed and returned, and choices are specified, the shares represented thereby will be voted at the Annual Meeting in accordance with those instructions. If no choices are specified, a properly executed proxy will be voted as follows:

FOR –	Election to the Board of the ten individuals nominated by the Board of Directors;

FOR –	Approval of the non-binding resolution approving compensation of our Named Executive Officers;

FOR –	A triennial advisory vote on executive compensation;

FOR –	Ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the year ending December 31, 2011;

FOR –	Approval of our Amended and Restated Tax Benefits Preservation Plan; and

FOR –	Approval of the Amendment to our Certificate of Incorporation.

Any other business that may properly come before the meeting will be voted at the discretion of the proxy holders.

Quorum; Broker Voting

A quorum is necessary to conduct the business of the Annual Meeting. The presence of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum. Votes cast by proxy or in person at the Annual

Meeting will be counted by the persons appointed by PMI to act as election inspectors for the Annual Meeting. Withhold votes, abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

If you are a beneficial stockholder and your broker holds your shares in its name, under the current rules of the New York Stock Exchange and the Nasdaq Stock Market, the broker is generally permitted to vote your shares on the ratification of Ernst & Young LLP as our independent registered public accounting firm, and on the Amendment to our Certificate of Incorporation even if the broker does not receive voting instructions from you.

Voting on Directors

A plurality of the votes cast is required for the election of directors (Item 1). This means that the ten nominees who receive the most votes will be elected to the ten open directorships even if they get less than a majority of the votes cast. Brokers will not be able to vote on the election of directors absent instructions from their beneficial holders. Abstentions and broker non-votes will have no effect on the outcome of the vote on this Item. Under The PMI Group, Inc. Board of Directors Guidelines on Significant Corporate Governance Issues (“Governance Guidelines”), if a nominee receives a greater number of withhold votes than affirmative votes, the nominee must submit his or her resignation for the Board’s consideration promptly following certification of the stockholder vote. The Governance and Nominating Committee will promptly consider the resignation submitted and recommend to the Board whether to accept it, conditionally accept it, or reject it, considering all relevant factors. The Board will consider the Governance and Nominating Committee’s recommendation and act on the offered resignation no later than 90 days following the date of the Annual Meeting, followed by prompt public disclosure of the decision.

Voting on Items 2, 3, 4 and 5 of this Proxy Statement

The affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote on the matter is required for approval of the non-binding resolution approving the compensation of our Named Executive Officers (Item 2). Abstentions will effectively count as a vote against the proposal. Brokers will not be able to vote on the proposal absent instructions from their beneficial holders. Broker non-votes will have no effect on the outcome of the vote on this matter.

A plurality of votes cast is required for (non-binding) approval of the frequency of the advisory vote on executive compensation (Item 3). Stockholders will have four choices: a) an annual vote; b) a vote every two years; c) a vote every three years; or d) abstain. This means that the choice that receives the most votes will be the choice that passes even if it gets less than a majority of the votes cast. Brokers will not be able to vote on the proposal absent instructions from their beneficial holders. Broker non-votes will have no effect on the outcome of the vote on this matter.

The affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote on the matter is required for the ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm (Item 4). Abstentions will effectively count as a vote against ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm. Broker non-votes will have no effect on the outcome of the vote on this matter.

The affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote on the matter is required for approval of the Amended and Restated Tax Benefits Preservation Plan (Item 5). Abstentions will effectively count as a vote against the proposals. Brokers will not be able to vote on the proposal absent instructions from their beneficial holders. Broker non-votes will have no effect on the outcome of the vote on these items.

Voting on Item 6 of this Proxy Statement

The affirmative vote of the majority of shares outstanding and entitled to vote on the matter is required for approval of the amendment to the PMI Certificate of Incorporation (Item 6). Abstentions will effectively count as a vote against the proposal. Broker non-votes will have no effect on the outcome of the vote on this matter.

Other Voting and Solicitation Information

If you are a participant in our Savings and Profit-Sharing Plan (the “401(k) Plan”), you will receive a separate proxy that applies to the PMI shares you own through the 401(k) Plan. Your proxy will serve as a voting instruction for the 401(k) Plan’s trustees. If no choices are specified, a properly executed proxy will be voted by the Retirement Plans Administrative Committee (“RPAC”). If you own shares through the 401(k) Plan and you do not vote, the RPAC will vote those shares.

The cost of this solicitation will be borne by PMI. MacKenzie Partners, Inc. has been retained by PMI to assist in the solicitation of proxies at an estimated fee of $6,000 plus reimbursement of reasonable expenses. In addition, PMI may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in mailing solicitation material to such beneficial owners. Proxies may also be solicited by certain of our directors, officers and employees, but we will not additionally compensate them for these services. Solicitation may be conducted in person, by telephone, by email, by facsimile or by any other means of communication.

Our Bylaws and proxy rules promulgated by the Securities and Exchange Commission (“SEC”) provide that stockholders may submit nominations for election as directors and proposals at an annual meeting if they comply with certain requirements. Stockholders were entitled to present proposals for inclusion in our Proxy Statement and form of proxy for the Annual Meeting by writing to the Secretary of PMI by December 4, 2010. Any nomination for director or proposal submitted by a stockholder not requested to be included in the Proxy Statement and proxy must have been received by the Secretary of PMI at our principal executive offices not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting to be considered timely (between January 20, 2011 and February 20, 2011). PMI did not receive any nomination for election as director or proposal from stockholders for the Annual Meeting.

Our Annual Report to Stockholders for the year ended December 31, 2010 has been mailed with this document. Stockholders should refer to the Annual Report to Stockholders for financial and other information about our business. However, the Annual Report to Stockholders is not incorporated by reference into this Proxy Statement and is not to be deemed a part of this Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on May 19, 2011

Complete copies of this Proxy Statement and our Annual Report to Stockholders for the year ended December 31, 2010 are also available by visiting our investor relations proxy materials webpage at www.pmi-us/proxy. In addition, they are available to stockholders free of charge by writing to the Investor Relations Department of PMI at PMI Plaza, 3003 Oak Road, Walnut Creek, California 94597.

ITEM 1: ELECTION OF DIRECTORS

Ten directors are to be elected at the Annual Meeting. Wayne E. Hedien, who has served the Board of Directors for sixteen years, is retiring from the Board at the conclusion of his term in May 2011. Accordingly, he was not nominated for re-election to the Board. Unless otherwise instructed, the proxy holders will vote the signed proxies received by them for the ten nominees named below; provided, that shares held for beneficial holders by brokers will not be voted without the holders’ instructions. Each person elected will serve a one-year term as a director until the next annual meeting and until a successor is duly elected and qualified or until his or her earlier death, resignation or removal. Each nominee has consented to being named in this Proxy Statement and has indicated a willingness to serve if elected. However, if at the Annual Meeting any of the nominees named below is not available to serve as a director (an event that the Board of Directors does not anticipate), the proxies will be voted for the election of such other person or persons as the proxy holders may designate, unless the Board of Directors, in its discretion, reduces the number of directors.

Qualifications of Our Nominees

Pursuant to our Governance Guidelines, the Governance and Nominating Committee has the responsibility to identify and recommend nominees for election as director. The Governance and Nominating Committee also considers candidates recommended by directors or stockholders. No candidates were brought forward by stockholders to the Committee, nor were any candidates nominated for election as director by stockholders pursuant to our Bylaws. The Committee recommended, and the Board approved, the following nominees (the “Nominees”), for election as director this year: Timothy R. Eller, Carmine Guerro, Louis G. Lower II, Raymond L. Ocampo Jr., Charles R. Rinehart, John D. Roach, L. Stephen Smith, José H. Villarreal, Mary Lee Widener and Ronald H. Zech. All Nominees are incumbent directors.

Our Governance Guidelines set forth the minimum qualifications for service on our Board. Directors should have:

a)	The highest standards of personal character, conduct and integrity.

b)	An understanding of the interests of stockholders, customers, employees, suppliers, communities and the general public, and the intention and ability to act in the interests of all stockholders.

c)	Experience in a position of leadership and substantial accomplishment in his or her field of endeavor, which may include business, government, not-for-profits or academia.

d)	The ability to understand and exercise sound judgment on issues related to the Company.

e)	A willingness and ability to devote the time and effort required to serve effectively on the Board, including preparation for and attendance at Board and committee meetings.

f)	No interests or affiliations that could give rise to a biased approach to directorship responsibilities and/or a conflict of interest.

Beyond the minimum criteria above, the Committee evaluates each prospective candidate with a view to creating an optimum balance of Board-worthy attributes. While the Company does not have a policy regarding diversity with respect to the Board of Directors, the Governance and Nominating Committee, in recommending nominees, strives for a composite mix of experience, professions, knowledge, diversity, skills and abilities to enhance the Board’s ability to oversee the business and affairs of the Company. The Board and the Committee do not choose or exclude a candidate because of race, color, gender, national origin, sexual orientation or identity.

As discussed below, each of the Nominees far exceeds the above minimum criteria. Indeed, the Nominees bring diverse backgrounds and a wide range of expertise and experience to our Board. The fields of expertise represented by the Nominees include, among others, insurance; housing and housing policy; public company financing, financial reporting and accounting; public company legal, regulatory and governance; and risk management. The Nominees also bring to PMI substantial mortgage insurance industry knowledge. This is demonstrated by the Nominees’ more than 80 years of collective service on the PMI Board.

NOMINEES FOR DIRECTOR OF THE PMI GROUP, INC.    Set forth below is certain information for each Nominee, based on data furnished by them.

TIMOTHY R. ELLER, 62, was appointed as one of our directors in November 2010. Mr. Eller is a principal of Cordalla Capital, LLC, which directs investments in real estate and related businesses. In addition, Mr. Eller has served as Vice Chairman of the Board of Directors of PulteGroup Inc. since August 2009. Prior to joining PulteGroup, Mr. Eller served as Chairman and Chief Executive Officer of Centex Corporation from April 2004 until August 2009, when Centex Corporation merged with PulteGroup. Mr. Eller joined Centex Homes in 1973. In August 1998, Mr. Eller was named Executive Vice President of Centex Corporation, serving in such capacity until April 2002 when he became President and Chief Operating Officer. He assumed the additional roles of Chairman and Chief Executive Officer in April 2004. Mr. Eller is past Chairman of the Policy Advisory Board of Harvard University’s Joint Center for Housing Studies, and is a life trustee of the National Housing Endowment. He serves on the board of trustees of the Southwestern Medical Foundation and also served as Chairman of the High Production Home Builders Council of the National Association of Home Builders from 1998 to 2009. He has previously served on the Fannie Mae National Advisory Board, the board of trustees of the Nature Conservancy of Texas, and the Executive Committee of the Dallas Opera. Mr. Eller holds a B.S. degree in Construction Management from the University of Nebraska. He is a member of our Compensation Committee.

Mr. Eller has been nominated to serve as a director due to his many years of experience in executive and director positions in the housing and real estate investment industries, as well as his contributions to advisory boards studying housing issues.

CARMINE GUERRO, 69, has been one of our directors since August 2002. Mr. Guerro was Chairman of Grosvenor Americas Limited, a private property development and investment company, from March 2002 until August 2007. Prior thereto, he was a partner at PricewaterhouseCoopers LLP for 26 years, holding a variety of positions including Vice Chairman of Client Service and Managing Partner of the Western Region. He was also a member of the Executive Committee of the firm. Mr. Guerro’s past civic board affiliations include President of the International Diplomacy Council of the Bay Area, Chairman of the University of California at Berkeley Business School Professional Accounting Program and a member of the board of directors for the Bay Area Council. He was a California Certified Public Accountant for many years and holds B.A. and M.B.A. degrees in Accounting from Michigan State University. He is Chair of our Audit Committee and a member of our Governance and Nominating Committee.

Mr. Guerro has been nominated to serve as a director because he brings public company finance, financial reporting and accounting experience to the Company, having been a partner at PricewaterhouseCoopers LLP for 26 years. Chairing our Audit Committee, Mr. Guerro is qualified as an audit committee financial expert as defined by SEC rules.

LOUIS G. LOWER II, 65, has been one of our directors since May 2001. Mr. Lower served as President, Chief Executive Officer and a director of Horace Mann Educators Corporation, a multiline insurance corporation focusing on the retirement planning and personal insurance needs of the educational community, from February 2000 until his retirement in October 2010. Before joining Horace Mann, Mr. Lower served as Chairman and Chief Executive Officer of Allstate Life Insurance Company and was a director of Allstate Insurance Company, Allstate Life Insurance Company and Allstate Federal Savings Bank. Prior to being elected Chairman of Allstate Life Insurance Company in 1999, Mr. Lower served as that company’s President and Chief Executive Officer from 1990 and as Senior Vice President, Treasurer and Chief Investment Officer of both Allstate Life Insurance Company and Allstate Insurance Company from 1986 to 1989. Mr. Lower joined Allstate Insurance Company in 1976 and held a number of positions prior to becoming Executive Vice President in 1989. Mr. Lower also serves on the boards of directors of the Abraham Lincoln Presidential Library and Museum, the NEA Foundation Investment Committee, and serves as General Manager of the Danglade-Speight Oil and Gas Partnerships. Mr. Lower is also past Chairman of the NEA Foundation and the Life Office Management Association and has served on the boards of the American Council of Life Insurers, Life Insurance Marketing and Research Association, Inc., Life Underwriter Training Counsel, National Association of Variable Annuities and the American College. Mr. Lower holds a B.A. in American Studies from Yale University and an M.B.A. in Marketing/Finance from Harvard University. He is Chair of our Governance and Nominating Committee and a member of our Compensation Committee.

Mr. Lower has been nominated to serve as a director because, as the former Chairman and CEO of a multiline, public insurance company and former member of the American Council of Life Insurers, he brings leadership skills and insurance, risk management, finance, and public company governance expertise to the Board.

RAYMOND L. OCAMPO JR., 58, has been one of our directors since May 1999. He has served as President and Chief Executive Officer of Samurai Surfer LLC, a private consulting and investment company, since April 2004. Mr. Ocampo co-founded the Berkeley Center for Law & Technology and served as Executive Director from August 1997 through December 1999. Mr. Ocampo was Senior Vice President, General Counsel and Secretary of Oracle Corporation from September 1990 until his retirement in November 1996. He joined Oracle in July 1986 and held various senior and executive positions with Oracle until retirement. Mr. Ocampo is a member of the board of directors of Keynote Systems, Inc., Actuate Corporation and H5, Inc., a private company. He previously served on the boards of directors of other public companies. He received an A.B. degree in Political Science from the University of California at Los Angeles, and a J.D. degree from the Boalt Hall School of Law at the University of California at Berkeley. He is a member of our Audit Committee.

Mr. Ocampo, the former General Counsel and Secretary of Oracle Corporation, has been nominated to serve as a director because he brings legal, regulatory, compliance and technology experience to PMI. Mr. Ocampo has served on the audit, compensation and corporate governance committees of other public company boards.

CHARLES R. RINEHART, 64, was appointed as one of our directors in November 2010. Mr. Rinehart is the former Chairman and Chief Executive Officer of H.F. Ahmanson, a publicly traded Fortune 5000 company and the parent company of Home Savings of America, which was sold to Washington Mutual Bank in 1998. Mr. Rinehart joined H.F. Ahmanson in 1989 as President and Chief Operating Officer, was appointed Chief Executive Officer in 1993 and retired in 1998. Prior to joining H.F. Ahmanson, Mr. Rinehart was the Chief Executive Officer of Avco Financial Services and before that served in various positions of increasing responsibility at Fireman’s Fund Insurance Company. In addition to his significant executive management experience, Mr. Rinehart brings with him extensive experience as a director. He is currently Chairman of the Board of Verifone Systems, Inc. and a director of MBIA Inc. Mr. Rinehart served as the Chief Executive Officer of Downey Financial Corp. from September 2008 through December 2008. Downey Financial Corp. was the holding company for Downey Savings and Loan, a banking institution, which experienced financial difficulties prior to Mr. Rinehart’s tenure. In December 2008, Downey Financial Corp. filed for Chapter 7 bankruptcy liquidation after Downey Savings and Loan was placed into receivership by the Federal Deposit Insurance Corporation. Mr. Rinehart is a fellow of the Casualty Actuarial Society. He is also a past Chairman of the Thrift Industry Advisory Council to the Federal Reserve and previously served as a director of Safeco Corp., Kaufman & Broad Home Corporation, Union Bank of California, the Federal Home Loan Bank of San Francisco, and PacifiCare. Mr. Rinehart holds a B.S. degree in Mathematics from the University of San Francisco and served in the U.S. Army as an officer in the 82nd Airborne Division. He is a member of our Audit Committee.

Mr. Rinehart has been nominated to serve as a director due to his extensive executive experience in the financial services and insurance industries, his prior and current leadership roles as a director of complex public companies and his general knowledge and experience in financial matters. He is qualified as an audit committee financial expert.

JOHN D. ROACH, 67, has been one of our directors since May 1997. Mr. Roach has served as the Chairman and Chief Executive Officer of Stonegate International, a private investment and advisory services firm, since 2001. From 2002 until 2006, he also served as Chairman of Unidare U.S., the North American subsidiary of Unidare plc, a public Irish company and a leading wholesaler of maintenance, repair and operation supplies and products to the welding, safety and industrial markets. He was also the founder of Builders FirstSource, and served as its Chairman, President and Chief Executive Officer from October 1997 to September 2001. Prior to founding Builders FirstSource, he was the Chairman, President and Chief Executive Officer of Fibreboard Corporation. From 1987 to 1991, Mr. Roach held senior positions with Manville Corporation, having served as Executive Vice President—Operations, President of Building Products Operations and Chief Financial Officer.

Prior to joining Manville, Mr. Roach was a strategy consultant and senior officer of Braxton Associates, Booz Allen Hamilton and The Boston Consulting Group. Mr. Roach currently serves on the boards of URS Corporation and VeriSign, Inc. Mr. Roach has previously served on the boards of directors of Fibreboard, Magma Power, Thompson PBE, the American Stock Exchange, NCI Building Systems, Washington Group International, Material Sciences and Kaiser Aluminum Corporation. He holds a B.S. degree in Industrial Management from the Massachusetts Institute of Technology and an M.B.A. from Stanford University. He is Vice Chair of our Audit Committee and a member of our Governance and Nominating Committee.

Mr. Roach has been nominated to serve as a director because, as a former public company CEO and CFO, he offers the PMI Board leadership skills, and finance and accounting expertise. Mr. Roach has served on the audit committees of several other public companies, and is qualified as an audit committee financial expert.

L. STEPHEN SMITH, 61, has served as Chairman of the Board of The PMI Group, Inc. since May 2007, and has been one of our directors since February 2002. He has been the Chief Executive Officer since June 1, 2006, and President and Chief Operating Officer since September 1998, of PMI. He has served as Chief Executive Officer of PMI Mortgage Insurance Co., the primary mortgage insurance operating subsidiary of PMI (“PMI MIC”) since January 2004. He was President and Chief Operating Officer of PMI MIC from September 1998 to June 2006. He was elected Executive Vice President of Marketing and Field Operations of PMI MIC in May 1994 and elected to the same positions with PMI in January 1995, serving in such capacities until September 1998. Prior thereto, he held various executive positions with the Company. Mr. Smith joined PMI in 1979. He has served as President of the Mortgage Insurance Companies of America and as a member of the boards of directors of National Association of Hispanic Real Estate Professionals and the Contra Costa Council. Mr. Smith currently serves on the board of directors of the Bay Area Council and is a member of the Financial Services Roundtable and the National Association of Home Builders Roundtable. He holds a B.S. degree in Industrial Management from Georgia Institute of Technology.

Mr. Smith, our Chief Executive Officer, has been nominated to serve as a director because he has more than thirty years of experience with PMI, many of those years in positions of executive leadership.

JOSÉ H. VILLARREAL, 57, has been one of our directors since May 2005. He currently serves as a consultant to the law firm, Akin Gump Strauss Hauer & Feld LLP, and from July 1994 to January 2009 served as a partner in the firm. He served on the board of directors of Wal-Mart Stores, Inc., from 1998 to 2006, and currently serves on the boards of First Solar, Inc. and Union Pacific Corporation. Mr. Villarreal also serves on the boards of the U.S.-Mexico Foundation and The Center for American Progress, a Washington, D.C.-based research institute. He previously served as Chairman of the National Council of La Raza, Vice Chairman of the Congressional Hispanic Caucus Institute, national treasurer of the Gore-Lieberman presidential campaign and a director of the Close-Up Foundation. He served as U.S. Commissioner General to the 2010 U.S. Exhibition to World Expo Shanghai. He received a B.A. degree in Political Science from Purdue University and a J.D. degree from Indiana University School of Law. He is Vice Chair of our Compensation Committee.

Mr. Villarreal has been nominated to serve as a director because, through his many corporate and civic responsibilities, he brings to PMI leadership skills and legal, regulatory and compliance expertise. An experienced corporate attorney, Mr. Villarreal has significant prior public company board experience including in the areas of housing and housing policy as a lead outside director.

MARY LEE WIDENER, 72, has been one of our directors since January 1995 and was a director of PMI MIC from October 1993 through January 1995. She was a co-founder and served as President, Chief Executive Officer and a member of the board of directors of Neighborhood Housing Services of America (“NHSA”) from May 1974 until her retirement in December 2009. NHSA provided neighborhood revitalization and homeownership opportunities to hundreds of communities around the country, by purchasing non-standard loans from affiliated community development organizations and their lending partners, and then selling notes backed by the loans and credit enhancements to socially responsive institutional investors. Ms. Widener has continued her career as a community investment consultant. Ms. Widener served as Chairman of the board of directors of the Federal Home Loan Bank of San Francisco for ten years ending in December 2003, serving as a director of the Bank for an additional six years prior to that time. She is a member of the boards of directors of Operation Hope and CoreLogic, Inc., and a past director of Social Compact, the S. H. Cowell Foundation and the Downs Community Development Corporation. She is a member of the board of trustees for the National Housing Conference, and is a Trustee Emeritus of both the San Francisco Foundation and Partners for Livable Communities. Ms. Widener has an Honorary Doctor of Laws Degree from John F. Kennedy University. She is a member of our Audit Committee.

Ms. Widener has been nominated to serve as a director because she has spent her career championing responsible homeownership. For over 30 years, she led NHSA, a non-profit organization dedicated to the expansion of homeownership and neighborhood revitalization. She provides PMI with insight into both public and private sector affordable housing policies and issues.

RONALD H. ZECH, 67, has been one of our directors since May 1998. He retired in 2005 as Chairman and Chief Executive Officer of GATX Corporation, a leading provider of lease financing and related services to customers operating rail, marine and other targeted assets. Mr. Zech was elected Chairman of GATX Corporation in April 1996, Chief Executive Officer in January 1996, and President in July 1994. Mr. Zech is also Chairman of the board of McGrath RentCorp. He holds a B.S.E.E. degree in Engineering from Valparaiso University and an M.B.A. from the University of Wisconsin. He is Chair of our Compensation Committee and a member of our Governance and Nominating Committee.

Mr. Zech, a former Chairman and CEO of a leading provider of lease financing in the transportation industry and former CFO of one of its subsidiaries, has been nominated to serve as a director because he brings to PMI his public company leadership skills, and finance and accounting expertise. Mr. Zech has served on a number of public company boards, including service as an audit committee member, and chair of a governance and compensation committee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE ABOVE NOMINEES AS DIRECTORS OF PMI.

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE GUIDELINES.    Our corporate governance materials, including the Governance Guidelines, our Code of Business Conduct and Ethics, Code of Ethics for Senior Financial Officers and charters of the Audit Committee, Compensation Committee and Governance and Nominating Committee, are published in the corporate governance section of our website under “investor relations” at www.pmi-us.com, and are available in print to any stockholder upon written request to the Secretary of the Company at PMI Plaza, 3003 Oak Road, Walnut Creek, CA 94597. Our Board and Board committees regularly review corporate governance developments and modify the Governance Guidelines, charters and practices as warranted. Any modifications are reflected on our website. Information contained on our website is not deemed incorporated into this Proxy Statement.

DIRECTOR INDEPENDENCE.    For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with PMI. The Board has established guidelines to assist it in determining director independence which are consistent with the independence requirements in the listing standards of the New York Stock Exchange (“NYSE”), on which the Common Stock of PMI is listed. The independence guidelines, which are set forth in the Governance Guidelines, include categorical standards of independence based upon what the Board considers to be immaterial relationships or transactions. In particular, a director’s service solely on the board of another entity that does business with PMI is immaterial under the Governance Guidelines and categorical standards of independence. Applying these guidelines, the Board determined that all current non-executive directors are independent: Timothy R. Eller, Carmine Guerro, Wayne E. Hedien, Louis G. Lower II, Raymond L. Ocampo Jr., Charles R. Rinehart, John D. Roach, José H. Villarreal, Mary Lee Widener and Ronald Zech. Accordingly, the majority of the members of the Board of Directors are independent. All members of the Audit, Compensation and Governance and Nominating Committees of the Board are independent directors. Members of the Audit Committee satisfy additional SEC independence requirements.

CODES OF ETHICS.    All directors, officers and employees of PMI must act ethically at all times and in accordance with PMI’s Code of Business Conduct and Ethics. Our Code of Ethics for Senior Financial Officers contains additional obligations to provide full, fair, accurate, timely and understandable disclosure of financial information in our periodic SEC filings. These Codes and other related documents are published in the corporate governance section of our website under “investor relations” at www.pmi-us.com. These documents are available in print to any stockholder upon written request to the Secretary of the Company.

BOARD OF DIRECTORS.    The Board of Directors held 14 meetings during 2010. Pursuant to the Governance Guidelines, directors are expected to attend our annual stockholders’ meeting, Board meetings and meetings of committees on which they serve, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. The Board of Directors currently has an Audit Committee, a Compensation Committee and a Governance and Nominating Committee. During 2010, each incumbent director attended at least 75% of the Board meetings and meetings of committees of which he or she was a member. Eight of the nine directors serving in May 2010 attended the 2010 annual meeting of stockholders. Non-employee directors meet in executive session without any management directors or employees present at regularly scheduled Board meetings. The Chair of the Governance and Nominating Committee, as the Presiding Director, presides at these meetings.

AUDIT COMMITTEE.    Our Board of Directors has a standing Audit Committee established in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee oversees the accounting and financial reporting processes, and audits of the financial statements, of the Company. The Audit Committee consists of Carmine Guerro, Chair, John D. Roach, Vice Chair, Raymond L. Ocampo Jr., Charles R. Rinehart and Mary Lee Widener. The Audit Committee held nine meetings in 2010. Information regarding the functions performed by the Audit Committee is set forth in the Audit Committee Report, included in this Proxy Statement. The Board of Directors has determined that Messrs. Guerro, Rinehart and Roach are “audit committee financial experts” within the meaning of applicable SEC rules. The Audit Committee meets in executive session at regularly scheduled meetings.

COMPENSATION COMMITTEE.    The Compensation Committee consists of Ronald H. Zech, Chair, José H. Villarreal, Vice Chair, Timothy R. Eller, Wayne E. Hedien and Louis G. Lower II. Each Compensation Committee member is an outside director under Section 162(m) of the Internal Revenue Code (the “Code”) and a non-employee director under Rule 16b-3 under the Exchange Act. The Compensation Committee held five meetings in 2010 and regularly met in executive session. The Compensation Committee oversees PMI’s compensation and benefit programs, and sets the goals and establishes the elements of the executive compensation program, including setting base salary levels, annual incentive awards and long-term incentives. The Compensation Committee reviews and approves all compensation actions relating to the Chief Executive Officer (“CEO”), the other Named Executive Officers (“NEOs”), as defined below, and other members of senior management who either: (i) are subject to the reporting requirements of Section 16 of the Exchange Act (“Section 16 Officers”); or (ii) have base salaries of at least $260,000 and have Company-wide authority. The Committee also approves equity awards to the Named Executive Officers and other Section 16 Officers. The Committee has authority, on behalf of the Board, to administer and amend our Bonus Incentive Plan, equity plans, officer deferred compensation plans, the retirement plans, Supplemental Employee Retirement Plan (the “SERP”) and other benefit programs. The Compensation Committee’s Report on executive compensation is included in this Proxy Statement.

Professional Advisors and CEO Recommendations.    The Compensation Committee is authorized to directly retain independent advisors as it deems necessary in carrying out its responsibilities. The Compensation Committee has engaged Exequity LLP, a professional compensation consulting firm (“Exequity”), to provide recommendations and review executive pay, including for 2010 compensation. Exequity was chosen by the Committee in light of its excellent reputation for rigorous analysis and independent advice, as well as its demonstrated subject-matter expertise. The Committee’s compensation consultant reports directly to the Committee, attends Committee meetings and serves at the pleasure of the Committee.

The Committee receives and takes into account the recommendations of the CEO regarding the performance and pay of his direct reports—the other executive officers. In setting the CEO’s compensation, the Committee discusses with the CEO its general compensation philosophy and the Company’s and the CEO’s performance and goals. The Board of Directors also evaluates the performance of the CEO annually against pre-established goals and priorities, and the Committee takes this assessment into account when setting the CEO’s compensation. The Committee does not discuss the CEO’s compensation with other members of management.

Committee Procedures.    The Committee receives tally sheets of total compensation for the NEOs at its regular meetings which reflect all elements of the NEOs’ compensation under various scenarios, including different employment termination scenarios. The Committee also regularly receives information and advice about competitive pay practices and other compensation and governance-related compensation issues. The Committee reviews the entire compensation program for each executive, including benefits, when it makes compensation decisions. On an annual basis, the Committee reviews the performance and compensation of each executive and awards incentive pay as applicable, makes equity awards, and sets the base pay, annual bonus and long-term incentive opportunities, and performance measures for the incentive plans.

Delegation of Authority.    Pursuant to the Committee’s charter, the Committee may delegate authority to approve executive compensation to subcommittees of one or more Committee members when desired and appropriate. While the Committee has delegated certain authority to administer the day-to-day ministerial operations of PMI’s equity and other compensation plans to management, the Committee has not delegated the authority to management to establish or amend the executive compensation programs or pay awards to executive officers. See also Compensation Discussion and Analysis—Equity Awards Practices below.

GOVERNANCE AND NOMINATING COMMITTEE.    The Governance and Nominating Committee consists of Louis G. Lower II, Chair, Wayne E. Hedien, Vice Chair, Carmine Guerro, John D. Roach and Ronald H. Zech. The Governance and Nominating Committee held five formal meetings in 2010. The Committee members (as well as other Board members) confer frequently with management between formal meetings. The Committee develops and monitors our corporate governance practices and procedures and monitors the responsibilities of Board members, in consultation with the Chairman of the Board. It also makes periodic reports to the Board of Directors regarding our governance practices. The Governance and Nominating Committee assists the Board of Directors in its assessment of the Chief Executive Officer, and assists the Chairman in the annual self-assessment process for the Board of Directors. It advises the Board with respect to the size and composition of the Board and recommends prospective directors to assist in creating a balance of knowledge, experience and capability on the Board. The Committee also makes recommendations to the Board regarding succession planning and director compensation and reviews potential related party transactions. In addition, the Committee is responsible for oversight of the Company’s investment portfolio, and for making recommendations to the Board regarding the Company’s capital structure and the amount and timing of dividends.

Committee Procedures on Nomination of Director Candidates.    The Governance and Nominating Committee will consider all stockholder recommendations of candidates for the Board. Such recommendations should be sent to the Governance and Nominating Committee, c/o Corporate Secretary, The PMI Group, Inc., PMI Plaza, 3003 Oak Road, Walnut Creek, California 94597, should include the candidate’s qualifications and other relevant biographical information, and should provide confirmation of the candidate’s consent to serve as a director. In addition to considering candidates suggested by stockholders, the Governance and Nominating Committee considers potential candidates recommended by current directors and others. The Committee screens all potential candidates in the same manner regardless of the source of the recommendation. The Committee determines whether the candidate meets minimum qualifications and possesses specific qualities and skills for directors, and whether requesting additional information or an interview is appropriate. The Governance and Nominating Committee presents its recommended nominees to the Board. The Committee considered a September 2010 misdemeanor offense of driving under the influence with property damage of Mr. Lower, in Vero Beach, Florida, and determined that it did not adversely affect his effectiveness as a director. PMI’s minimum qualifications and specific qualities and skills required for directors, and additional information on the procedures of the Governance and Nominating Committee, are set forth in our Governance Guidelines. See Item 1: Election of Directors—Qualifications of our Nominees above. The Governance and Nominating Committee engaged a third party consultant to identify potential candidates in 2010. The consultant’s function was to identify and evaluate the qualifications of potential candidates for appointment or election to the Board, in consultation with the Committee. Messrs. Eller and Rinehart, who were appointed to the Board in November 2010, were introduced to the Committee by the consultant.

COMMUNICATING WITH THE BOARD OF DIRECTORS.    The Board of Directors welcomes communications from stockholders and other interested parties. You may communicate with the Board, its committees, or any individual director by writing to the director(s) at the address of our headquarters, in care of our General Counsel, calling (866) 525-5213, or sending an email to directors@pmigroup.com. All such communications will be received by the General Counsel. The General Counsel will review the communications and, if appropriate, will forward them to the appropriate committee or director as soon as possible. Communications that are clearly irrelevant to the duties and responsibilities of the Board, such as the following, are not reported to the Board: spam, junk mail and mass mailings, résumés or other forms of job inquiries, opinion surveys and polls, and business solicitations or advertisements. Complaints relating to PMI’s accounting, internal accounting controls or auditing matters will be reviewed under Audit Committee direction. Other concerns will be referred to the Presiding Director when so addressed, or to the appropriate committee of the Board of Directors.

BOARD LEADERSHIP STRUCTURE.    We currently have ten independent directors and one management director on our Board. In May 2011, the total number of directors will be reduced to ten, due to the retirement of Mr. Hedien. Our Board leadership structure is currently comprised of a combined Chairman of the Board and Chief Executive Officer, Mr. Smith, an independent director serving as Presiding Director, and strong, active independent directors. We believe that PMI, like many U.S. companies, is well served by this leadership structure.

Different board leadership structures may be appropriate for companies in different situations; no one leadership structure is suitable for all companies at all times. PMI’s Governance Guidelines allow the Board to determine the best leadership structure for the Company and its stockholders. We believe that our current leadership structure is optimal at this time because it demonstrates to our employees and external constituencies that PMI is under strong leadership, with a single person having primary responsibility for managing our operations. Because our Chief Executive Officer is closest to PMI’s business, he is in the position to lead most effectively and to communicate to the Board the critical matters affecting the Company. Having a single leader for both the Company and the Board also eliminates the potential for confusion or duplication of efforts.

Our Governance Guidelines and governance practices, combined with the strength of our independent directors, minimize potential conflicts that could arise from combining the roles of the Chairman and CEO. Because the positions of Chairman of the Board and CEO are held by the same person, the Governance Guidelines provide that the chair of the Governance and Nominating Committee, an independent director, serve as Presiding Director. The responsibilities of the Presiding Director, currently Mr. Lower, include: presiding at the executive sessions of the non-management directors, which are held in conjunction with regularly scheduled Board meetings and at other times as determined by the Presiding Director; communicating to the Chief Executive Officer the views of the non-management directors expressed during executive sessions with respect to corporate and Board matters; and reviewing and discussing with the Chief Executive Officer the agendas for Board and committee meetings. We believe that the role of the Presiding Director, along with the number of independent and experienced directors that make up our Board, benefit PMI and its stockholders.

Our Board conducts an annual evaluation to determine whether it and its committees are functioning effectively. As part of this self-evaluation, the Board evaluates whether the current leadership structure continues to be optimal for PMI and its stockholders. The Board believes there is a well-functioning and effective balance between strong Company leadership and appropriate safeguards and oversight by the non-employee directors, the entirely independent Board committees and the Presiding Director. Our Governance Guidelines provide the Board with the flexibility to modify or continue our leadership structure in the future, as appropriate.

RISK OVERSIGHT.    It is management’s responsibility to manage risk and bring to the Board’s attention the material risks to the Company. The Board is responsible for risk oversight with a focus on the processes established to report and monitor the most significant risks facing the Company. Throughout the year, the Board, and the committees to which it has delegated responsibility, dedicate significant portions of their meetings to review and discuss risk-related matters in detail. The Board has delegated responsibility for the oversight of specific risks to the Board committees as follows:

•

The Audit Committee oversees risks related to PMI’s financial statements, the financial reporting process (including disclosure controls and procedures), and accounting and legal compliance matters. The Audit Committee oversees the external and internal audit functions (and reviews at least annually the structure, scope and methodology of the internal audit process) and the Company’s ethics and compliance programs, including the codes of business conduct and ethics. The Audit Committee regularly receives reports from, among others, PMI’s Chief Financial Officer, the General Counsel, the Chief Compliance Officer, and the external and internal auditors.

•

In connection with establishing and monitoring PMI’s executive compensation programs, the Compensation Committee assesses the nature and acceptability of risks to the Company that employees could be encouraged to take by PMI’s compensation programs. In assessing such risks, the Committee receives reports from, and consults with, PMI’s Chief Risk Officer and PMI’s independent compensation consultant.

•	The Governance and Nominating Committee oversees risks related to PMI’s governance structure, succession planning, related-person transactions and investment portfolio.

Each of the above committees regularly provides reports of its activities and conclusions to the full Board for discussion. The Board as a whole met 14 times in 2010 and regularly received insurance portfolio, financial, legal and regulatory reports. The Board also reviews major legislative and regulatory developments that could materially impact PMI, and oversees credit risk, and risks associated with the Company’s insurance portfolios.

The Board’s risk oversight builds upon management’s risk assessment and mitigation processes, which include reviews of long-term strategic and operational planning; executive development and evaluation; regulatory and legal compliance; financial reporting; and information technology and security. The Chief Executive Officer and other members of senior management, including the Chief Risk Officer, Chief Financial Officer and General Counsel, regularly provide reports directly to the Board.

DIRECTORS’ COMPENSATION AND BENEFITS

Directors who are employees of PMI or its subsidiaries do not receive additional compensation for their services as directors. Annual cash retainer fees for non-employee directors during 2010 are set forth in the following table. Annual retainer fees are paid in quarterly installments.

2010 Non-Employee Director Annual Cash Retainer Fees
Board Members	$60,000
Chair of the Audit Committee	$15,000
Each Chair of the Compensation and Governance and Nominating Committees	$10,000
Presiding Director	$15,000
Members of the Audit Committee	$15,000
Members of the Compensation and Governance and Nominating Committees	$10,000

Non-employee directors also receive $1,500 per Board meeting attended, after the first five meetings attended per year.

New non-employee directors receive, upon election or appointment to the Board, non-discretionary stock unit grants valued at $33,000 pursuant to an amendment effective on November 17, 2010 to the PMI Amended and Restated Equity Incentive Plan (“Equity Plan”) and non-discretionary shares of phantom stock valued at $67,000 under an amendment effective November 17, 2010 to the Non-Employee Director Phantom Stock Plan (“Phantom Stock Plan”). The value of the units and phantom stock is determined by dividing the aggregate value of the award by the closing market price of a share of PMI Common Stock on the grant date.

Non-employee directors receive quarterly, non-discretionary stock unit grants under the Equity Plan. Pursuant to the November 2010 amendment to the Equity Plan, the stock unit grants after such date consist of a number of stock units that multiplied by the fair market value (determined by the closing market price) of a share of our Common Stock on the date of the award, equals $6,000, with a limit of 4,000 stock units per director per quarter. Under the terms of the Equity Plan, the grants are made the first business day on or after the fifteenth day of each January, April, July and October. The stock units, which accrue dividends expressed in stock units when dividends (if any) are paid on PMI Common Stock, vest upon the earlier of cessation of Board service for any reason, or the fifth anniversary of the award date. Upon vesting, the units are paid in whole shares of Common Stock, on the basis of one share for each stock unit, with any fractional shares paid in cash. In addition, in order to encourage long-term ownership of PMI Common Stock, a non-employee director may elect to defer the payout of his or her stock units in accordance with the terms of the Equity Plan and the rules established by the Equity Plan’s administrator.

Pursuant to the Phantom Stock Plan, quarterly grants of phantom stock are automatically issued to each non-employee director on the same dates that the above stock units are issued. Pursuant to the November 2010 amendment to the plan, each grant after such date consists of that number of shares of phantom stock which, when multiplied by the fair market value of a share of our Common Stock on the date of the award, equals $12,750, plus the dollar value of any shortfall below $6,000 in the value of stock units granted on that date due to the 4,000-unit cap described above. The phantom stock vests upon the earlier of five years from the award date or cessation of Board service for any reason. On any date, each share of phantom stock has a value equal to the fair market value of our Common Stock. The phantom stock, which accrues dividend equivalents when dividends are paid on PMI Common Stock, is payable in a single, lump sum cash payment upon vesting.

Under PMI’s 2005 Directors’ Deferred Compensation Plan (which also refers to its predecessor plan) (“DDCP”), each non-employee director may defer receipt of his or her cash fees. The minimum permitted deferral is $5,000. All amounts deferred are deemed to be invested in phantom shares of our Common Stock. On any date, the value of each share of phantom stock will equal the fair market value of a share of our Common Stock, including reinvestment of any dividends. The deferred amounts generally are payable at the time elected by the director, subject to certain exceptions, in accordance with the terms of the DDCP. The deferred amounts generally are payable in the form of a lump sum cash payment or a fixed number of annual cash installment payments (not to exceed ten) as elected by the director.

All directors have entered into indemnification agreements with the Company pursuant to which the Company is obligated to provide defense and indemnification, including advancement of expenses, in the event that certain claims are asserted against the covered individuals. The Company also provides directors’ and officers’ liability insurance for its directors and officers. Directors are also reimbursed for reasonable expenses relating to their attendance at Board and committee meetings and one annual director education program.

DIRECTORS’ STOCK OWNERSHIP AND RETENTION GUIDELINES.    The Governance Guidelines specify stock ownership and retention guidelines for directors. Absent unique market or other circumstances, each non-employee director is expected, over time, to accumulate and retain common shares that have a market value equal to a minimum of five times the annual cash retainer for Board service. Stock owned for purposes of this guideline includes: (a) Common Stock, whether or not restricted and whether or not vested, including shares held in a retirement plan, partnership or family trust (b) phantom shares of our Common Stock (“Common Stock equivalents”) held in connection with the DDCP, (c) vested stock options that have an exercise price below the current market price for the Company’s Common Stock (and such vested options are valued at the amount by which the Common Stock market price exceeds the options’ exercise price), (d) restricted stock units or performance shares or units, whether or not vested (on a 1-for-1 basis with shares) and (e) phantom stock. Ownership levels and guidelines are reviewed concurrently with a review of Board compensation and are considered in light of all relevant facts. Until the above ownership guideline is met by a non-employee director, and from time to time thereafter in the event that the guideline is no longer met for such director, the director must retain ownership of a minimum of 75% of the shares of PMI Common Stock (net of taxes) acquired from any exercise of stock options, and the vesting of restricted stock, restricted stock units or performance shares or units.

The Governance and Nominating Committee monitors the directors’ stock ownership and retention guidelines and PMI’s insider trading policy, which prohibits directors from engaging in speculative trading or hedging transactions with respect to PMI equity.

The following table provides information about compensation earned by our directors in 2010.

2010 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Unit Awards ($)[1]	Phantom Stock Awards ($)[1]	All Other Compensation ($)	Total ($)
Timothy R. Eller	$8,575	$33,000	$67,000	$0	$108,575
Carmine Guerro	113,506	16,000	34,000	0	$163,506
Wayne E. Hedien	106,006	16,000	34,000	0	$156,006
Louis G. Lower II	112,756	16,000	34,000	0	$162,756
Raymond L. Ocampo Jr.	87,006	16,000	34,000	0	$137,006
Charles R. Rinehart	9,188	33,000	67,000	0	$109,188
John D. Roach	94,606	16,000	34,000	0	$144,606
José H. Villarreal	80,500	16,000	34,000	0	$130,500
Mary Lee Widener	88,506	16,000	34,000	0	$138,506
Ronald H. Zech	99,606	16,000	34,000	0	$149,606

[1]

These columns represent the aggregate grant date fair value for director stock units and shares of phantom stock granted in 2010, determined in accordance with Financial Accounting Standards Board ASC Topic

718 (“Topic 718”). The amounts in these columns do not correspond to the actual value that will be recognized by the director. Each director serving at the date of grant received the following directors’ stock unit and phantom stock awards in 2010:

Grant Date	Number of Units	Aggregate Grant Date Fair Value (in Accordance with FASB 718)	Number of Shares of Phantom Stock	Aggregate Grant Date Fair Value
January 15, 2010	1,619	$4,000.00	3,441	$8,500.00
April 15, 2010	556	$4,000.00	1,181	$8,500.00
July 15, 2010	1,149	$4,000.00	2,443	$8,500.00
October 15, 2010	883	$4,000.00	1,876	$8,500.00

Each director listed above held 52,673 directors’ stock units and 36,250 shares of phantom stock at December 31, 2010, with the exception of Messrs. Eller and Rinehart, who were each appointed November 17, 2010 and each held 12,431 units and 25,381 shares of phantom stock at December 31, 2010.

[2]

The following directors held options to purchase the indicated numbers of shares of PMI Common Stock at December 31, 2010: Mr. Guerro—8,125, Mr. Hedien—18,750, Mr. Lower—23,250, Mr. Ocampo—18,750, Mr. Roach—18,750, Ms. Widener—18,750 and Mr. Zech—18,750. All such options had exercise prices in excess of the closing market price of our Common Stock at December 31, 2010, $3.30 per share.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 8, 2011, unless otherwise noted, certain stock ownership information regarding: (a) all stockholders known by PMI to be the beneficial owners of five percent or more of our Common Stock, (b) each Nominee and current director of PMI, (c) each Named Executive Officer listed in the Summary Compensation Table in this Proxy Statement, and (d) all directors, director Nominees and executive officers of PMI as a group. For purposes of this table, a beneficial owner is generally any person or entity that directly, indirectly or through a family relationship has or shares the power to vote or direct the vote of the shares, has the power to trade or dispose of the shares, or has the right to acquire the ownership of any shares at any time on or within 60 days after March 8, 2011 through the exercise of any option, warrant, right or convertible security.

Common Stock Beneficially Owned1

Beneficial Owner	Number of Shares	Percentage of Class (%)
Principal Stockholders
FMR LLC[2] 82 Devonshire Street Boston, MA 02109	13,806,383	8.6%

Old Republic International Corporation[3] 307 North Michigan Avenue Chicago, IL 60601	9,189,000	5.7%

Dimensional Fund Advisors LP4 Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	8,920,365	5.5%

Leon G. Cooperman[5] Managing Member, Omega Associates, LLC 2700 No. Military Trail, Suite 230 Boca Raton, FL 33431	8,499,488	5.3%

The Vanguard Group, Inc.[6] 100 Vanguard Blvd. Malvern, PA 19355	8,337,655	5.2%

Directors and Nominees
Timothy R. Eller[7]	12,431	*
Carmine Guerro[8]	70,496	*
Wayne E. Hedien[9]	98,951	*
Louis G. Lower II10	83,101	*
Raymond L. Ocampo Jr.[11]	84,401	*
Charles R. Rinehart[12]	12,431	*
John D. Roach[13]	84,351	*
L. Stephen Smith (and CEO)[14]	1,296,541	*
José H. Villarreal[15]	55,392	*
Mary Lee Widener[16]	79,178	*
Ronald H. Zech[17]	81,301	*

Other Named Executive Officers
Donald P. Lofe, Jr.[18]	520,894	*
David H. Katkov[19]	486,541	*
Lloyd A. Porter[20]	373,039	*
Andrew D. Cameron[21]	162,555	*

All Directors, Nominees and Executive Officers as a Group
(15 persons including those named above)	3,501,599	2.0%

*	Less than 1%

[1]

This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, PMI believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 161,309,088 shares of our Common Stock outstanding as of March 8, 2011. Shares subject to options exercisable, and stock units vested, on March 8, 2011 or within 60 days thereafter are deemed outstanding for computing the percentage ownership of the person holding such options and/or stock units.

[2]

Based on Amendment No. 9 to Schedule 13G filed with the SEC on February 14, 2011, FMR LLC on behalf of itself and three other reporting persons (“FMR”) beneficially owned 13,806,383 shares, holding sole power to vote 695,693 such shares and sole dispositive power as to all such shares.

[3]

Based on Amendment No. 3 to Schedule 13G filed with the SEC on January 21, 2011, Old Republic International Corporation on behalf of itself and seven subsidiaries beneficially owned 9,189,000 shares, holding shared voting and dispositive powers as to all such shares.

[4]

Based on Schedule 13G filed with the SEC on February 11, 2011, Dimensional Fund Advisors, Inc. beneficially owned 8,920,365 shares, holding sole voting power with respect to 8,756,125 such shares and sole dispositive power as to all such shares.

[5]

Based on Amendment No. 1 to Schedule 13G filed with the SEC on February 7, 2011 on behalf of himself as Managing Member of Omega Associates, LLC and as President, CEO and majority stockholder of Omega Advisors, Inc., and on behalf of five affiliated entities, Leon G. Cooperman beneficially owned 8,499,488 shares, with sole voting and dispositive powers as to 4,958,208 such shares and shared voting and dispositive power as to 3,541,280 such shares. The filing includes shares that are deemed owned based upon ownership of convertible debt.

[6]

Based on Schedule 13G filed with the SEC on February 10, 2011, The Vanguard Group, Inc. on behalf of itself and four affiliated companies beneficially owned 8,337,655 shares, holding sole voting power as to 251,904 such shares, sole dispositive power as to 8,085,751 such shares and shared dispositive power as to 251,904 such shares.

[7]	Eller. Includes 12,431 stock units granted to non-employee directors under the Equity Plan. Does not include 25,381 shares of phantom stock granted under the Phantom Stock Plan.

[8]

Guerro. Includes 8,794 shares, 53,577 stock units granted to non-employee directors under the Equity Plan and options to purchase 8,125 shares of Common Stock exercisable on or within 60 days after March 8, 2011. Does not include 1,272 shares of Common Stock equivalents arising from the election to defer payment of director’s fees pursuant to the DDCP. Also does not include 39,446 shares of phantom stock granted under the Phantom Stock Plan.

[9]

Hedien. Includes 26,624 shares, 53,577 stock units granted to non-employee directors under the Equity Plan and options to purchase 18,750 shares of Common Stock exercisable on or within 60 days after March 8, 2011. Does not include 39,446 shares of phantom stock granted under the Phantom Stock Plan.

[10]

Lower II. Includes 6,274 shares, 53,577 stock units granted to non-employee directors under the Equity Plan and options to purchase 23,250 shares of Common Stock exercisable on or within 60 days after March 8, 2011. Does not include 32,764 shares of Common Stock equivalents arising from the election to defer payment of director’s fees pursuant to the DDCP. Also does not include 39,446 shares of phantom stock granted under the Phantom Stock Plan.

[11]

Ocampo Jr. Includes 12,074 shares, 53,577 stock units granted to non-employee directors under the Equity Plan and options to purchase 18,750 shares of Common Stock exercisable on or within 60 days after March 8, 2011. Does not include 8,812 shares of Common Stock equivalents arising from the election to defer payment of director’s fees pursuant to the DDCP. Also does not include 39,446 shares of phantom stock granted under the Non-Employee Director Phantom Stock Plan.

[1][2]	Rinehart. Includes 12,431 stock units granted to non-employee directors under the Equity Plan. Does not include 25,381 shares of phantom stock granted under the Phantom Stock Plan.

[1][3]

Roach. Includes 12,024 shares, 53,577 stock units granted to non-employee directors under the Equity Plan and options to purchase 18,750 shares of Common Stock exercisable on or within 60 days after March 8, 2011. Of the shares held, 6,704 shares are available to be pledged to secure a line of credit in the event that the line is utilized. Does not include 35,417 shares of Common Stock equivalents arising from the election to defer payment of director’s fees pursuant to the DDCP. Also does not include 39,446 shares of phantom stock granted under the Phantom Stock Plan.

[1][4]

Smith. Includes 40,968 shares held directly; 98,344 shares held by a family trust of which Mr. Smith and his wife are co-trustees and beneficiaries; options to purchase 1,085,699 shares of Common Stock exercisable, and 70,233 restricted stock units vesting, on or within 60 days after March 8, 2011 that were granted under the Equity Plan; and 1,297 shares of Common Stock deemed owned under the 401(k) Plan. Does not include 58,485 shares of Common Stock equivalents arising from the election to defer payment of compensation pursuant to the 2005 Officer Deferred Compensation Plan.

[15]	Villarreal. Includes 1,815 shares, 53,577 stock units granted to non-employee directors under the Equity Plan. Does not include 39,446 shares of phantom stock granted under the Phantom Stock Plan.

[1][6]

Widener. Includes 6,851 shares held directly, of which 375 shares are held by a partnership of which she and a family member are partners, 53,577 stock units granted to non-employee directors under the Equity Plan and options to purchase 18,750 shares of Common Stock exercisable on or within 60 days after March 8, 2011. Does not include 39,446 shares of phantom stock granted under the Phantom Stock Plan.

[1][7]

Zech. Includes 8,974 shares, 53,577 stock units granted to non-employee directors under the Equity Plan and options to purchase 18,750 shares of Common Stock exercisable on or within 60 days after March 8, 2011. Does not include 13,251 shares of Common Stock equivalents arising from the election to defer payment of director’s fees pursuant to the DDCP. Also does not include 39,446 shares of phantom stock granted under the Phantom Stock Plan.

[1][8]

Lofe. Includes 54,485 shares; options to purchase 438,441 shares of Common Stock exercisable, and 27,333 restricted stock units vesting, on or within 60 days after March 8, 2011 that were granted under the Equity Plan; and 635 shares of Common Stock deemed owned under the 401(k) Plan. Does not include 167,039 shares of Common Stock equivalents arising from the election to defer payment of compensation pursuant to the 2005 Officer Deferred Compensation Plan.

[19]

Katkov. Includes 38,442 shares held by a family trust of which Mr. Katkov and his wife are trustees and beneficiaries; options to purchase 418,766 shares of Common Stock exercisable, and 27,733 restricted stock units vesting, on or within 60 days after March 8, 2011 that were granted under the Equity Plan; and 1,600 shares held by a QTIP trust for which Mr. Katkov is a co-executor.

[20]

Porter. Includes 38,072 shares held by a family trust of which Mr. Porter and his wife are trustees and beneficiaries; options to purchase 314,499 shares of Common Stock exercisable, and 19,833 restricted stock units vesting, on or within 60 days after March 8, 2011 that were granted under the Equity Plan; and 635 shares of Common Stock deemed owned under the 401(k) Plan.

[21]

Cameron. Includes 15,504 shares; options to purchase 132,299 shares of Common Stock exercisable, and 14,333 restricted stock units vesting, on or within 60 days after March 8, 2011 that were granted under the Equity Plan; and 419 shares of Common Stock deemed owned under the 401(k) Plan. Does not include 6,517 shares of Common Stock equivalents arising from the election to defer payment of compensation pursuant to the 2005 Officer Deferred Compensation Plan.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Below we discuss our compensation program for the executives listed in the Summary Compensation Table (the “Named Executive Officers” or “NEOs”). We explain the philosophy, goals and elements of our executive compensation program, and the decisions made for 2010 that are reflected in the executive compensation tables. For 2010, our Named Executive Officers were:

•	Mr. Smith, Chairman of the Board, President, Chief Executive Officer and Chief Operating Officer;

•	Mr. Lofe, Executive Vice President, Chief Financial Officer and Chief Administrative Officer;

•	Mr. Katkov, Executive Vice President and Chief Business Officer;

•	Mr. Porter, Executive Vice President and Chief Risk Officer; and

•	Mr. Cameron, Executive Vice President, General Counsel and Secretary.

The Compensation Committee of the Board of Directors (the “Committee”) is responsible for setting the compensation of our executive officers. The Committee’s processes are described under Corporate Governance—Compensation Committee, above.

Introduction: Three Keys to our 2010 Executive Compensation Program

1. To align our executives with our shareholders, we insist that a significant majority of executive pay be “at-risk.”

PMI and other mortgage insurers provide first loss credit risk protection to lenders and investors on residential mortgages. The current housing crisis, now in its fifth year, has caused high levels of losses from residential mortgages, particularly high loan-to-value mortgages insured by the mortgage insurance industry. Mortgage insurers have experienced unprecedented losses during the worst economic crisis since the Great Depression. While PMI’s total shareholder return improved in 2010, losses suffered by PMI during this recession have resulted in a significant reduction of shareholder value.

A fundamental principle of PMI’s executive compensation program is the alignment of our executives’ total pay opportunity with the creation of long-term shareholder value. Accordingly, the significant majority of PMI executive compensation program is “at-risk” by virtue of being subject to the achievement of quantitative corporate objectives, or directly linked to the long-term performance of PMI. As a result of this alignment, PMI executives’ realized compensation has been dramatically reduced during this economic cycle. For example, the following charts show the diminution in the value of stock options, restricted stock and restricted stock units (“RSUs”) from the date of grant forward based on the closing prices of PMI’s Common Stock for the years indicated.

The above charts are based upon realizable value of vested and unvested equity awards held at year end, with reference to closing market prices at December 31, and exclude any dispositions of equity. Stock options are valued at the excess, if any, of the closing price on December 31 less the exercise price. RSUs and restricted stock, whether vested or unvested, are valued at the closing price per share, RSUs being valued on a one-for-one basis with shares.

While we take no comfort from the above reductions in realized compensation, they evidence the Committee’s long-standing insistence on “at-risk” pay. This insistence continues. As in prior years, our 2010 executive compensation program ensured that the significant majority of potential compensation was “at-risk.” For example, the total mix of the 2010 target compensation opportunity for Mr. Smith, our Chief Executive Officer, was as follows:

2. While prudent, the 2010 compensation program motivated our executive team to achieve crucial objectives.

The Committee’s decisions in and for 2010 were shaped by three central factors. First, the PMI Board and Committee understood that, as a result of the housing crisis, PMI was likely to continue to incur losses in 2010. Second, PMI’s 2010 compensation program must be prudent in light of PMI’s challenging financial condition. Third, the 2010 program must motivate PMI executives to aggressively pursue and achieve initiatives essential to PMI. In response to these factors, the Committee’s 2010 executive compensation program:

•	Reflected PMI’s financial results in 2009 and its continuing challenges.

For example, our Chief Executive Officer’s salary has not increased since 2008. During this economic cycle, PMI has also significantly decreased aggregate compensation costs by the reduction of executive officer headcount by 38%, and a 45% reduction in officer-level headcount. Effective January 1, 2011, PMI converted its pension plan from an age-and-service driven formula to a cash balance plan. This conversion significantly limits future increases in executive pension values and, therefore, reduces expenses.

•	Motivated the executive team to pursue critical initiatives, particularly related to the enhancement of PMI’s capital and liquidity.

The Committee designed an incentive program that addressed the serious challenges facing PMI. The Committee’s 2010 annual incentive plan focused management on generating capital, securing holding company liquidity, mitigating losses prudently, reducing expenses, and promoting the writing of high quality new business.

•	Reflected the significant success of the executive team with respect to liquidity, capital and capital relief initiatives.

During 2010, PMI’s management team successfully completed initiatives that enhanced liquidity and the statutory financial condition of its U.S. mortgage insurance operations. Such initiatives included:

•

Our successful $763 million capital markets offering, which allowed us to significantly enhance holding company liquidity and provide our U.S. mortgage insurance operations with more than $600 million in new capital;

•	Our restructure of numerous modified pool mortgage insurance policies, which provided more than $180 million of capital relief; and

•	Our further development and enhancement of loss mitigation strategies to keep families in homes and reduce PMI’s losses.

These initiatives bolstered PMI’s liquidity and provided important capital and capital relief to our primary mortgage insurance subsidiary in the face of continuing losses generated by its 2006-2008 insurance portfolios. As a result of these and other initiatives, our mortgage insurance subsidiary continued to write high quality mortgage insurance in all states throughout 2010, without having to rely on regulatory waivers. Given the severe environment, these initiatives represented significant management achievement that was recognized by the annual incentive awards for 2010 and the long-term cash incentive plan established in 2009. (See the column entitled Non-Equity Incentive Plan Compensation in the Summary Compensation Table.)

In 2010, equity awards were a significant component of total compensation. These awards (98.7% of which were in the form of stock options) further align our executives with shareholders’ long-term interests and are set out in the Grants of Plan-Based Awards in 2010 table.

3. Our pay practices are sound.

The Compensation Committee maintains sound compensation practices that promote the enhancement of long-term value for shareholders. The Committee does not:

•	allow for the repricing of equity awards, which practice is expressly prohibited under our Equity Incentive Plan;

•	guarantee salary increases or bonuses;

•	provide executives with employment contracts;

•	provide tax reimbursements related to executive perquisites;

•	allow executives to use PMI stock to engage in hedging activities;

•	employ only single performance metrics for incentive plans;

•	provide perquisites to former executives;

•	allow for dividends or dividend equivalents to be paid on unvested equity awards to our executives; or

•

allow any change of control agreement to include a multiplier of more than three times salary and target bonus. PMI has not entered into any change of control agreement since 2007 that included excise tax gross-ups or single-trigger termination provisions.

As described below, the Committee does:

•

retain an independent compensation consultant. The Committee, in consultation with its compensation consultant, reviews peer group and industry compensation data annually to ensure that its compensation program is not disproportionate to its peers;

•

maintain equity ownership and retention guidelines for PMI’s executives. Until ownership guidelines are met, executives must retain ownership of at least 75% of the shares of PMI Common Stock (net of taxes) they acquire from any exercise of stock options, and the vesting of restricted stock and restricted stock units;

•

receive risk assessments from the independent compensation consultant and PMI’s Chief Risk Officer to ensure that its compensation policies do not encourage executives to focus unduly on short-term results or take undue risks;

•	focus on performance goals that are integrally tied to the Company’s strategy for business success; and

•	provide executives with only limited perquisites.

What are the Philosophy and Objectives of Our Executive Compensation Program?

COMPENSATION PHILOSOPHY.    The Committee’s guiding philosophy is to provide executive compensation that attracts, motivates and retains highly talented executives who are critical to the recovery and enhancement of long-term shareholder value. The Committee believes that a compensation program should not only be attractive enough to induce quality leaders to join and stay with the Company, but should also motivate and reward the kind of results that will help the Company achieve its goals. Pay decisions are made at PMI in the context and with the realization that pay is only one reason that someone stays with or joins an organization and works productively and creatively. The other reasons include having one’s talents utilized to the fullest, having satisfying job challenges and being in the company of talented and collaborative people who share common values.

COMPENSATION OBJECTIVES.    Specifically, the objectives of our executive compensation program are to:

1.	Offer a total compensation package that is competitive in the markets in which we compete for executive talent while being mindful of PMI’s current financial condition;

2.	Motivate our executives to achieve important corporate goals; and

3.	Align the interests of PMI’s executive team with those of PMI’s stockholders.

The Committee’s decisions with respect to both compensation program design and particular compensation awards are made in light of the above-described philosophy and goals. The Committee awards compensation to the executive officers in a manner, and at a level, that it believes will further one or more of the three significant compensation objectives described above. The Committee regularly reviews the Company’s compensation program to ensure that each aspect of the program is, in fact, continuing to advance the Company’s compensation objectives. These objectives are described further below.

1. Competitive Factors

In order to recruit and retain talented executives, the Committee believes that our compensation practices must be competitive with those of other employers with which PMI competes for talent. Accordingly, as part of its compensation decision-making process, the Committee reviews comparative compensation information derived from a peer group of companies (the “Compensation Peer Group”). PMI’s competitors for executive talent are not necessarily the same companies that would be included in an industry index established to compare stockholder returns because PMI requires skills and perspectives from a broader range of backgrounds. In addition, there are few companies that are pure peers of PMI with respect to both business mix and size. In selecting members of the Compensation Peer Group for 2010, the Committee consulted with Exequity LLP, the Committee’s compensation consultant, and reviewed numerous factors, such as the potential peers’ business mix, market capitalization, revenue levels, net income and executive positions.

The Committee, in consultation with its compensation consultant, reviews the Compensation Peer Group annually to ensure that its component companies are suitable. The Compensation Peer Group selected each year typically includes publicly reporting, diversified insurance and financial services companies similar in scope, size, and/or strategic orientation to PMI.

Compared to 2009, the 2010 Compensation Peer Group selected by the Committee reflected only the elimination of two companies that filed for bankruptcy, Guaranty Financial Group, Inc. and LandAmerica Financial Group, Inc. In selecting the 2010 Compensation Peer Group, the Committee considered, among other factors, PMI’s focus on its core business, its market capitalization and its revenues. The 2010 Compensation Peer Group was comprised of:

• Alleghany Corporation	• Old Republic International Corporation
• Assured Guaranty Ltd.	• People’s United Financial, Inc.
• Astoria Financial Corporation	• Radian Group Inc.
• Cincinnati Financial Corporation	• RLI Corp.
• Erie Indemnity Company	• Safety Insurance Group, Inc.
• Harleysville Group Inc.	• Selective Insurance Group, Inc.
• HCC Insurance Holdings, Inc.	• Washington Federal, Inc.
• MGIC Investment Corporation	• Zenith National Insurance Corp.
• The Navigators Group, Inc.

The Committee determined that the Compensation Peer Group provided appropriate benchmarks for PMI’s executive compensation program.

Generally, the Committee targets the total executive compensation opportunity at between the 50th and 75th percentiles of the Compensation Peer Group. The Committee believes that this level of potentially realizable compensation is necessary and appropriate to attract, recruit and retain highly qualified executives who are capable of making significant contributions to the Company’s success. This benchmark, however, is but one factor the Committee considers in setting PMI’s executive compensation. Other factors particular to PMI in 2010 include PMI’s financial condition, the criticality of achieving key 2010 initiatives, and the reduction of a significant portion of the retention and motivational value of long-term equity awards prior to 2009.

2. Pay for Performance

PMI pays for, and rewards, performance. At the executive level, this means that nearly all aspects of our compensation program are designed to reward attainment of corporate goals, while recognizing individual contributions. The Committee’s compensation decisions are driven by both PMI’s performance and the Committee’s assessment of each executive officer’s performance. Stellar individual performance that has not resulted in collective achievement is not the primary goal and, therefore, our executive compensation program metrics are based primarily on corporate performance. A significant portion of executive compensation is contingent upon the fulfillment of PMI’s short- and long-term financial and other corporate objectives, including the creation of shareholder value.

The Committee has the authority to take into account the performance of each executive along with other factors, either in considering whether to limit awards under our shareholder-approved Bonus Incentive Plan (the “Bonus Plan”), a plan qualified under Internal Revenue Code Section 162(m) (“Section 162(m)”). In assessing the performance of individual executives other than the Chief Executive Officer, the Committee receives and evaluates reports on the executives provided by the Chief Executive Officer, as well as other sources of information. While the Committee frequently takes into consideration the recommendations of the Chief Executive Officer with respect to the other Named Executive Officers, the Committee is not obligated to follow his recommendations and may instead reward the NEOs for their performance as it determines is appropriate. In evaluating the CEO’s performance, the Committee takes into account the annual assessment of the performance of the Chief Executive Officer that is provided by the Governance and Nominating Committee, as well as other factors deemed relevant by the Committee.

3. Aligning Interests of Executives with PMI’s Stockholders

PMI’s compensation program is designed to motivate executives to achieve excellent results in a manner that builds long-term shareholder value. The Committee includes a significant equity component in the total compensation of our executives to align their interests with PMI’s long-term financial goals and the interests of our stockholders. The Committee also believes that the multi-year vesting of stock-based awards furthers the goal of executive retention.

What are the Elements of Our Executive Compensation Program? What Actions Did the Committee Take with Respect to the Program for 2010?

The objectives described above are supported by the three major elements of our compensation program: base salaries, annual performance-based incentive opportunities and the potential for long-term rewards. The Committee selected these three pay elements because it believes that they maximize the Company’s ability to retain, motivate and attract the talent and, thus, create shareholder value. The Committee believes that the mix of at-risk and fixed pay, and the performance metrics chosen for the annual and long-term incentive plans, do not reward executives for taking unnecessary or excessive risks that could threaten the value of the Company. In addition to base salaries, annual performance-based incentive opportunities and long-term rewards, the Company also provides its executives with health, life and disability benefits, retirement benefits and savings programs, change of control agreements, and certain limited perquisites.

In 2010, the Committee evaluated the appropriateness of each executive officer’s entire compensation package in addition to its evaluation of each element of compensation. In order to conduct this evaluation, the Committee, among other things, regularly reviewed and discussed tally sheets of each executive officer’s compensation. The tally sheets include:

•	a three-year history of cash compensation, equity awards and option exercises;

•	outstanding shares and equity incentives held by the executive;

•	performance against stock ownership guidelines;

•	estimated retirement benefits;

•	the balance of any non-qualified deferred compensation account; and

•	the total amount payable upon a change of control accompanied by an adverse change in employment.

The Committee also takes into account internal parity among the NEOs, including the ratio of the total pay of the Chief Executive Officer to that of the other NEOs. In consultation with the compensation consultant, the Committee has determined that the executive pay differentials at PMI are appropriate based upon the responsibilities of the positions and are consistent with those of the Compensation Peer Group. The amounts and types of compensation paid or awarded for 2010 to each NEO are set forth in the compensation tables and accompanying narratives.

After considering all relevant data, the Committee determined that the total compensation package for each NEO for 2010 met the Committee’s compensation objectives described above. The factors supporting this determination include:

•

The total 2010 target compensation opportunity for each NEO was within the third quartile of 2009 total pay of the Compensation Peer Group. Because the significant majority of executive pay is at-risk, the target opportunity does not necessarily equate to total compensation paid. In setting total target compensation levels for the NEOs, the Committee considers that the actual compensation amounts paid to such individuals may be higher or lower than the targeted amounts, based on actual performance of both the executive and the Company in the relevant year.

•

Given the balance of salaries, short- and long-term incentive opportunities set in 2010, the significant majority of the total compensation target opportunity was “at risk” and tied to critical corporate initiatives.

•	The executive compensation program for 2010 as a whole was prudent in light of PMI’s recent financial results and current financial condition.

As discussed below, the Committee believes that each of the particular elements of compensation, as well as their relative mix, fulfill the objectives of the Committee that the compensation be competitive, have a high portion of at-risk pay, and create alignment with shareholders’ interests.

BASE SALARIES.    The Committee believes that salaries are a necessary part of any compensation program and that paying reasonable salaries is critical to attracting and retaining highly qualified executives.

2010 Salaries.    Based largely upon PMI’s 2009 financial results and PMI’s financial condition, the salary of the CEO did not increase in 2010. This represents the third year in a row that the CEO’s salary remained unchanged. Salary increases for the other NEOs totaled $25,000, and represented an increase of 2.5% of total other NEO salaries. The 2010 salaries set forth in the Summary Compensation Table below were consistent with the Committee’s view that salary not be a large percentage of total potential compensation (they generally represent approximately 31% of total target compensation) and should generally be between the 50th and 75th percentile level among companies included in the Compensation Peer Group. The Committee was satisfied that each of the

NEO’s 2010 salaries (a) was within the appropriate competitive range in light of each of their positions, experience, responsibilities, tenure and performance; and (b) achieved the Committee’s goals of attracting and retaining talented executives while ensuring that a significant percentage of total potential compensation remains subject to the achievement of PMI’s corporate goals and financial targets.

PERFORMANCE-BASED INCENTIVES.    In connection with the annual and long-term performance-based incentive components of PMI’s executive compensation program, the Committee annually reviews a variety of incentive vehicles—including both cash and equity—to determine the most appropriate vehicles to motivate performance of the Company’s executives and satisfy the Committee’s other objectives. The Committee also reviews potential performance criteria to ensure that they would not encourage PMI’s executives to take unnecessary or excessive risks that could threaten the value of PMI. In 2010, the Committee met in executive session with PMI’s Chief Risk Officer to discuss the Company’s performance-based compensation and the performance criteria being utilized, and confirmed that they would not encourage PMI’s executives to take such risks. See Compensation Risk Assessment below.

ANNUAL INCENTIVES.    One performance-based component of PMI’s compensation program is PMI’s annual cash incentive program. (See the description of PMI’s annual incentive program and plan accompanying the Summary Compensation Table and the Grants of Plan-Based Awards in 2010 table below.) The Committee believes that annual incentives further the goal of tying a significant portion of compensation to PMI’s achievement of its strategic annual goals. The Committee also believes that annual incentive opportunities are necessary to attract and retain talented and experienced executives. Annual incentive awards are designed to focus management on financial measures and corporate initiatives that promote shareholder value and, accordingly, are tied to PMI’s performance and key initiatives. Where financial measures have not been met or corporate initiatives have not been successful, annual incentive payments are either not awarded or are awarded at levels that are below targeted amounts. To assist the Committee in deciding whether, and to what extent, to pay bonuses, the Committee annually sets and reviews Company performance criteria (the “Company criteria”) and sets threshold, target and maximum opportunities for each executive. In selecting the Company criteria, the Committee considers, among other things, the strategic goals of the Company, corporate financial projections, and the likelihood of criteria to motivate management to achieve corporate financial and strategic targets. Prior to selecting the Company criteria, the Committee engages in discussions with the Chief Executive Officer, Chief Risk Officer, other executive officers, other members of the Board of Directors and the compensation consultant. It is the goal of the Committee to establish Company criteria that are not easily achieved and that support PMI’s key business objectives and shareholder value creation.

2010 Annual Bonus Incentive Targets, Performance Measures and Results.    In February 2010, the Committee established the following percentages of base salary as bonus targets for the NEOs:

Name	Below Threshold	Threshold	Target	Maximum
Mr. Smith	0%	60%	150%	240%
Mr. Lofe	0%	46%	115%	184%
Mr. Katkov	0%	46%	115%	184%
Mr. Porter	0%	40%	100%	160%
Mr. Cameron	0%	40%	100%	160%

These bonus targets were set by the Committee in the context of setting total target compensation levels in the third quartile of the Compensation Peer Group. The bonus targets also emphasized the critical importance of executing on short-term initiatives. The annual bonus award was contingent on, and calculated in accordance with, achievement of performance objectives. The target incentive opportunities in dollars for NEOs under PMI’s Bonus Plan are set forth under Estimated Possible Payouts Under Non-Equity Incentive Plan Awards in the table below entitled Grants of Plan-Based Awards in 2010.

In February 2010, the Committee set the Company criteria for the Bonus Plan. The Committee designed the Company criteria to motivate our executive officers to achieve key strategic financial, capital management and underwriting goals. The Committee considered each selected metric central to the enhancement of the Company’s financial condition. The Company criteria established by the Committee for review when determining whether, and to what extent, to award bonuses for 2010 were:

Company Criteria	Threshold	Target	Maximum	Results
Capital and Liquidity Management (weighted 40%)[1]	Ensure utilization capability under the bank credit facility throughout 2010, plus maintain eligibility to write new business in states that represent at least 75% of PMI’s NIW* in 2009.	Threshold requirements plus raise capital or obtain capital relief of at least $250 million	Threshold requirements plus raise capital or obtain capital relief of more than $400 million.	Ensured utilization of credit facility; raised capital and capital relief in excess of $800 million; and maintained eligibility to write new business in all states.
U.S. Mortgage Insurance Incurred Losses (weighted 20%)	Equal to or below $1.04 billion	Equal to or below $946 million	Equal to or below $851 million	$1.27 billion
2010 Loss Mitigation (10%)	Greater than 30,000 workout driven delinquent loan cures	Greater than 35,000 workout driven delinquent loan cures	Greater than 40,000 workout driven delinquent loan cures	39,302 Completed in 2010
Expense Management (weighted 15%)[2]	U.S. MI expenses within 103% of Board-approved plan	U.S. MI expenses at plan or below	U.S. MI expenses are 97% of plan or below	94.0%
Amount and Quality of New Insurance Written (“NIW”) - Average PMI AURA Score (Automated Underwriting Risk Analysis—a proprietary credit risk score) of no more than 130, with 5% above 300; maintain eligibility in states that represent at least 75% of NIW in 2009 (weighted 15%)	NIW of at least $6.3 billion	NIW of at least $9.3 billion	NIW of at least $12.3 billion	$6.75 billion in NIW written in 2010.

[1]	Subject to maintenance of Fannie Mae and Freddie Mac (GSEs) eligibility requirements and state insurance minimum capital requirements.

[2]	U.S. MI expenses include underwriting expenses but exclude changes in deferred acquisition costs, and one-time charges associated with capital initiatives, restructurings or accounting changes.

*	New Insurance Written.

The numeric goals associated with “target” Company criteria were consistent with the corporate operating plan approved by the Board of Directors for 2010. The Committee believes that the above Company criteria focused on the key issues facing PMI, the key strategic initiatives PMI needed to successfully pursue in 2010, and the key metrics by which to measure such issues and initiatives.

In the aggregate, the Company achieved 111% of target Company criteria. The Company’s achievement with respect to each metric is shown in the chart above. As described in more detail in the Introduction: Three Keys to our 2010 Executive Compensation Program, PMI’s maximum achievement with respect to capital and liquidity management allowed the Company to significantly enhance holding company liquidity and provide its U.S. mortgage insurance operations with more than $600 million of new capital. As a result of these initiatives, our mortgage insurance subsidiary could continue to write high quality business throughout the United States without having to rely on regulatory waivers.

Based upon the Company’s aggregate achievement of 111% of target and the completion of the above initiatives in a challenging economic environment, the Committee awarded annual incentive payments to the NEOs at that level. The Committee did not award discretionary bonus payments to any NEO for 2010. The actual bonuses paid to each of the NEOs are set forth in the column Non-Equity Incentive Plan Compensation of the Summary Compensation Table below.

LONG-TERM INCENTIVES.    The other performance-based component of PMI’s compensation program includes long-term incentives. Long-term incentives can be comprised of equity awards, cash incentive awards or both. Long-term incentives are a key compensation tool intended to further align management’s interests with those of PMI’s stockholders and to reward management for increasing shareholder value. PMI has historically used equity-based awards for long-term incentives because PMI believes that they appropriately align PMI’s senior management team with PMI’s stockholders. Equity-based incentive awards are made under the Equity Plan and are generally awarded on an annual basis to officers and key employees of PMI. The Committee regularly evaluates the appropriateness of various equity incentive vehicles as well as cash incentive vehicles, and, in doing so, considers a range of factors, including dilutive effects, accounting consequences, tax effects, retention value, alignment with stockholders and the practices of the Compensation Peer Group, with which PMI competes for talent. At our stockholders meeting in May 2010, PMI’s stockholders approved an additional three million authorized shares under the Equity Plan.

2010 Long-Term Equity-Based Incentives.    In 2010, pursuant to the Equity Plan, the Committee granted 478,600 stock options and 16,050 restricted stock units to Mr. Smith and stock options to the other NEOs as follows:

Mr. Katkov	220,000 stock options
Mr. Lofe	220,000 stock options
Mr. Porter	155,000 stock options
Mr. Cameron	155,000 stock options

The stock options were granted at fair market value at the date of grant. The recipients will only realize value from the options if the market price of PMI’s Common Stock increases from the fair market value at the date of grant. The Committee’s selection of entirely equity-based awards—rather than a mix of equity and cash-based opportunities as in 2009—reflects the Committee’s desire to further align PMI’s executives with shareholders. The Committee granted restricted stock units to Mr. Smith primarily as a result of limitations under the Equity Plan. The Committee’s decision to grant equity awards in 2010 at the levels shown above reflects, among other things, the Committee’s:

•

Desire to award equity at levels sufficient to motivate and retain our key employees. The long-term incentive opportunities for each of the NEOs in 2010 were in the third quartile of the 2010 Compensation Peer Group.

•

Recognition that equity grants in 2009 and 2008 had been reduced as a result of share limitations under the Equity Plan and that equity grants prior to 2009 had lost much of their retention or motivational value.

•	Consideration of the compensation expense generated by various types of equity awards.

In order to foster retention and ensure accountability for long-term value creation, the equity granted to all of the NEOs in 2010 vests in three equal, annual installments from the date of grant, provided that the NEO continues in the employ of the Company through each applicable vesting date. No dividends are paid or accrue on the restricted stock units or the stock options. In addition, no voting rights attach to the restricted stock units or stock options, only to the shares once issued upon vesting of the restricted stock units or upon exercise of the stock options after they have vested. The restricted stock units, when vested, are settled by delivery of shares of Common Stock on a one-for-one basis.

2009 Long-Term Cash Incentives.    In 2009, the Committee included a cash component to PMI’s long-term incentive program. The cash component allowed the Committee to further incentivize the executive team to achieve critical capital and financial goals, and partially offset the reduced equity grants as a result of the limited availability of shares within the Equity Plan. The Committee established the following percentages of base salary at the beginning of the performance periods as the cash incentive award threshold, target and maximum award levels for 2009 for the NEOs based on the achievement of long-term performance goals:

Name	Threshold	Target	Maximum
Mr. Smith	37.50%	75.0%	150%
Mr. Lofe	31.25%	62.5%	125%
Mr. Katkov	31.25%	62.5%	125%
Mr. Porter	27.50%	55.0%	110%
Mr. Cameron	27.50%	55.0%	110%

The 2009 long-term cash incentive opportunity has two equal components: Cash Component A is based upon a two-year performance period beginning January 1, 2009 and ending December 31, 2010; and Cash Component B is based upon a three-year performance period beginning on January 1, 2009 and ending on December 31, 2011. Bonuses amounts earned, if any, are paid following completion of the respective performance periods.

The performance criteria chosen by the Committee in 2009, and management’s achievement, for Cash Component A (the two-year performance period ended December 31, 2010) are set out in the following table:

Company Criteria	Threshold	Target	Maximum	Results
Capital and Liquidity Management	PMI Mortgage Insurance Co. (our main operating insurance subsidiary) meets minimum statutory capital requirements at December 31, 2010	PMI Mortgage Insurance Co.’s Risk to Capital Ratio is less than 22.1 at December 31, 2010	PMI Mortgage Insurance Co.’s Risk to Capital Ratio is less than 20.1 at December 31, 2010	Risk to Capital Ratio of 19.9 at December 31, 2010.

The above criteria were conditioned upon continued compliance with PMI’s credit facility covenants, state insurance capital requirements and GSE eligibility requirements. This objective was critical to PMI’s ability to continue to write new mortgage insurance business and to maintain and strengthen counter-party confidence in PMI. As shown above, management achieved maximum under Cash Component A, and accordingly, received the payments for the performance period as set forth in the Summary Compensation Table.

As described in PMI’s 2010 Proxy Statement, in 2009 the Committee also set the performance criteria for Cash Component B (the three-year performance period ending December 31, 2011). The criteria focus on the Company’s return to profitability. Subject to threshold, target and maximum numeric metrics set by the Committee, the criteria relates to our U.S. mortgage insurance operations’ net operating income and our consolidated net operating income during the last year of the performance period. The Committee defined net operating income to exclude realized investment gains and losses, mark-to-market changes from derivatives and fair value of debt, one-time charges due to accounting changes, capital transactions or other asset impairments. We consider the numeric metrics for Cash Component B to be confidential and believe that the release of such information is likely to cause competitive harm to the Company.

Other Aspects of Our Executive Compensation Program

EXECUTIVE EQUITY OWNERSHIP AND RETENTION GUIDELINES.    The Committee has established equity ownership guidelines for our Named Executive Officers, to be achieved through direct ownership of shares of PMI Common Stock, indirect ownership of Common Stock or Common Stock equivalents through Company savings plans, shared ownership of shares of PMI Common Stock such as through a partnership or a family trust; and derivative forms of ownership of PMI Common Stock, such as restricted stock units or performance shares or units (on a 1-for-1 basis with shares), or vested in-the-money stock options. Vested options are valued at the amount by which the market price of PMI Common Stock exceeds the option exercise price. Each executive is generally expected to own Common Stock or other forms of equity with a market value equal to a multiple of his or her average annual base salary over the past five years, as follows:

•	CEO—6 times base salary

•	President—4 times base salary

•	EVP—3 times base salary

Until the above ownership guidelines are met, executives must retain ownership of at least 75% of the shares of PMI Common Stock (net of taxes) they acquire from any exercise of stock options, and the vesting of restricted stock and restricted stock units. In 2010, no NEO disposed of any form of PMI equity. The Committee monitors the stock ownership guidelines and PMI’s insider trading policy, which prohibits employees, including executive officers, from engaging in speculative trading or hedging transactions with respect to PMI equity.

OTHER BENEFITS.    As part of a competitive overall compensation package, PMI provides the NEOs other benefits as described below.

Retirement and Savings Plans.    PMI aims to provide the types of savings and financial security programs to assist employees in preparing for retirement that are customary among those companies that compete with us for talent. For example, qualified pension plans and supplemental employee retirement plans are common in the insurance industry and in our Compensation Peer Group. The Named Executive Officers are eligible to participate in PMI’s broad-based 401(k) and retirement plans, the Supplemental Employee Retirement Plan (“SERP”) and the officer deferred compensation program. The 401(k) plan and the officer deferred compensation program in some instances include matching cash or stock features. Company matching amounts allocated to the accounts of the NEOs are included in the Summary Compensation Table. The 401(k) plan employer match for the 2010 plan year was 40% of the first 6% of eligible compensation deferred. The pension plans and deferred compensation plan are described below under the 2010 Pension Benefits Table and 2010 Nonqualified Deferred Compensation Table. The SERP is intended to provide retirement benefits to eligible executives whose compensation exceeds annual compensation limits under federal law, that are comparable, as a percentage of compensation, to retirement benefits provided to employees whose compensation does not exceed such limits. In order to reduce associated expenses, PMI amended the Retirement Plan to convert it to a cash balance plan effective for existing employees, including our NEOs, on January 1, 2011. Under the cash balance formula, PMI’s contribution is limited to eight percent of each participant’s eligible compensation to his/her plan account each year. The SERP was amended to provide similar terms and conditions.

Health, Life, Disability and Similar Group and Broad-Based Benefits.    Other benefits provided by PMI to its executive officers include life, disability and medical insurance (including retiree health benefits) under PMI’s group benefits plans, and the Employee Stock Purchase Plan, which permits the purchase of Company stock at a 15% discount. We believe that these programs are important prerequisites to hiring quality employees.

Perquisites.    PMI provides to the Named Executive Officers a limited number of perquisites, including an auto allowance, financial planning and tax preparation services, and access to annual medical physical examinations. These benefits, shown in the All Other Compensation section following the Summary Compensation Table, provide a measure of convenience and minimize distractions from the executive’s attention to the demands of his or her position.

Indemnification.    All NEOs have entered into indemnification agreements pursuant to which PMI is obligated to provide defense and indemnification, including advancement of expenses, in the event that certain claims are asserted against the covered individuals. PMI also provides directors’ and officers’ liability insurance for its directors and executive officers.

CHANGE OF CONTROL ARRANGEMENTS.    PMI has entered into change of control agreements with each of its executive officers. These agreements are designed to retain the executives and continue their focus on creating shareholder value even in the event of a potential or actual change of control. The Committee believes it is imperative to be able to maintain a stable and competent management base, and that PMI’s success depends, to a significant degree, on the skills and leadership of our senior officers. By mitigating the effects of job-related uncertainty due to a potential change of control, the change of control agreements (the “COC Agreements”) are intended to assure that PMI will have the continued dedication of our senior officers by diminishing the inevitable distraction of such officers by virtue of the personal uncertainties and risks arising from a change of control of PMI. A description of the material terms of the COC Agreements is contained in the section below entitled Potential Payments in Connection with a Change of Control. The multiples applied to each executive’s entitlement to compensation and benefits under the COC Agreements were designed to assure the stability needed for both the executive and the Company, and were determined by the Committee in consultation with the compensation consultant and counsel retained for purposes of providing advice regarding the terms and conditions of the COC Agreements. The cash severance multiples for the NEOs range from two and one-half to three, based upon the individual’s position and responsibilities.

NO EMPLOYMENT OR SEVERANCE ARRANGEMENTS.    Other than the above described COC Agreements, PMI does not have any employment agreements or severance plan or other similar arrangements with respect to its executive officers.

EQUITY AWARDS PRACTICES.    Equity awards at PMI are granted pursuant to the Equity Plan. In accordance with this plan, the Committee reviews and approves all equity awards to officers: (i) who are subject to the reporting requirements of the Exchange Act or (ii) whose base salary is at least $260,000 and who have Company-wide authority (collectively, “executives”). The Named Executive Officers are part of this executive group. While the Committee has the authority to make equity awards under the Equity Plan at any time, the Committee generally awards equity incentives to our executives annually after PMI’s financial results for the previous year have been publicly disclosed. The Equity Plan defines the “Grant Date” of an equity award as “the date on which the [Compensation] Committee approves the material terms of the Award or such later date as the Committee, in its discretion, may determine.” In addition, the Equity Plan mandates that the exercise price of stock options be not less than 100% of the fair market value of PMI Common Stock on the Grant Date.

Annual equity awards to non-executive officers and other employees at PMI are made in a manner similar to the practice described above. Consistent with the terms of the Equity Plan, the Committee has delegated to the Chief Executive Officer the authority to grant equity awards to non-executive officers and employees, upon approval of a pool of shares for this purpose by the Committee. Annual equity awards to this group of employees are generally granted on the same dates and bear the same exercise prices (as applicable) as awards to executives. The Company’s practice is for the Chief Executive Officer to grant equity awards to eligible newly hired and promoted non-executive employees once per quarter, on the tenth day (or, if not a business day, the next succeeding business day) of the second month of each calendar quarter. The equity awards are generally made during time periods when the Company’s earnings for the previous reporting period have been published. We have not engaged in any market-timing with respect to equity awards.

TAX AND ACCOUNTING CONSIDERATIONS.

Deductibility of Executive Compensation.    The Committee considers whether compensation paid to PMI’s executives will be fully tax deductible to PMI. Section 162(m) of the Internal Revenue Code (the “Code”) contains special rules regarding the federal income tax deductibility of compensation paid to the Chief Executive Officer and to each of the other three most highly compensated Named Executive Officers, excluding the Chief Financial Officer (“Section 162(m) NEOs”). The general rule is that annual compensation paid to any of these executives will be deductible to PMI only to the extent that it does not exceed $1,000,000 or qualifies as “performance-based” compensation under Section 162(m). The Committee considers the impact of the federal income tax deductibility limits of Section 162(m) in making decisions about executive compensation. The Committee has the discretion to make nondeductible awards, to the extent the Committee determines it is consistent with PMI’s best interests, considering objectives such as, but not limited to, rewarding employees for excellent service or recruiting new executives, while taking into account the financial effects such action may have on PMI. For example, time-vested restricted stock and stock units are not performance-based under Section 162(m); however, the Committee has determined that these equity instruments should be, from time to time, an important part of PMI’s equity incentive compensation program. All compensation paid to the Section 162(m) NEOs in 2010 was within the deductibility limits of Section 162(m). The Bonus Plan and the Equity Plan are intended to qualify as performance-based plans under Section 162(m), thereby exempting certain awards under the plans from limits on tax deductibility.

Nonqualified Deferred Compensation.    Section 409A of the Code governs non-qualified deferred compensation arrangements. If the Section 409A requirements are not met, the recipient of the non-qualified deferred compensation can be subject to adverse tax consequences. A number of the compensation programs of PMI contain provisions that are subject to Section 409A, which prescribes the manner of enrollment and changes to participation in such plans, as well as limits on distributions in certain circumstances. Section 409A also generally requires a six-month delay in distributions of non-qualified deferred compensation to key employees following a separation from service. PMI’s nonqualified deferred compensation program for officers is described below under the heading 2010 Nonqualified Deferred Compensation Table. To assist in preventing adverse tax consequences under Section 409A, PMI has structured its compensation and benefits arrangements in a manner intended to comply with Section 409A.

Accounting for Stock-Based Compensation.    PMI accounts for stock-based payments, including stock options, restricted stock and restricted stock units awarded under the Equity Plan, in accordance with the requirements of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“Topic 718”). The Committee weighed the cost of stock options and, in the case of the CEO, restricted stock units granted in 2010 against the benefits of their incentive value and determined that providing such equity incentives to our executive officers was in the best interests of PMI and its stockholders.

Potential Impact on Compensation from a Significant Restatement of Financial Results.    In the event of a significant restatement of PMI’s financial results caused by executive fraud or willful misconduct, the Board may take any number of actions with respect to such executive(s), depending upon the facts and circumstances, including, but not limited to (1) termination of employment, (2) initiating an action for breach of fiduciary duty, and/or (3) seeking reimbursement of any portion of performance-based or incentive compensation paid or awarded to the executive that is greater than would have been paid or awarded if calculated based on the restated financial results. These remedies would be in addition to, and not in lieu of, any actions imposed by law enforcement agencies, regulators or other authorities, Section 304 of the Sarbanes-Oxley Act, which requires reimbursement by the Chief Executive Officer and Chief Financial Officer of bonus or equity-based compensation received, as well as any profits from the sale of a company’s securities, during the 12-month period following initial publication of financial statements required to be restated due to material non-compliance with the financial reporting requirements as a result of misconduct. Upon adoption of SEC rules regarding recovery of compensation pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Board will evaluate its policies and make any appropriate modifications.

Conclusion

PMI’s executive compensation program is designed to achieve the Committee’s goals of attracting, motivating and retaining highly talented executives who are focused on creating long-term shareholder value. The Committee made its compensation decisions for 2010 with these important goals in mind. More importantly, in this challenging environment, the 2010 executive compensation program motivated PMI to achieve initiatives vital to the Company’s recovery and ultimate success.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis as set forth in this Proxy Statement. Based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in PMI’s 2010 Annual Report on Form 10-K through incorporation by reference to this Proxy Statement.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Ronald H. Zech, Chair

José H. Villarreal, Vice Chair

Timothy R. Eller

Wayne E. Hedien

Louis G. Lower II

Except to the extent otherwise specifically stated by PMI, the Compensation Committee Report and those portions of the Audit Committee Report that are not deemed filed for purposes of the Securities Exchange Act of 1934 shall not be deemed incorporated by reference into any filing with the SEC and shall not otherwise be deemed filed with the SEC.

Summary Compensation Table

The following table provides information about compensation earned by our Named Executive Officers in the years indicated.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Long-Term Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
L. Stephen Smith Chairman of the Board, President, Chief Executive Officer and Chief Operating Officer	2010	$830,000	$62,916	$1,057,706	$1,382,000	$622,500	$2,213,811	$50,668	$6,219,601
	2009	830,000	76,250	105,000	1,394,000	N/A	576,115	51,368	3,032,733
	2008	830,000	441,355	482,320	—	N/A	752,438	40,738	2,546,851
Donald P. Lofe, Jr.	2010	450,000	—	486,200	575,000	275,000	270,335	61,977	2,118,512
Executive Vice President, Chief Financial Officer and Chief Administrative Officer	2009	440,000	33,550	46,200	567,000	N/A	120,683	86,887	1,294,320
	2008	440,000	139,050	151,956	266,000	N/A	110,240	56,883	1,164,129
David H. Katkov	2010	450,000	—	486,200	575,000	278,125	567,521	51,071	2,407,917
Executive Vice President and Chief Business Officer	2009	445,000	17,202	46,200	573,000	N/A	196,334	51,063	1,328,799
	2008	445,000	283,250	158,710	281,000	N/A	192,897	40,738	1,401,595
Lloyd A. Porter	2010	370,000	—	342,550	411,000	200,750	330,007	158,425	1,812,732
Executive Vice President and Chief Risk Officer	2009	365,000	24,400	33,600	409,000	N/A	182,891	69,532	1,084,423
	2008	365,000	100,425	109,746	181,000	N/A	206,263	429,192	1,391,626
Andrew D. Cameron	2010	320,000	—	342,550	356,000	173,250	167,359	50,668	1,409,827
Executive Vice President, General Counsel and Secretary	2009	295,000	15,250	21,000	353,000	N/A	61,858	50,668	796,776
	2008	269,244	92,700	—	116,000	N/A	56,174	21,719	555,837

Certain of the columns are explained below.

Salary.    Pursuant to the 2005 Officer Deferred Compensation Plan, Mr. Lofe deferred part of his salary earned in the years presented.

Stock Awards.    This column represents the aggregate grant date fair value computed in accordance with Topic 718, excluding the impact of estimated forfeitures related to service-based vesting conditions, if any, for restricted stock units (“RSUs”) granted in the designated years under the Equity Plan. The amounts in the column reflect the grant date fair value of $5.15 per unit in 2008, $0.61 per unit in 2009, and $3.92 in 2010, and do not correspond to the actual value that will be recognized by the executive. The fair value is determined based on the fair value of PMI’s Common Stock as of the grant date, less the present value of future expected dividends. The RSUs vest in three equal, annual installments from the date of grant.

Option Awards.    This column represents the aggregate grant date fair value computed in accordance with Topic 718, for stock options granted in the designated years under the Equity Plan, excluding the impact of estimated forfeitures related to service-based vesting conditions, if any. The amounts in the column reflect the grant date fair value of $2.81 per share in 2008, $0.42 per share in 2009, and $2.21 per share in 2010. The amounts in the column do not correspond to the actual value that will be realized by the executive. The assumptions for making the valuation determinations of all options granted are based upon a Black-Scholes option pricing model and are set forth in Note 17 to our consolidated financial statements in PMI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010. See the table, Grants of Plan-Based Awards in 2010, for information on options granted in 2010.

Non-Equity Incentive Plan Compensation.    Amounts set forth in this column represent annual bonuses earned under the PMI Bonus Plan, a plan intended to qualify under Section 162(m), pursuant to corporate performance goals that were set by the Compensation Committee. There were no discretionary bonuses paid outside the Company’s Bonus Plan to the NEOs for the years indicated. The Committee selects participants, performance periods and performance goals from those available under the Plan. The Committee also establishes threshold, target and maximum amounts with respect to such goals for each participant. See the table, Grants of Plan-Based Awards in 2010, for information on such amounts for the 2010 annual incentive program. No participant may receive more than $12 million in bonus awards under the Plan during any three-year period. The Plan does not provide the Committee with the discretion to pay bonuses under the Bonus Plan in excess of the calculated awards. The Committee has discretion under the Bonus Plan to reduce or eliminate any bonuses payable under Bonus Plan. See Compensation Discussion and Analysis above for more information on the Committee’s actions with respect to the PMI Bonus Plan. For years other than 2008, amounts for a designated year represent amounts earned in that year and paid in the subsequent year. In light of the continuing challenges facing PMI and the housing, mortgage and capital markets, Mr. Smith recommended that he not receive any bonus incentive award for 2008 and the Committee accepted Mr. Smith’s recommendation. Based on the Company’s performance against corporate performance goals set by the Committee under the Bonus Plan, Mr. Smith’s bonus could have amounted to $685,000 for 2008. For each of the other NEOs for 2008, the amount set forth represents the total 2008 earned annual bonus based on the Company’s performance under such performance goals. At the direction of the Committee, only one-half of such amount was paid in March 2009 to the executive, and the remaining one-half of such amount was to be paid to the executive only in the event that he or she remained employed with PMI through July 1, 2010, or if his/her employment was terminated without cause or due to death or disability prior to that time. All of the NEOs met the requirement for receipt of the second half of their 2008 bonuses.

Pursuant to the 2005 Officer Deferred Compensation Plan, Messrs. Lofe and Porter deferred some or all of their bonuses earned in 2008, and Mr. Lofe deferred part of his bonus earned in 2010, under the Bonus Plan.

Long-Term Non-Equity Incentive Plan Compensation.    Amounts set forth in this column represent long-term bonuses earned under the Bonus Plan for the two-year performance period ending December 31, 2010. This long-term incentive program was established by the Committee in February 2009. See Compensation Discussion and Analysis above for more information on the Committee’s actions with respect to the long-term incentive program. The threshold, target and maximum amounts for each participant for the long-term cash incentive program were set forth in the Company’s 2010 proxy statement.

Change in Pension Value and Nonqualified Deferred Compensation Earnings.    This column represents the sum of the changes in the actuarial pension values in the years indicated for each NEO under the PMI Retirement Plan and, as applicable, the PMI Supplemental Employee Retirement Plan (“SERP”). The values of the NEOs’ pension benefits were determined using a rate of 5.56% for the PMI Retirement Plan and 5.02% for the SERP, consistent with the rates used in the Company’s FASB ASC Topic 715 (“Topic 715”) disclosure for fiscal year 2010. The pension values at each year end were calculated based on benefits payable at age 65. PMI does not provide above-market rates of return or preferential dividends under its deferred compensation plans. See the 2010 Pension Benefits Table and the 2010 Nonqualified Deferred Compensation Table below for additional information. In order to reduce associated expenses, PMI amended the Retirement Plan to convert it to a cash balance plan effective for existing employees, including our NEOs, on January 1, 2011. Under the cash balance formula, PMI’s contribution is limited to eight percent of each participant’s eligible compensation to his/her plan account each year. Accompanying modifications were made to the SERP.

All Other Compensation.    All Other Compensation amounts for 2010 in the Summary Compensation Table consist of the following items:

Name	401(k) Company Match	Financial Planning and Tax Preparation Services	Deferred Compensation Company Match	Auto Allowance	Expatriate and Repatriation Payments	Miscellaneous Perquisites
L. Stephen Smith	$5,880	$28,500	$—	$16,200	$—	$88
Donald P. Lofe, Jr.	5,880	28,500	11,309	16,200	—	88
David H. Katkov	5,880	28,500	—	16,200	—	491
Lloyd A. Porter	5,880	28,500	—	16,200	107,757	88
Andrew D. Cameron	5,880	28,500	—	16,200	—	88

In 2010, Mr. Lofe received employer matching contributions under the 2005 Officer Deferred Compensation Plan of 3,427.057 shares of PMI Common Stock equivalents, with the aggregate value as shown above, based upon $3.30 per share, the closing price of our Common Stock on December 31, 2010. Mr. Porter’s multi-year European assignment ended in December 2008. The payments in 2010 consisted of foreign tax equalization payments and tax preparation fees. We value perquisites at the costs actually paid by PMI.

Grants of Plan-Based Awards in 2010

The following table provides information about non-equity awards under the Bonus Plan and equity awards under the Equity Plan earned or granted to the Named Executive Officers in 2010. These non-equity and equity awards are discussed in detail in the Compensation Discussion and Analysis above.

Name	Grant Date[1]	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards[2]			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)
L. Stephen Smith		$498,000	$1,245,000	$1,992,000
	5/20/10				16,050		N/A	$62,916
	2/25/10					478,600	$2.89	1,057,706

Donald P. Lofe, Jr.		207,000	517,500	828,000
	2/25/10					220,000	$2.89	486,200

David H. Katkov		207,000	517,500	828,000
	2/25/10					220,000	$2.89	486,200

Lloyd A. Porter		148,000	370,000	592,000
	2/25/10					155,000	$2.89	342,550

Andrew D. Cameron		128,000	320,000	512,000
	2/25/10					155,000	$2.89	342,550

[1]	“Grant Date” refers to the grant date of an equity-based award.

[2]	Estimated threshold, target and maximum amounts on the first line relate to the 2010 annual performance period under the Bonus Plan. If threshold levels of performance are not met, the payout is zero.

Equity Plan Awards.    The columns All Other Stock Awards and All Other Option Awards show the number of restricted stock units and stock options, respectively, granted in 2010 to the NEOs under the Equity Plan. The stock options and restricted stock units each vest in three equal installments on the first, second and third anniversaries of the grant, assuming continued employment with PMI. Vesting generally accelerates upon death, “Disability,” or a “Change of Control” as those terms are defined in the plan. The maximum term of the options is ten years. Pursuant to the Plan, each option exercise price was set at 100% of the fair market value per share as of the date of grant, which is defined by the plan as the closing market price of PMI Common Stock on the New York Stock Exchange on the date of grant. The estimated aggregate grant date fair values for the stock options and stock units are determined in accordance with Topic 718, excluding the impact of estimated forfeitures and disregarding that PMI generally recognizes the value of awards for financial reporting purposes over the vesting period of the awards. The fair value amounts of the options were calculated as of the dates of grant of the options using a Black-Scholes option pricing model. The assumptions utilized in the model are contained in Note 17 to the audited consolidated financial statements contained in the Company’s 2010 Annual Report on Form 10-K. The fair value of the restricted stock units was determined using the closing price of the Company’s stock on the date of grant. There were no repricings, extension of exercise periods or changes to forfeiture terms with respect to the equity awards during 2010.

Outstanding Equity Awards at 2010 Fiscal Year-End

The following table provides information about the holdings of equity awards by the Named Executive Officers at December 31, 2010. All equity awards were granted pursuant to the Equity Plan.

Name	Option Awards					Stock Awards
	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
L. Stephen Smith	2/6/2001	76,000	—	$28.790	2/6/2011	—	$—
	2/20/2002	60,000	—	$35.210	2/20/2012	—	—
	2/19/2003	83,000	—	$28.030	2/19/2013	—	—
	2/18/2004	75,000	—	$38.800	2/18/2014	—	—
	2/16/2005	98,700	—	$38.170	2/16/2015	—	—
	2/15/2006	100,000	—	$43.150	2/15/2016	—	—
	2/22/2007	171,400	—	$48.300	2/22/2017	—	—
	3/19/2008	114,266	57,134	$5.250	3/19/2018	28,567	94,271
	3/18/2009	83,333	166,667	$0.610	3/18/2019	83,334	275,002
	2/25/2010	—	478,600	$2.890	2/25/2020	16,050	52,965

Donald P. Lofe, Jr.	1/6/2003	5,000	—	$31.665	1/6/2013	—	—
	2/19/2003	39,200	—	$28.030	2/19/2013	—	—
	2/18/2004	37,000	—	$38.800	2/18/2014	—	—
	2/16/2005	50,075	—	$38.170	2/16/2015	—	—
	2/15/2006	52,500	—	$43.150	2/15/2016	—	—
	2/22/2007	54,000	—	$48.300	2/22/2017	—	—
	3/19/2008	36,000	18,000	$5.250	3/19/2018	9,000	29,700
	3/18/2009	36,666	73,334	$0.610	3/18/2019	36,667	121,001
	2/25/2010	—	220,000	$2.890	2/25/2020	—	—

David H. Katkov	2/20/2002	25,000	—	$35.210	2/20/2012	—	—
	2/19/2003	3,300	—	$28.030	2/19/2013	—	—
	2/18/2004	35,700	—	$38.800	2/18/2014	—	—
	2/16/2005	45,300	—	$38.170	2/16/2015	—	—
	2/15/2006	50,000	—	$43.150	2/15/2016	—	—
	2/22/2007	56,400	—	$48.300	2/22/2017	—	—
	3/19/2008	37,600	18,800	$5.250	3/19/2018	9,400	31,020
	3/18/2009	36,666	73,334	$0.610	3/18/2019	36,667	121,001
	2/25/2010	—	220,000	$2.890	2/25/2020	—	—

Lloyd A. Porter	2/6/2001	24,000	—	$28.790	2/6/2011	—	—
	2/20/2002	14,000	—	$35.210	2/20/2012	—	—
	2/19/2003	21,400	—	$28.030	2/19/2013	—	—
	2/18/2004	15,000	—	$38.800	2/18/2014	—	—
	2/16/2005	40,300	—	$38.170	2/16/2015	—	—
	2/15/2006	40,800	—	$43.150	2/15/2016	—	—
	2/22/2007	39,000	—	$48.300	2/22/2017	—	—
	3/19/2008	26,000	13,000	$5.250	3/19/2018	6,500	21,450
	3/18/2009	26,666	53,334	$0.610	3/18/2019	26,667	88,001
	2/25/2010	—	155,000	$2.890	2/25/2020	—	—

(Continued)

Name	Option Awards					Stock Awards
	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)

Andrew D. Cameron	2/20/2002	3,000	—	$35.210	2/20/2012	—	$—
	2/19/2003	2,500	—	$28.030	2/19/2013	—	—
	2/18/2004	7,500	—	$38.800	2/18/2014	—	—
	2/16/2005	9,000	—	$38.170	2/16/2015	—	—
	2/15/2006	11,300	—	$43.150	2/15/2016	—	—
	2/22/2007	14,000	—	$48.300	2/22/2017	—	—
	3/19/2008	—	—	$5.250	3/19/2018	6,000	19,800
	3/18/2009	16,666	33,334	$0.610	3/18/2019	16,667	55,001
	2/25/2010	—	155,000	$2.890	2/25/2020	—	—

Stock Options.    For more information about the standard terms and conditions of the outstanding options, see Equity Plan Awards under Grants of Plan-Based Awards in 2010 above.

Stock Awards.    The stock awards shown are restricted stock units. The restricted stock units vest in three, equal annual installments on anniversaries of the date of grant. The market value of the stock awards is based upon the closing market price of PMI Common Stock on December 31, 2010, which was $3.30 per share.

Option Exercises and Stock Vested in 2010

The following table shows, for each NEO, information about stock awards vested during 2010. No options were exercised by NEOs during 2010.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
L. Stephen Smith	—	$—	70,233	$221,056
Donald P. Lofe, Jr.	—	—	27,333	86,199
David H. Katkov	—	—	27,733	87,439
Lloyd A. Porter	—	—	19,833	62,549
Andrew D. Cameron	—	—	14,333	45,099

The value realized upon vesting of stock awards is determined, for purposes of proxy disclosure rules, by multiplying the number of shares vested by the closing market price per share of PMI Common Stock on the date of vesting. The actual amounts realized upon the vesting of stock awards depend upon the sale prices of the acquired shares when actually sold.

2010 Pension Benefits Table

The following table provides information regarding the accumulated benefits at year-end under the Retirement Plan and the SERP for each of the Named Executive Officers.

Name	Plan Name	Number of Years Credited Service[1] (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
L. Stephen Smith	Retirement Plan	31.750	$1,864,857	$0
	SERP		7,224,562	0

Donald P. Lofe, Jr.	Retirement Plan	7.917	851,977	0
	SERP		0	0

David H. Katkov	Retirement Plan	18.417	1,300,119	0
	SERP		682,798	0

Lloyd A. Porter	Retirement Plan	27.833	1,042,296	0
	SERP		794,552	0

Andrew D. Cameron	Retirement Plan	12.417	441,131	0
	SERP		0	0

[1]

Vesting service was used instead of credited service for Messrs. Smith, Katkov and Porter since it is more representative of the service used to calculate their benefits due to a salary protection benefit based on prior years of service with The Allstate Corporation and its affiliates. Messrs. Lofe and Cameron are not eligible for the salary protection benefit, having had no prior years of service with Allstate.

The Named Executive Officers participate in the following defined benefit retirement plans sponsored by PMI.

The Retirement Plan.    Through December 31, 2010, the Retirement Plan was a defined benefit pension plan for PMI employees intended to qualify under Section 401(a) of the Code. The pension benefit under the Retirement Plan generally is based on the eligible employee’s years of credited service and the average of his or her five highest consecutive years’ compensation in the last ten years of service, but will not be less than the minimum dollar amount specified for him or her under the Retirement Plan. In order to reduce associated expenses, PMI amended the Retirement Plan to convert it to a cash balance plan effective for existing employees, including our NEOs, on January 1, 2011. Under the cash balance formula, PMI’s contribution is limited to eight percent of each participant’s eligible compensation to his/her plan account each year.

The Supplemental Employee Retirement Plan (“SERP”).    Through December 31, 2010, the SERP was a nonqualified defined benefit pension plan designed to provide benefits that otherwise would have been provided under the Retirement Plan but for the limitations under Sections 401(a)(17) and 415 of the Code. Pursuant to such limitations, compensation counted for purposes of the Retirement Plan could not exceed $245,000 in 2010. The pension benefit under the SERP is based on the difference between the benefit that would have been payable to the eligible employee under the Retirement Plan but for the Code limitations and the benefit amount actually payable from the Retirement Plan. When the Retirement Plan was amended to change it to a cash balance plan, accompanying modifications were made to the SERP.

Calculation of Benefits under the Plans.    The present values of the accumulated benefit at December 31, 2010 for all of the Named Executive Officers under each plan were calculated based on benefits payable at age 65, the earliest age at which unreduced benefits are payable under the plans, except for Mr. Smith, who is eligible for early retirement benefits. Calculation of present value reflects Topic 715 pension obligation assumptions described in Note 16 to our audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2010, with a discount rate of 5.56% for the Retirement Plan and 5.02% for the SERP.

Benefits under the Retirement Plan and SERP are generally based upon the total annual cash compensation paid to the participant for services rendered to PMI and its affiliates, including pre-tax deferrals, but excluding certain items such as equity-based compensation, LTIP cash compensation and the value of employer contributions to employee benefit plans. PMI retirees with at least ten years of service who were hired prior to January 1, 2005 also receive retiree health benefits that entail participant contributions to premiums and other costs.

Prior to the effectiveness of the above-described amendments, both the Retirement Plan and the SERP provided credit for all service with PMI; Sears, Roebuck and Co.; and Allstate Insurance Company under specific salary protection provisions. Certain agreements between the NEOs and the Company provide additional years of credited service under the SERP in the event of a change of control. See Potential Payments in Connection with a Change of Control below. Under the defined-benefit formula, benefits, which for existing employees were frozen at December 31, 2010, were computed on a straight-life annuity basis and were not subject to deduction for social security or other offset amounts. Normal retirement is at age 65. Early retirement benefits under the defined benefit formula are available at age 55 with at least ten years of credited service. The base benefit is reduced by 4.8% per year for each year earlier than a specified base benefit year in which the participant elects to receive the early retirement benefits. SERP benefits are generally payable following a distribution event under the Retirement Plan. Under the Retirement Plan, a retiree may elect lump sum or annuity forms of benefits. The SERP provides a lump sum benefit only. Certain participants in the SERP may be required to incur a six-month delay in receipt of SERP benefits pursuant to Section 409A of the Code. Mr. Smith is currently eligible for early retirement benefits under the plans.

Additional Benefit Plan.    In addition to the benefits provided by the Retirement Plan and SERP, PMI sponsors The PMI Group, Inc. Additional Benefit Plan. The Additional Benefit Plan is a nonqualified defined benefit pension plan that provides a bridge benefit for an eligible employee who retires from PMI over age 55 with more than 20 years of combined service with PMI and Allstate Insurance Company (“Allstate”), but with less than 20 years of service at Allstate. The benefit is payable from the participant’s early retirement date until the date he or she becomes eligible to receive Allstate retirement benefits. Messrs. Katkov and Porter may be eligible to receive a future benefit from the Additional Benefit Plan. In order to receive this benefit, Mr. Katkov must continue to work at PMI until he attains 20 years of combined service (July 27, 2012). Assuming retirement at his earliest eligibility date, the benefit payable to Mr. Katkov would be approximately $230 per month until the earlier of the date he is eligible for Allstate retirement benefits and February 1, 2021. In order to receive this benefit, Mr. Porter must continue to work at PMI until he attains age 55 (March 16, 2015). Assuming retirement at his earliest eligibility date, the benefit payable to Mr. Porter would be approximately $1,090 per month until the earlier of the date he is eligible for Allstate retirement benefits and April 1, 2025.

2010 Nonqualified Deferred Compensation Table

The following table shows contributions, earnings, balances and distributions for each Named Executive Officer under the 2005 Officer Deferred Compensation Plan for 2010.

Name	Executive Contributions in Last FY ($)[1]	Registrant Contributions in Last FY ($)[2]	Aggregate Earnings (Losses) in Last FY ($)[3]	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
L. Stephen Smith	$0	$0	$161,996	$0	$785,594
Donald P. Lofe, Jr.	43,950	10,988	92,004	0	469,798
David H. Katkov	0	0	(20,153)	(593,120)	0
Lloyd A. Porter	0	0	(16,937)	(484,908)	0
Andrew D. Cameron	0	0	5,238	0	22,695

[1]	The amount in this column is also included in the 2010 Salary column and/or the 2009 Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above.

[2]

The amount in this column represents Company 25% matching contributions of PMI Common Stock equivalents, valued at the date of contribution. These contributions are also included in the All Other Compensation column of the Summary Compensation Table above, but in that table are valued as of the closing market price of PMI Common Stock on December 31, 2010.

[3]

Aggregate earnings (losses) are calculated for each NEO by subtracting from his or her 2010 year-end account balance: (i) his or her contributions in 2010, (ii) PMI’s 25% matching contributions in 2010 and (iii) the participant’s account balance as of December 31, 2009, as adjusted for any withdrawals during 2010. Earnings (losses) include accrued dividends, stock price appreciation or depreciation on PMI matching contributions, and the returns or losses (including reinvestment of any dividends) on the investment measures chosen by each NEO.

The Named Executive Officers are eligible to participate in the 2005 Officer Deferred Compensation Plan (which includes its predecessor plan), which permits each participant to elect to defer receipt, on a pre-tax basis, of part or all of his base salary and/or cash bonus to be earned in the coming year. Bonuses earned under long-term cash incentive programs of the Company are not eligible for deferral under this plan. There is a minimum deferral of the lesser of $5,000 or 5% of compensation but no maximum. Under the plan, PMI makes a matching contribution in PMI Common Stock equivalents equal to 25% of the amount a participant initially elects to have deemed invested in our Common Stock. The matching contribution vests on January 1 of the third calendar year following the year in which the match was made, provided that the participant is continuously employed at PMI during that period, or earlier in the event of death, disability or a change of control (as defined in the plan). A participant may elect to receive, upon distribution of his or her account, a lump sum in cash or up to ten annual cash installments, except that any 25% matching contribution is paid in shares of PMI Common Stock. The timing of distribution(s) is also at the election of the participant, provided that the participant’s vested account balance will become distributable upon his or her separation from service, death, disability or a change of control. Certain participants are also subject to a six-month delay in such distributions due to separation from service pursuant to Section 409A. Each participant chose earnings measures from among a group of approximately 40 deemed investments made available through 2010 by the Company, including PMI Common Stock equivalents and the investments available in a typical retirement savings account. Participants may change their investment elections at any time. PMI does not guarantee a minimum level of return for deferred compensation under the 2005 Officer Deferred Compensation Plan. Participants may apply to the plan committee for withdrawal of their vested account balances in cases of severe financial hardship from illness or accident, or from a casualty loss of property or similar hardship. The Officer Deferred Compensation Plan in effect prior to 2005 (the predecessor plan), was frozen effective December 31, 2004 and no new compensation deferrals could be made under that plan after that date.

Potential Payments Upon Termination Unrelated to a Change of Control

PMI currently has no employment or severance agreements with the Named Executive Officers other than the COC Agreements discussed in the section, Potential Payments in Connection with a Change of Control, below. The following table assumes a hypothetical termination of employment on December 31, 2010 unrelated to a change of control. As described in the notes to the following table, certain PMI plans provide benefits upon termination of employment in certain circumstances as applicable to each NEO. It is assumed that base salary and accrued vacation are paid to the termination date. Bonuses paid in 2011 for the 2010 performance period are not included in the table below.

Under the 2005 Officer Deferred Compensation Plan, upon termination of employment for any reason, a participant’s pension benefit is distributed. Distributions due to termination of employment are deferred for six months for certain participants, pursuant to Section 409A of the Code. See the 2010 Nonqualified Deferred Compensation Table, above, for 2010 year-end NEO aggregate balances.

Name	Reason[1]	Retirement Plan	SERP	Acceleration of Stock Options	Acceleration of Restricted Stock Units	Total
L. Stephen Smith	Termination other than for death, Disability or normal retirement	$2,358,217	$8,428,803	$448,334	$369,273	$11,604,627
	Death or Disability	2,358,217	8,428,803	644,560	422,238	11,853,818
	Retirement	1,864,857	7,224,562	448,334	369,273	9,907,026

Donald P. Lofe, Jr.	Termination other than for death or Disability	851,977	0	0	0	851,977
	Death or Disability	851,977	0	287,468	150,701	1,290,146

David H. Katkov	Termination other than for death or Disability	1,300,119	682,798	0	0	1,982,917
	Death or Disability	1,300,119	682,798	287,468	152,021	2,422,406

Lloyd A. Porter	Termination other than for death or Disability	1,042,296	794,552	0	0	1,836,848
	Death or Disability	1,042,296	794,552	207,018	109,451	2,153,317

Andrew D. Cameron	Termination other than for death or Disability	441,131	0	0	0	441,131
	Death or Disability	441,131	0	153,218	74,801	669,150

[1]

Normal retirement is at age 65. Both “normal retirement” and “early retirement” are considered “Retirement” for purposes of the Equity Plan. Because Mr. Smith is eligible for early retirement, any hypothetical termination of employment at December 31, 2010 would be considered “Retirement” for purposes of acceleration of vesting of stock options and restricted stock units granted prior to 2010. For the other NEOs, any hypothetical termination at December 31, 2010 would entail acceleration of equity only in the case of termination due to death or Disability. The Retirement Plan and SERP provide for distribution of the present value of vested benefits upon termination for any reason.

Retirement Plan and SERP.    If a participant with vested retirement benefits terminates employment prior to early or normal retirement age, he or she will receive reduced retirement benefits. For those eligible for early retirement who take it, while the retirement benefit is reduced for early retirement, it starts earlier and continues for a longer period of time, and the present value of such benefits includes the extended benefit payment period. The Retirement Plan offers a spousal death benefit in the event a vested employee dies during employment. The bridge benefit under the Additional Benefit Plan described following the 2010 Pension Benefits Table above is not included in the amounts in this table. At December 31, 2010, Mr. Smith had vested benefits and was eligible for early retirement but not yet eligible for normal retirement. Messrs. Lofe, Katkov, Porter and Cameron had vested benefits but were not yet eligible for early retirement or normal retirement.

Equity Acceleration.    The Equity Plan provides that, upon termination of service due to death or disability, all equity awards held by a participant will become 100% vested and immediately exercisable. Stock options and restricted stock units granted prior to 2010 also generally vest at retirement. Restricted stock unit values are based upon the closing market price of PMI Common Stock on December 31, 2010, which was $3.30 per share. The value of the stock options held by the NEOs at year-end is the excess of the year-end closing market price of PMI Common Stock over the exercise prices.

Potential Payments in Connection with a Change of Control

PMI has entered into change of control agreements (“COC Agreements”) with all of our Named Executive Officers. Generally, severance benefits will be triggered under the COC Agreements if a change of control occurs and the executive’s employment is terminated during the three year period following a change of control (i) by the executive for “good reason,” as defined in the COC Agreements, or (ii) by PMI (or a successor) other than for “cause,” death or “disability,” as defined in the COC Agreements. The COC Agreements were amended in 2008 to comply with Section 409A, generally providing for a six-month delay in the receipt of certain payments under the Agreements.

“Good reason” is defined in the COC Agreements to include: (i) the assignment of any duties inconsistent in any substantial respect with the executive’s position, authority, duties or responsibilities, or any other substantial diminution in such position, authority, duties or responsibilities; (ii) failure of PMI to comply with compensation and benefits commitments; (iii) relocation or substantial increase in travel; (iv) a purported termination of the COC Agreement by PMI other than in accordance with the COC Agreement; or (v) PMI’s failure to require any successor to it to comply with the COC Agreement. “Good reason” also includes, for COC Agreements initially entered into prior to 2008, termination of employment by the executive for any reason during the 30-day period following the one year anniversary of a change of control. “Cause” means the willful and continued failure of the executive to perform his or her duties or the willful engaging by the executive in illegal conduct or gross misconduct materially injurious to PMI. The COC Agreements of all NEOs except for Mr. Cameron’s were entered into prior to 2008.

Under the COC Agreements, “change of control” generally means the earliest to occur of: (a) the acquisition by any individual, entity or group of 20% or more of the then outstanding shares of PMI’s Common Stock (excluding acquisition directly from PMI, or by any employee benefit plan sponsored or maintained by PMI); (b) the failure of the current Board members, for any reason, to constitute at least a majority of the Board (excluding individuals whose election to the Board was approved by the current Board); (c) consummation by PMI of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of PMI or the acquisition of assets of another entity unless, following such business combination, certain conditions are met; or (d) the approval by PMI’s stockholders of a complete liquidation or dissolution of PMI.

Payments and benefits payable under the COC Agreements in the event of a qualifying termination include a lump-sum cash payment of the aggregate of the following amounts: (i) the sum of the executive’s annual base salary through the date of termination; (ii) a pro rata bonus for the portion of the year during which termination occurs equal to the greater of the executive’s highest bonus earned under our annual incentive plans for the last three full fiscal years preceding the change of control and the executive’s annual bonus earned during the last fiscal year prior to termination (such greater amount, the “Highest Annual Bonus”); (iii) any compensation previously deferred by the executive; (iv) any accrued vacation pay; (v) up to three times (the “multiplier”) (depending on the executive involved) the sum of the executive’s annual base salary and the Highest Annual Bonus; (vi) the difference between the aggregate benefit under the SERP which the executive would have accrued (whether or not vested) had the Executive’s employment continued for up to three years (depending on the executive involved) after the date of termination, and the actual vested benefit under such plan as of the date of the executive’s termination of employment; (vii) credit of up to three years (depending on the executive involved) for purposes of eligibility for retiree medical benefits, although Executives who are at least age 50 on the date of termination are deemed to be eligible for retiree medical benefits; (viii) continuation of welfare benefit plan coverage (i.e., health, life, disability and similar benefits) for up to three years (depending on the executive involved); and (ix) outplacement services not to exceed 15% of base salary (estimated for purposes of the table below at $25,000 per NEO). Under certain circumstances following a change of control, a portion of the present value of the benefits payable either under the COC Agreement or otherwise, or upon the acceleration of the vesting of all outstanding stock options, restricted stock and stock units could be subject to a 20% excise tax under the Code, and be nondeductible by PMI. For COC Agreements initially entered into prior to 2008, PMI has agreed to reimburse the executives for any such excise taxes, together with any additional excise or income taxes resulting from such reimbursement, whether or not the employment of the Executive has been terminated; provided, however, that if the change of control payments and benefits exceed the applicable excise tax safe harbor by 10% or less, the change of control payments and benefits will be reduced below the safe harbor to avoid application of the excise tax and gross up.

The health benefits provided to executives under the COC Agreements are secondary to other health benefits to which an executive becomes eligible upon re-employment. Under the COC Agreements, the executives are subject to a confidentiality covenant. No new COC Agreements were entered into from 2008 to the date of this Proxy Statement that provide an excise tax gross up, or that provide benefits upon a change of control unaccompanied by an adverse change in employment.

Certain PMI benefit plans provide for the acceleration of benefits upon a change of control without an adverse change in employment. The Equity Plan provides that, upon a change of control, outstanding equity awards generally become 100% vested. Under the Equity Plan, the term “change of control” is generally the same as that for the Agreements. Stock options and restricted stock unit values are based upon the closing market price of PMI Common Stock on December 31, 2010, $3.30 per share. The Officer Deferred Compensation Plan, in effect prior to 2005, and the 2005 Officer Deferred Compensation Plan each provide that, upon a change of control, a participant’s deferred compensation account will be distributed in full. The definition of “change of control” contained in the pre-2005 Plan is generally the same as that for the COC Agreements. Under the 2005 Plan, the term “change of control” is as defined in Section 409A. See the 2010 Nonqualified Deferred Compensation Table, above, for 2010 year-end NEO balances. In addition, upon a change of control, the Company is obligated to set aside assets into a “rabbi trust” for the payment of benefits under the SERP.

SERP.    Under the COC Agreements, each eligible NEO would receive credit for the number of additional years of service that represents his multiplier. For example, an NEO with a multiplier of 3 would receive credit for 3 additional years of service under the SERP. The information in the Incremental Increase in SERP row below is the incremental increase in the SERP benefits based on the additional service credit. See information on the SERP in the Potential Payments Upon Termination Unrelated to a Change of Control section.

The following table assumes a hypothetical termination of employment date and a change of control date of December 31, 2010, and provides information on the augmented benefits payable to NEOs upon termination of employment accompanied by a change of control. Base salary and accrued vacation are assumed to be paid to the date of termination. The table below reflects benefits payable upon a hypothetical change of control accompanied by termination of employment for “Good Reason” or involuntarily without cause. Upon a hypothetical change of control and termination of employment at December 31, 2010, the NEOs would receive the amounts in the following table, plus the amounts in the columns entitled, “Retirement Plan” and “SERP” on the previous table.

	L. Stephen Smith	Donald P. Lofe, Jr.	David H. Katkov	Lloyd A. Porter	Andrew D. Cameron
Cash Severance	$6,672,000	$2,562,500	$3,075,000	$1,952,500	$1,687,500
Bonus	1,394,000	575,000	575,000	411,000	355,000
Incremental Increase in SERP	7,634,679	486,694	1,340,995	518,165	271,512
Acceleration of Stock Options[1]	644,560	287,468	287,468	207,018	153,218
Acceleration of Restricted Stock Units[1]	422,238	150,701	152,021	109,451	74,801
Acceleration of 2009-2011 Cash LTIP[2]	311,250	137,500	139,062	100,375	86,625
Health Premiums and Related Benefits	61,020	52,963	60,495	42,300	38,460
Outplacement	25,000	25,000	25,000	25,000	25,000
Excise Tax and Gross Up	7,660,248	1,570,501	2,338,492	1,227,325	0

[1]	Occurs upon a change of control irrespective of changes in employment.

[2]	This is reflected at target as at December 31, 2010 for the 2009-2011 performance period of the long-term cash incentive program.

Benefits payable upon termination for any other reason in connection with a change of control are limited to acceleration of the vesting of equity awards (based solely on a change of control), payment of a pro-rata bonus unless terminated for cause, and payment of vested retirement benefits.

COMPENSATION RISK ASSESSMENT

During 2010 and early 2011, the Compensation Committee’s independent compensation consultant and the Company’s Chief Risk Officer evaluated the Company’s compensation policies and practices applicable to executives and other employees, including the total mix of fixed and variable, cash and equity, and short-term and long-term compensation programs, as well as the potential metrics used for cash incentives and potential risks and mitigating controls. They provided the results of their evaluations to the Compensation Committee. The Compensation Committee reviewed these evaluations and the Company’s various compensation programs. We have concluded that risks, if any, arising from PMI’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company, based on a number of factors, including:

•

Balanced Compensation Programs.    As described in Compensation Discussion and Analysis above, the compensation programs consist of a balanced number of elements and performance metrics, assuring no over-reliance on a single element or measure of performance.

•	Pay is Competitive But Not Excessive. Peer Group benchmarking helps prevent PMI from paying excessive compensation.

•

Long-Term Equity and Cash Components.    Significant components of executive and upper level officer pay are long-term in nature. The equity incentives granted annually to executives and other officers of the Company contain three-year vesting requirements that foster long-term value creation, which is aligned with the interests of our stockholders. Similarly, the multi-year performance periods of the 2009-2011 long-term cash incentive program encourage positive performance sustained over a longer horizon. In addition, the cash incentive programs for 2010 contained metrics based on the credit quality of new insurance written, encouraging actions focused on future profitability.

•

Caps on Incentive Programs.    Each of the Company’s cash and equity programs contain caps on the amounts that can be earned, thereby discouraging excessive risk-taking and limiting windfalls. In addition, the Committee annually sets a maximum percentage of salary that can be received by each executive for maximum achievement of the Company criteria under both annual and long-term cash incentive programs. For example, the Committee capped the executive annual cash incentive awards for the 2010 performance period at 160% of their target amounts. Non-executive employee programs also contain caps.

•

Incentive Programs Carry Downside, as Well as Upside, Risk.    The cash incentive programs of the Company require performance at a threshold level to earn any cash award. With respect to equity, stock options will have no value if the stock price does not appreciate. There are also circumstances in which incentive compensation earned would be required to be repaid. See Compensation Discussion and Analysis—Potential Impact on Compensation from a Significant Restatement of Financial Results above.

•

Stock Ownership and Retention Guidelines Discourage Taking Excessive Short-Term Risks.    The Company’s equity ownership and retention policy applicable to senior officers provides for stock ownership levels of from 3 to 6 times an officer’s average salary, and retention of 75% of shares acquired upon realization of equity awards until guideline ownership levels are met. This policy ensures the officers’ focus on creation and enhancement of long-term shareholder value, and discourages taking excessive risks for short-term gains.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2010, the following directors served as members of the Compensation Committee of the Board of Directors: Ronald H. Zech, Chair, José H. Villarreal, Vice Chair, Timothy R. Eller, Wayne E. Hedien and Louis G. Lower II. There were no interlocks or insider participation transactions or relationships among the Committee members and the Company during the past fiscal year.

ITEM 2: NON-BINDING RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Board of Directors is providing stockholders with the opportunity to cast an advisory vote on the compensation of our Named Executive Officers. This proposal is commonly known as a “Say on Pay” proposal. It provides stockholders the opportunity to endorse or not endorse our 2010 executive compensation programs and the compensation paid to our Named Executive Officers, as reflected on pages 19 through 46 of this Proxy Statement.

Although the vote is non-binding, the Compensation Committee and the Board will review the voting results, seek to determine the cause or causes of any significant negative voting, and take them into consideration when making future decisions regarding executive compensation programs.

We design our executive compensation programs to implement our core objectives of competitive pay, pay for performance, and alignment of management’s interests with the long-term interests of our stockholders. Please read the Compensation Discussion and Analysis section of this Proxy Statement for a more detailed discussion of how our compensation programs reflect our core objectives.

Recommendation

The Board believes the Company’s executive compensation programs use sound pay practices that are effective in achieving our core objectives. Accordingly, the Board of Directors recommends that you vote in favor of the following resolution:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Approval of the Say on Pay proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions will effectively count as a vote against the proposal. Brokers will not be able to vote on the proposal absent instructions from their beneficial holders. Broker non-votes will not count as votes cast “FOR” or “AGAINST” the proposal, and will have no effect on the outcome of the proposal.

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE NON-BINDING RESOLUTION APPROVING THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.

ITEM 3: NON-BINDING VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

This proposal gives our stockholders the opportunity to advise our Board how often we should conduct an advisory Say on Pay vote on the compensation of our Named Executive Officers.

The enclosed proxy card gives you four choices for voting on this item. You can choose whether the Say on Pay vote should be conducted every 3 years, every 2 years, or every year. You may also abstain.

Board of Directors’ Recommendation

Our Board has reviewed the Say on Pay frequency alternatives in an effort to determine the approach that would best serve PMI and its stockholders. The Board recommends a triennial advisory vote on executive compensation for the following reasons:

•

A triennial policy permits stockholders, directors and managers to evaluate the effectiveness of both our short- and long-term NEO compensation strategies and our related performance. A triennial policy also helps align “Say on Pay” with the goal of avoiding a primarily short-term focus in corporate governance and executive pay arrangements.

•

The three-year period between each vote correlates more closely to the Company’s business and industry cycles, and provides management with the time necessary to implement improvements and changes to address concerns raised by stockholders.

•	A three-year advisory vote cycle gives our Board sufficient time to consider the results of the advisory vote and to implement any desired changes to our NEO compensation policies and procedures.

Because your vote is advisory, it will not be binding upon the Board of Directors. However, our Board values the opinions that our stockholders express in their votes and will take into account the outcome of the vote when considering how frequently we should conduct an advisory Say on Pay vote on the compensation of our Named Executive Officers.

The choice of frequency that receives the highest number of “FOR” votes will be considered the advisory vote of the stockholders. Brokers will not be able to vote on the proposal absent instructions from their beneficial holders. Broker non-votes will not count as votes cast “FOR” or “AGAINST” the proposal, and will have no effect on the outcome of the proposal.

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS EVERY THREE YEARS.

AUDIT COMMITTEE REPORT

The role of the Audit Committee is to assist the Board of Directors in its oversight of: (i) the integrity of PMI’s consolidated financial statements, (ii) PMI’s compliance with legal and regulatory requirements, (iii) appointment of the independent registered public accounting firm, with due regard for its qualifications and independence, and (iv) the performance of the independent registered public accounting firm and PMI’s internal audit function; and to prepare this report. The Board of Directors, in its business judgment, has determined that all members of the Committee are “independent” as required by applicable listing standards of The New York Stock Exchange, the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission.

The Audit Committee Charter is reviewed at least annually by the Audit Committee and the Board, and was most recently amended November 17, 2010. The Charter, which specifies the scope of the Audit Committee’s responsibilities, can be accessed in the corporate governance section under “investor relations” at the Company’s website at www.pmi-us.com.

Management is responsible for the preparation, presentation and integrity of our consolidated financial statements, our accounting and financial reporting principles and internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. PMI’s independent registered public accounting firm is responsible for auditing our consolidated financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

Within the framework of its Charter, in the performance of its oversight function, the Audit Committee has reviewed and discussed PMI’s audited consolidated financial statements for the year ended December 31, 2010 and related controls, compliance and other matters with management and the independent registered public accounting firm. These discussions included those matters required to be discussed by Statement on Auditing Standards No. 61 (as amended), Communication with Audit Committees, as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T, SEC Rules, and other professional standards, as currently in effect. The Audit Committee also has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the PCAOB, and has discussed with the independent registered public accounting firm its independence. The Committee also reviewed management’s report on its assessment of the effectiveness of PMI’s internal control over financial reporting and the independent registered public accounting firm’s report on the effectiveness of PMI’s internal control over financial reporting.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not necessarily experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Committee rely on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that our consolidated financial statements are fairly stated in all material respects, that the audits of our consolidated financial statements and internal control over financial reporting have been carried out in accordance with generally accepted auditing standards, that the consolidated financial statements are presented in accordance with generally accepted accounting principles or that our independent registered public accounting firm is in fact “independent.”

In reliance upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and as set forth in the Charter, the Audit Committee recommended to the Board of Directors that PMI’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the Securities and Exchange Commission.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CARMINE GUERRO, CHAIR

JOHN D. ROACH, VICE CHAIR

RAYMOND L. OCAMPO JR.

CHARLES R. RINEHART

MARY LEE WIDENER

ITEM 4: RATIFICATION OF THE APPOINTMENT OF THE

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP as the independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2011. The Board of Directors recommends that PMI’s stockholders ratify the Audit Committee’s selection of Ernst & Young LLP. Last year, PMI’s stockholders ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010. One or more representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. This proposal is presented to the stockholders in order to permit them to participate in the selection of our auditors. If the stockholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will consider the appointment of other auditors; however, the Audit Committee reserves the right to retain Ernst & Young LLP regardless of stockholder ratification.

Under the Audit Committee Charter, the Audit Committee is directly responsible for the appointment, termination, compensation and oversight of the work of Ernst & Young LLP (including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. Ernst & Young LLP reports directly to the Audit Committee. To ensure auditor independence with regard to services performed and to comply with the Sarbanes-Oxley Act of 2002 and the rules of the SEC, the Public Company Accounting Oversight Board (“PCAOB”) and the New York Stock Exchange, the Audit Committee has established detailed policies and procedures specifying services that may be performed by Ernst & Young LLP for PMI and its subsidiaries. These policies and procedures further require the pre-approval of specified services to be performed by Ernst & Young LLP. Pursuant to such policies and procedures, the Audit Committee has delegated to the Audit Committee Chair, or in the event the Chair is unavailable, the Vice Chair, the authority to pre-approve the engagement of Ernst & Young LLP to provide certain audit, audit-related, tax and other permitted non-audit services. Any pre-approval decisions by the Chair or Vice Chair must be reported to the Audit Committee at its next scheduled meeting. Additionally, an engagement letter satisfying specific requirements must be entered into before any such services may be provided by Ernst & Young LLP. PMI and its subsidiaries, and their officers and financial staff, are further precluded under the policies and procedures from engaging Ernst & Young LLP to provide any services that are prohibited by the SEC, or that would impact the independence of Ernst & Young LLP under the standards of the PCAOB. No services were approved pursuant to the “de minimis” services safe harbor exception in 2010. For the year ended December 31, 2010, Ernst & Young LLP audited our consolidated financial statements and performed certain audit, audit-related and other services.

AUDIT FEES.    Fees for audit services totaled approximately $3,424,000 for the year ended December 31, 2010 and approximately $3,511,000 for the year ended December 31, 2009. The fees paid in each year primarily related to the annual audits of PMI and its subsidiaries, reviews of our quarterly reports on Form 10-Q, consents, comfort letter procedures, attestation on internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act and audits of statutory financial statements required by state insurance departments and foreign regulatory bodies.

AUDIT-RELATED FEES.    Fees for audit-related services totaled approximately $146,000 for the year ended December 31, 2010 and approximately $186,000 for the year ended December 31, 2009. The fees paid in each year primarily related to actuarial opinions required by state insurance departments and foreign regulatory bodies and audits of PMI’s employee benefit plans.

TAX FEES.    There were no tax services provided to PMI by Ernst & Young LLP in 2010 or 2009.

ALL OTHER FEES.    Fees for all other services not included above totaled approximately $12,000 for each of the years ended December 31, 2010 and December 31, 2009. The fees paid in each year principally related to Board and Board committee self-assessment survey compilation and a subscription for an accounting research tool.

The Audit Committee believes that the provision of the services described above is compatible with the auditors’ independence.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS PMI’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2011.

ITEM 5: APPROVAL OF THE PMI GROUP, INC. AMENDED AND RESTATED TAX BENEFITS PRESERVATION PLAN

We are asking our stockholders to approve our Amended and Restated Tax Benefits Preservation Plan (the “Plan”), which was adopted by our Board of Directors on August 12, 2010 and amended on February 17, 2011 as part of our tax benefits preservation strategy. The full text of the Plan is attached as Appendix A to this Proxy Statement and as an exhibit to our Current Report on Form 8-K filed on February 22, 2011.

If our stockholders do not approve the Plan at our 2011 Annual Meeting, the Plan will be terminated and the Rights (as defined below) will expire on August 11, 2011 (unless such date is advanced).

Background and Reasons for Proposal

As of December 31, 2010, we estimate that we had approximately $670.2 million of net operating losses and other tax benefits for U.S. federal income tax purposes (the “Tax Benefits”). We expect to have taxable income in the future, and, until the Tax Benefits expire, the Tax Benefits can generally be used to reduce any future federal income tax. As a result, the Tax Benefits are a very valuable asset to the Company, and our Board of Directors believes that it is in the Company’s best interests to prevent the imposition of limitations on their use by adopting the Plan.

Under Section 382 (“Section 382”) of the Internal Revenue Code of 1986, as amended (the “Code”), our ability to use the Tax Benefits in the future could be significantly limited if we experience an ownership change as determined under Section 382 (an “ownership change”). The determination of whether an ownership change has occurred under the rules of Section 382 is very complex and is beyond the scope of this summary discussion. Generally, however, an ownership change will have occurred if, over a three-year period, there has been an aggregate increase of 50 percentage points or more in the percentage of our shares owned by one or more of our “five-percent shareholders,” as defined under Section 382 (“Section 382 five-percent shareholders”). A stockholder that acquires five percent of our outstanding common stock under Section 382 will be a Section 382 five-percent shareholder for purposes of calculating this aggregate increase. For example, if a single investor acquired 50.1% of our Common Stock in a three-year period, an ownership change would be deemed to occur. Similarly, if ten unrelated persons, none of whom initially owned our Common Stock, each acquired slightly over five percent of our Common Stock under Section 382 within a three-year period (so that those persons owned, in the aggregate, more than 50%), an ownership change also would be deemed to occur.

For purposes of the Plan, ownership is determined pursuant to applicable rules and regulations of the Code for Section 382 purposes, and not by the definition of “beneficial ownership” of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Ownership for Section 382 purposes is generally determined by an economic test, while the SEC definition of “beneficial ownership” focuses generally on the right to vote or control disposition of the shares. In general, this economic test looks to who has the right to receive dividends paid with respect to shares, and who has the right to receive proceeds from the sale or other disposition of shares. Section 382 also contains certain constructive ownership rules, which generally attribute ownership of stock held by estates, trusts, corporations, partnerships or other entities to the ultimate indirect individual owner of the shares, or to related individuals. Generally, a person’s direct or indirect economic ownership interest in shares (rather than record title, voting control or other factors) is taken into account for Section 382 purposes.

Some of the factors that must be considered in applying Section 382 include the following:

•

All holders who each own less than five percent of a company’s common stock are generally aggregated into one or more “public groups,” which are treated as Section 382 five-percent shareholders. Transactions in the public markets among stockholders who are not themselves Section 382 five-percent shareholders do not affect the ownership percentage of a public group, and, hence, generally do not contribute to an ownership change for Section 382 purposes.

•	Sales of our Common Stock by a Section 382 five-percent shareholder may, in turn, create a separate public group that is also treated as a Section 382 five-percent shareholder.

•

A public offering by us of our Common Stock may create a new, separate “public group” that is treated as a Section 382 five-percent shareholder and therefore would contribute to an ownership change for Section 382 purposes.

•

Our redemption or repurchase of shares may increase the percentage ownership of current Section 382 five percent shareholders who do not participate in the redemption or repurchase because it would decrease the number of shares of our outstanding Common Stock. In addition, it is possible that a redemption or repurchase of shares could cause a stockholder who owned less than five percent of our outstanding Common Stock immediately before the redemption or repurchase to become a Section 382 five percent shareholder, resulting in a five percentage point (or more) change in ownership. Similarly, in certain limited circumstances, a forfeiture of restricted stock may decrease the number of shares of our outstanding stock for Section 382 purposes.

•	The determination of a particular stockholder’s ownership level may be affected by certain constructive ownership rules.

•

In the case of a stockholder who owns slightly less than five percent of our outstanding shares, an acquisition of a very small number of additional shares can cause the holder to become a Section 382 five-percent shareholder and result in a five-percentage point (or more) increase in our ownership under Section 382.

If an ownership change occurs, Section 382 imposes an annual limit on the amount of the Tax Benefits that we can use to offset federal income taxes, which could result in a material amount of the Tax Benefits expiring unused and, therefore, significantly impair the value of the Tax Benefits. While the complexity of Section 382’s provisions and the limited knowledge any public company has about the ownership of its publicly traded stock make it difficult to determine whether an ownership change has occurred, we currently believe that an ownership change has not occurred since the Tax Benefits arose.

The Plan is designed to reduce the likelihood that the Company will experience an ownership change by (i) discouraging any person or group from becoming a “five-percent shareholder” and (ii) discouraging any existing “five-percent shareholder” from acquiring more than a minimal number of additional shares of the Company’s Common Stock. In this way, the Plan helps to protect against an ownership change under Section 382 and it is applicable to all holders of our Common Stock. There can be no assurance, however, that the Plan will prevent the Company from experiencing an ownership change.

The Plan is intended to protect our valuable tax assets and is not intended as an anti-takeover device, although it may have some anti-takeover consequences. The Company was careful to incorporate features in the Plan that reflect the Plan’s limited purpose, including: (i) limiting the definition of ownership to the definition used for purposes of Section 382, as opposed to the broader definition of “beneficial ownership” used for securities laws purposes; (ii) providing “sunset provisions” that will terminate the Plan if Section 382 is repealed or if the potential loss from limitation of the Tax Benefits is no longer material to the Company, which our Board of Directors has agreed to review annually; and (iii) setting the final expiration date of the Plan at the end of a three-year period, subject to extension. The Plan will expire on August 11, 2011 if not approved by our stockholders at the 2011 Annual Meeting (unless such date is advanced).

The full text of the Plan is attached as Appendix A to this Proxy Statement and as an exhibit to our Current Report on Form 8-K filed on February 22, 2011. Our Board of Directors urges our stockholders to carefully read the proposal, the items discussed below and the Plan in its entirety, as the discussion in this Proxy Statement is only a summary. After careful consideration, our Board has unanimously determined that the Plan is in the best interests of the Company and our stockholders, approved the submission of the Plan for approval by our stockholders at our 2011 Annual Meeting and recommends approval by our stockholders of the Plan.

Description of the Plan and Rights

The following is a summary of our Plan. This summary is qualified in its entirety by reference to the full text of the Plan, which is set forth in the accompanying Appendix A. Stockholders are urged to read the Plan.

Dividend of Rights

Pursuant to the Plan, on August 12, 2010, our Board of Directors declared a dividend of one preferred stock purchase right (a “Right”) for each outstanding share of the Company’s Common Stock, par value $0.01 per share. The dividend was paid on August 23, 2010 to the stockholders of record as of the close of business on that date. The Rights are not currently exercisable. If they were exercisable, each Right would entitle the registered holder to purchase, for the initial purchase price of $15.00 (the “Purchase Price”), one one-millionth of a share of our Series A Participating Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), subject to adjustment.

Unless and until the Plan is triggered and the Rights become exercisable, the Rights are deemed to be represented solely by the Common Stock certificates and otherwise deemed attached to the Company’s Common Stock whether or nor in certificate form. The Rights may only be transferred with the corresponding shares of Common Stock. Also, Rights will be issued with any additional shares of our Common Stock issued prior to the date the Plan is triggered.

Distribution Date

The Plan is triggered upon the earlier of (i) the close of business on the 10th business day after the date (the “Stock Acquisition Date”) of the announcement that a person has become an Acquiring Person (as defined below) and (ii) the close of business on the 10th business day (or such later day as may be designated by the Company’s Board of Directors prior to a Stock Acquisition Date) after the date of the commencement of a tender or exchange offer by any person which could, if consummated, result in such person becoming an Acquiring Person. The date that the Rights become exercisable is referred to as the “Distribution Date.”

After any person becomes an Acquiring Person, then, on and after the Distribution Date, subject to certain exceptions and adjustments in the Plan, each Right (other than Rights treated as beneficially owned under certain U.S. tax rules by an Acquiring Person or certain transferees thereof) will entitle the holder to purchase for the Purchase Price a number of shares of the Company’s Common Stock (or in lieu thereof, in certain circumstances, Series A Preferred Stock with an equivalent current market price) equal to the quotient of (i) two times the Purchase Price divided by (ii) the then-current market price of the Company’s Common Stock. The initial Purchase Price is set at $15.00 and is subject to anti-dilution adjustments under the terms of the Plan.

Acquiring Person

An “Acquiring Person” means, in general, any person or group that has become a “five-percent shareholder” of the Company, other than (i) the Company and its subsidiaries, their employee benefit plans and compensation arrangements and entities and trustees holding securities for such employee, benefit plans and compensation arrangements; (ii) certain existing “five-percent shareholders” so long as each such shareholder does not acquire more than a specified number of additional shares of the Company’s stock; (iii) certain other “grandfathered persons” (as described in the Plan), so long as such “grandfathered persons” satisfy the applicable requirements in the Plan; (iv) any person or group that the Company’s Board of Directors determines, in its sole discretion, has inadvertently become a “five-percent shareholder” (or inadvertently failed to continue to qualify as a “grandfathered person”), so long as such person or group promptly divests sufficient shares so as to no longer own 5% of the Company’s stock; (v) any person or group that the Company’s Board of Directors determines, in good faith, has not jeopardized or endangered the Company’s utilization of its Tax Benefits or whose five-percent shareholder status is otherwise in the best interests of the Company, so long as each such person or group does not acquire any additional shares of the Company’s stock; and (vi) any person that beneficially owns under certain U.S. tax rules at least a majority of the Company’s Common Stock following consummation of a “qualified offer” (as defined in the Plan).

Terms of Rights

The Rights are not exercisable until the Distribution Date. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date (other than any Acquiring Person) and the Rights will thereafter be evidenced solely by such separate Right Certificates. The Rights will expire upon the earliest of (i) the close of business on February 16, 2014, subject to extension, (ii) the time at which all Rights are redeemed or exchanged as provided in the Plan, (iii) the first day of a taxable year of the Company as to which the Board of Directors determines that no Tax Benefits may be carried forward, (iv) a date prior to a Stock Acquisition Date on which the Board of Directors determines that the Rights and the Plan are no longer necessary for the preservation or existence of the Tax Benefits or are no longer in the best interests of the Company and its shareholders, (v) the repeal or amendment of Section 382 or any successor statute, if the Board of Directors determines that the Plan is no longer necessary for the preservation of Tax Benefits, (vi) such time as the Board of Directors determines that a limitation on the use of the Tax Benefits under Section 382 would no longer be material to the Company, which the Board of Directors has agreed to review annually, and (vii) August 11, 2011, if stockholder approval of this Plan has not been received before such time.

The Purchase Price payable and the number of shares of preferred stock or other securities or property issuable upon exercise of the Rights are subject to adjustment in the event of stock dividends, stock splits, reverse stock splits, recapitalization, mergers, consolidations, combinations or exchanges of securities, split-ups, split-offs, spin-offs, liquidations, other similar changes in capitalization, any distribution or issuance of cash, assets, evidences of indebtedness or subscription rights, options or warrants to holders of our Common Stock or Series A Preferred Stock, as the case may be (other than distribution of the Rights or regular quarterly cash dividends) or otherwise.

Terms of Series A Preferred Stock

The following is a description of the Series A Preferred Stock underlying the Rights, which are not currently exercisable. When the Rights become exercisable, they convert to the right to purchase our Common Stock.

Shares of Series A Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Series A Preferred Stock will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of an amount equal to 1,000,000 times the aggregate per share amount of all cash dividends or other distributions and 1,000,000 times the aggregate per share amount of all non-cash dividends or other distributions (other than (i) a dividend payable in shares of Common Stock, par value $0.01 per share, of the Company or (ii) a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise)), declared on the Common Stock. In the event of the Company’s liquidation, dissolution or winding up, the holders of the Series A Preferred Stock will be entitled to a minimum preferential payment of the greater of: (a) $1.00 per share (plus any accrued but unpaid dividends and distributions) or (b) an amount equal to 1,000,000 times the payment made per share of Common Stock. Each share of Series A Preferred Stock will have 1,000,000 votes, voting together with the Common Stock. Finally, in the event of any merger, consolidation or other transaction in which outstanding shares of Common Stock are converted or exchanged, each share of Series A Preferred Stock will be entitled to receive 1,000,000 times the amount received per share of Common Stock. These rights are protected by customary antidilution provisions.

Because of the nature of the Series A Preferred Stock’s dividend, liquidation and voting rights, the value of the one one-millionth interest in a share of Series A Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

Exercise and Exchange of Rights

The Rights become exercisable upon the Distribution Date. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date (other than any Acquiring Person) and the Rights will thereafter be evidenced solely by such separate Right Certificates. Each holder of a Right, other than Rights owned by any Acquiring Person (which will thereupon become null and void), will thereafter have the right to receive upon exercise of a Right (including payment of the Purchase Price) for the Purchase Price a number of shares of the Company’s Common Stock (or in lieu thereof, in certain circumstances, shares of Series A Preferred Stock with an equivalent current market price) equal to the quotient of (i) two times the Purchase Price divided by (ii) the then-current market price of the Company’s Common Stock.

At any time after any person has become an Acquiring Person (but before any person becomes the beneficial owner of 50% or more of the outstanding shares of the Company’s Common Stock), our Board of Directors may generally exchange all or part of the Rights (other than Rights beneficially owned under certain U.S. tax rules by an Acquiring Person) for shares of our Common Stock at an exchange ratio of one share of Common Stock (or, at the option of our Board of Directors, fractional shares of Series A Preferred Stock with an aggregate current market price that equals the current market price of one share of the Company’s Common Stock) per Right.

Redemption

At any time before the time an Acquiring Person becomes such, our Board may redeem the Rights in whole, but not in part, at a price of $0.00001 per Right (the “Redemption Price”) payable, in cash, shares of Common Stock or such other form of consideration as our Board shall determine. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as our Board in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price for each Right so held.

Amendments

At any time on or prior to a Distribution Date, we may supplement or amend any provision of the Plan in any respect without the approval of any holders of Rights. At any time after the occurrence of a Distribution Date, we may supplement or amend this Plan without the approval of any holders of Rights; provided, however, that no such supplement or amendment may (i) adversely affect the interests of the holders of Rights as such (other than an Acquiring Person), (ii) cause the Plan again to become amendable other than in accordance with this amendment provision or (iii) cause the Rights again to become redeemable. Until a Right is exercised or exchanged, the holder thereof, as such, will have no additional rights as a stockholder, including, without limitation, the right to vote or to receive dividends. On February 17, 2011, we amended the Plan to (a) provide that the Rights will expire if our Board determines that a limitation on the use of the Tax Benefits under Section 382 would no longer be material to the Company, which our Board has agreed to review annually and (b) set the final expiration date of the Plan at the end of a three-year period, subject to extension.

Certain Considerations

Continued Risk of Ownership Change

We cannot assure you that the Plan will be effective in deterring all transfers that could result in such an ownership change. In particular, it will not protect against (i) an ownership change that may have occurred before the implementation of the Plan about which we are not aware due to delays in ownership reporting by stockholders or (ii) an ownership change resulting from purchasers of shares who become Section 382 five-percent shareholders notwithstanding the Plan, either because the purchaser is unaware of the Plan or makes a conscious decision to discount the potential consequences under the Plan. In addition, the Plan does not deter a shareholder from selling shares of our Common Stock to persons (or public groups) whose resulting percentage ownership (direct or indirect) of stock would exceed the five percent threshold, or to persons whose direct or indirect ownership of stock would by attribution cause another person (or public group) to exceed such five percent threshold. Complicated rules of constructive ownership, aggregation, segregation, combination and other stock ownership rules prescribed by the Code (and related regulations) will apply in determining whether a person or group of persons constitute a Section 382 five-percent stockholder and whether less than five percent stockholders will be treated as one or more “public groups,” each of which is a five-percent stockholder under Section 382.

Potential IRS Challenge

The amount of our Tax Benefits has not been audited or otherwise validated by the IRS. The IRS could challenge the amount of the Tax Benefits, which could result in an increase in our liability in the future for income taxes. As mentioned above, calculating whether an ownership change has occurred is subject to uncertainty, both because of the complexity and ambiguity of Section 382 and because of limitations on a publicly-traded company’s knowledge as to the ownership of, and transactions in, its securities. Therefore, we cannot assure you that the IRS will not claim that we experienced an ownership change and attempt to reduce or eliminate the benefit of our Tax Benefits even if the Plan is in place.

Potential Effects on Liquidity

The Plan is designed to deter a stockholder from acquiring, directly or indirectly, additional shares of Common Stock in excess of the specified limitations. Furthermore, a stockholder’s ability to dispose of Common Stock may be limited as a result of the reduction in the class of potential acquirers for such Common Stock and a stockholder’s ownership of Common Stock may become subject to the Plan upon actions taken by persons related to, or affiliated with, them. Stockholders are advised to carefully monitor their ownership of our stock and consult their own legal advisors to determine whether their ownership of our stock approaches the proscribed level.

Potential Impact on Value

It is possible that the Plan could deter certain buyers, including persons who wish to acquire more than five percent of our Common Stock, and that this could result in diminished demand for and, therefore, potentially decrease the value of our Common Stock. We believe the value protected as a result of the preservation of the Tax Benefits would outweigh any such potential decrease in the value of our Common Stock.

Potential Anti-Takeover Impact

The Plan is designed to preserve the long-term value of our accumulated Tax Benefits and is not intended to prevent a takeover of the Company. However, it could be deemed to have an “anti-takeover” effect because, among other things, it restricts the ability of a person, entity or group to accumulate our Common Stock above the applicable thresholds, without the approval of our Board of Directors.

Recommendation

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDED AND RESTATED TAX BENEFITS PRESERVATION PLAN.

ITEM 6: APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION

Proposed Amendment

Our Board of Directors has unanimously approved, and recommends that stockholders approve, an amendment to our Certificate of Incorporation to increase the number of authorized shares of our Common Stock by 150 million shares, from 350,000,000 shares to 500,000,000 shares (the “Charter Amendment”). The number of shares of authorized preferred stock would remain at 5,000,000. The Charter Amendment would restate the first sentence of Section (a) of Article FOUR of the Certificate of Incorporation to read as follows:

“Common Stock. The total number of shares of Common Stock that the corporation shall have authority to issue is five hundred million (500,000,000), par value $0.01 per share (the “Common Stock”).”

Reasons for the Amendment

Currently, we are authorized to issue 350,000,000 shares of Common Stock. As of March 8, 2011, approximately 161,309,088 shares of our Common Stock were issued and outstanding (net of treasury shares), approximately 35,769,679 shares of our Common Stock were held in treasury, approximately 36,346,250 shares of our Common Stock were reserved for issuance upon conversion of outstanding convertible debt, and approximately 16,600,413 shares of Common Stock were subject to outstanding grants or remained available for future grants under our stock-based compensation plans approved by stockholders. Approximately 139,744,249 shares remained available for issuance for general corporate purposes (including the treasury shares). As of the same date, no shares of preferred stock were outstanding. The Board of Directors believes it is in the best interests of PMI to have a sufficient number of shares of Common Stock available, as the occasion may arise, for possible future capital transactions, stock dividends or splits, and other proper corporate purposes. Over the past three years, the Company’s available shares have been primarily used for a public offering of equity and convertible debt in 2010, to grant equity awards to employees and directors, and to make shares available for purchase under our qualified Employee Stock Purchase Plan.

We believe increasing the shares of our authorized Common Stock strengthens PMI’s flexibility to respond promptly and appropriately to future business and financial needs and opportunities, is consistent with prudent financial management and is aligned with best practices. In light of current economic conditions and trends in our markets and industry, and as discussed further in our Annual Report on Form 10-K for the year ended December 31, 2010, our Board of Directors and management are exploring various alternatives to raise capital or achieve, with respect to our insurance subsidiaries, capital relief. Raising additional capital may include the issuance of capital stock, which could significantly deplete our existing available shares. The Charter Amendment would give us greater flexibility to freely pursue new business opportunities following such a capital raise by making additional shares of Common Stock available without incurring the delay and expense of conducting a special meeting of our stockholders. Moreover, the Charter Amendment would help to ensure that we have sufficient authorized shares to satisfy our obligations under any future proposed stock-based compensation arrangements and to consider other transactions approved by our Board of Directors from time to time in the future, including, among other things, subsequent public or private offerings, stock dividends or splits, acquisitions and other corporate transactions. The Company has no current plans, arrangements or understandings, either written or oral, for the issuance of the shares that are the subject of this proposal.

Effects of the Charter Amendment; Potential Dilution and Anti-Takeover Effects

If the Charter Amendment is approved, the additional shares of Common Stock, if issued, would have the same rights and privileges as the shares of Common Stock currently authorized and/or issued. Our stockholders do not have pre-emptive rights to subscribe for any shares of Common Stock with respect to new issuances of our Common Stock. If the Charter Amendment is approved by our stockholders, our Board of Directors will have authority to issue up to an additional 150 million shares of Common Stock. Under Delaware law, our Board of Directors may issue theretofore unissued and unreserved shares up to the number of shares authorized in the

Certificate of Incorporation, without any further action or approval of our stockholders. The NYSE requires stockholder approval for stock issuances only in certain circumstances. If our Board of Directors elects to authorize the issuance of new shares, such issuance could have a dilutive effect on our earnings per share, our book value per share and the voting power and proportionate stock holdings of our current stockholders, depending upon the particular circumstances of such issuance.

The availability of additional shares of Common Stock could render more difficult or discourage a possible non-negotiated takeover attempt, potentially limiting the opportunity of our stockholders to dispose of their shares at a premium, which may be offered in takeover attempts or a merger proposal. For example, additional shares of Common Stock could be issued and sold to purchasers who oppose a takeover bid that our Board of Directors believes is not in the best interests of PMI and our stockholders. Similarly, additional shares of Common Stock could be issued to increase the aggregate number of outstanding shares of Common Stock and thereby dilute the aggregate voting power of parties attempting to obtain control of PMI. In addition, in the event that our stockholders approve the Amended and Restated Tax Benefits Preservation Plan (the “Plan”) at our 2011 Annual Meeting, any issuance of shares of our Common Stock prior to the date the Plan is triggered would include the issuance of Preferred Stock Purchase Rights pursuant to the Plan, which is designed to reduce the likelihood that the Company will experience an ownership change under Section 382 of the Code. (For a more detailed explanation, see Item 5.) The proposed increase in authorized Common Stock is not in response to, and as of the date of mailing this Proxy Statement PMI is not aware of, any effort by any person or group to obtain control of PMI. Our Board of Directors does not intend to use the proposed new share authorization to recommend or implement anti-takeover measures, although our Board of Directors could recommend or implement anti-takeover measures from time to time in the future using existing authorized shares of PMI’s capital stock if the Board of Directors were to determine that such measures are appropriate under the circumstances.

Risks Associated with Failure to Approve the Charter Amendment

In the event that the Charter Amendment is not approved by shareholders, the Company’s flexibility could be limited with respect to its abilities to: (i) timely pursue, or respond to, future business and financial opportunities and needs; and (ii) satisfy our obligations under any future proposed stock-based compensation arrangements.

Vote Required for Approval of the Charter Amendment

Approval of the Charter Amendment requires the affirmative vote of a majority of our outstanding shares of Common Stock entitled to vote. If approved at the Annual Meeting, the Charter Amendment would become effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware, which we would file following the meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act and regulations thereunder require our directors, executive officers and certain persons who own ten percent or more of our Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock and to furnish PMI with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of these Forms 3, 4 and 5 reports received by PMI, and certain written representations received from our directors and executive officers, PMI believes that all reports required to be filed under Section 16(a) were filed on a timely basis in 2010.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There were no reportable related person transactions. The Board of Directors has adopted a written policy for the review of transactions with related persons. The policy requires the Governance and Nominating Committee’s review, approval or ratification of any transactions between PMI and related persons. The policy defines “related person” to include directors, nominees for director, executive officers, holders of more than 5% of PMI’s outstanding Common Stock and members of their immediate families. In deciding whether to approve, ratify or deny a transaction, the Committee reviews all the relevant facts of a transaction and determines whether a given transaction is consistent with the best interests of PMI and its stockholders, applying the following factors, among others:

•	whether the terms of the transaction are fair to PMI and on terms at least as favorable as would apply if the transaction did not involve a related person;

•	whether there are demonstrable business reasons for PMI to enter into the transaction;

•	whether the transaction would impair the independence of a non-management director; and

•	whether the transaction would present a conflict of interest for the related person.

LEGAL PROCEEDINGS

In April 2008, PMI and certain of our current and former executive officers and directors were named in two putative shareholder derivative suits; the first, filed in the United States District Court for the Northern District of California (“U.S. District Court”), Case No. CV 082046 (The Port Authority of Allegheny Retirement and Disability Allowance Plan for Employees Represented by Local 85 of the Amalgamated Transit Union v. L. Stephen Smith, W. Roger Haughton, David H. Katkov, Donald P. Lofe, Jr., Mariann Byerwalter, Dr. James C. Castle, Carmine Guerro, Wayne E. Hedien, Louis G. Lower, II, Raymond L. Ocampo Jr., John D. Roach, Kenneth T. Rosen, Steven L. Scheid, José H. Villarreal, Mary Lee Widener, Ronald H. Zech, and The PMI Group, Inc., Nominal Defendant), and the second suit, filed in the Superior Court of the State of California, County of Contra Costa, Case No. C 08-01068 (Jorge Torres, Derivatively on Behalf of The PMI Group, Inc. v. L. Stephen Smith, Victor J. Bacigalupi, Bradley M. Shuster, Joanne M. Berkowitz, David H. Katkov, Lloyd A. Porter, Daniel L. Roberts, Thomas H. Jeter, Donald P. Lofe, Jr., Kenneth T. Rosen, John D. Roach, James C. Castle, Ronald H. Zech, Wayne E. Hedien, Mary Lee Widener, and Raymond L. Ocampo Jr.). These derivative complaints asserted breach of fiduciary duty for improper financial reporting, insider trading, abuse of control, gross mismanagement, waste of corporate assets, unjust enrichment and violations of California statutes; and sought, among other relief, unspecified damages, treble damages under California statutes, equitable and injunctive relief, restitution, and reasonable attorneys’ fees and costs. The parties have reached agreement to settle these actions. The settlement agreement, which applies to both pending cases, provides for plaintiffs’ full and final dismissal with prejudice of all claims against PMI and the individual defendants in exchange for the payment, on the defendants’ behalf by PMI’s insurers, of the total sum of $750,000 (which represents attorneys’ fees) and PMI’s undertaking of certain governance updates, including the annual election and evaluation by the Board of Directors of the Chairman of the Board. The settlement is subject to court approvals. At a hearing held April 1, 2011, the U.S. District Court entered an order preliminarily approving the settlement of the federal court action and setting the final settlement approval hearing for May 20, 2011.

Pursuant to the provisions of PMI’s Bylaws and applicable indemnification agreements, expenses of defense have been advanced on behalf of the individual defendants. See Directors’ Compensation and Benefits and Compensation Discussion and Analysis, above, for a description of indemnification agreements between PMI and its directors and executive officers.

OTHER MATTERS

The Board of Directors does not know of any matters to be acted upon at the Annual Meeting except as specified in the Notice of Annual Meeting of Stockholders. However, as to any other business that may properly come before the Annual Meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies in consultation with the Board of Directors.

STOCKHOLDER PROPOSALS FOR THE 2012 ANNUAL MEETING

Stockholders are entitled to present proposals for action at a forthcoming stockholders’ meeting if they comply with the requirements of our Bylaws and the proxy rules promulgated by the SEC. Proposals of stockholders intended for presentation at the 2012 Annual Meeting and for inclusion in PMI’s proxy statement and form of proxy relating to that meeting must be received by PMI by December 14, 2011. Such proposals should be sent in writing by certified mail to the Secretary of PMI at PMI Plaza, 3003 Oak Road, Walnut Creek, California 94597. Faxed proposals will not be accepted.

In accordance with our Bylaws, in order to be properly brought before the 2012 Annual Meeting, a stockholder’s notice of the matter the stockholder wishes to present must be delivered to the Secretary of PMI not less than 90 days or more than 120 days prior to the first anniversary of the date of this year’s Annual Meeting. As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of our Bylaws must be received by PMI not before January 20, 2012, nor later than February 19, 2012, to be timely for consideration at the 2012 Annual Meeting. In addition, such proposals and nominations must contain certain information as set forth in our Bylaws. You may request a copy of our Bylaws by submitting a request in writing to the Secretary of PMI. Proposals and nominations should be sent in writing by certified mail to the Secretary of PMI at PMI Plaza, 3003 Oak Road, Walnut Creek, California 94597. Faxed proposals or nominations will not be accepted.

April 12, 2011

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.

APPENDIX A

AMENDED AND RESTATED

TAX BENEFITS PRESERVATION PLAN

dated as of

February 17, 2011

between

THE PMI GROUP, INC.,

and

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

as Rights Agent

A-i

AMENDED AND RESTATED

TAX BENEFITS PRESERVATION PLAN

THIS AMENDED AND RESTATED TAX BENEFITS PRESERVATION PLAN (this “Plan”) dated as of February 17, 2011, between The PMI Group, Inc., a Delaware corporation (the “Company”), and American Stock Transfer & Trust Company, LLC, as Rights Agent (the “Rights Agent”), amends and restates that certain Tax Benefits Preservation Plan, dated as of August 12, 2010 (the “Original Plan”).

W I T N E S S E T H

WHEREAS, (a) the Company and certain of its Subsidiaries have generated certain Tax Benefits (as defined below) for United States federal income tax purposes; (b) the Company desires to avoid an “ownership change” within the meaning of Section 382 (as defined below), and thereby preserve the Company’s ability to utilize such Tax Benefits, and (c) in furtherance of such objective, the Company desires to enter into this Plan;

WHEREAS, in connection with the Original Plan, on August 12, 2010, the Board of Directors of the Company authorized and declared a dividend of one preferred stock purchase right (a “Right”) for each share of Common Stock (as defined below) outstanding at the close of business (as defined below) on August 23, 2010 (the “Record Date”) and authorized the issuance, upon the terms and subject to the conditions herein, of one Right (subject to adjustment) in respect of each share of Common Stock issued after the Record Date, each Right representing the right to purchase, upon the terms and subject to the conditions herein, one one-millionth (subject to adjustment) of a share of Preferred Stock (as defined below);

NOW, THEREFORE, the parties hereto agree as follows:

Section 1. Definitions. The following terms, as used herein, have the following meanings:

“5% Shareholder” means (i) a Person or group of Persons that is a “5-percent shareholder” of the Company pursuant to Treasury Regulation Section 1.382-2T(g) or (ii) a Person that is a “first tier entity” or “higher tier entity” (as such terms are defined in Treasury Regulation Section 1.382-2T(f)) of the Company if that Person has a “public group” or individual, or a “higher tier entity” of that Person has a “public group” or individual, that is treated as a “5-percent shareholder” of the Company pursuant to Treasury Regulation Section 1.382-2T(g).

“Acquire” (or “Own”) means to obtain (or have, respectively) ownership for purposes of Section 382 of the Code without regard to the constructive ownership rules described in Treasury Regulation Section 1.382-2T(h)(2), (h)(3) and (k) (and “Acquisition” shall have a correlative meaning).

“Acquiring Person” means any Person who or which is or becomes a 5% Shareholder (other than by reason of Treasury Regulation Section 1.382-2T(j)(3)(i) or solely as a result of a transaction in which no “5-percent shareholder” (as defined in Section 382 of the Code and Treasury Regulations thereunder) experiences an increase in its percentage stock ownership interest of the Company, as determined in accordance with Treasury Regulation Sections 1.382-2(a), 1.382- 2T(g), (h), (j) and (k)), whether or not such Person continues to be a 5% Shareholder, but shall not include:

(i)	any Exempt Person;

(ii)	any Grandfathered Person;

(iii)

any Person who or which the Board determines, in its sole discretion, has inadvertently become a 5% Shareholder (or has inadvertently failed to continue to qualify as a Grandfathered Person), so long as such Person promptly enters into, and delivers to the Company, an irrevocable commitment promptly to divest and thereafter promptly divests (without exercising or retaining any power, including voting, with respect to such securities), sufficient Company Securities so that such Person’s Percentage Stock

Ownership is less than 5% (or, in the case of any Person who or which has inadvertently failed to continue to qualify as a Grandfathered Person, the Company Securities that caused such Person to so fail to qualify as a Grandfathered Person);

(iv)	any Person that has become a 5% Shareholder if the Board in good faith determines that such Person’s attainment of 5% Shareholder status has not jeopardized or endangered the Company’s utilization of the Tax Benefits or is otherwise in the best interests of the Company; provided that such Person does not increase its Percentage Stock Ownership over such Person’s lowest Percentage Stock Ownership immediately following such determination by the Board, other than any increase pursuant to or as a result of (A) a stock dividend, stock split, reverse stock split or similar transaction effected by the Company or (B) any redemption of Company Securities by the Company; and provided further that such Person shall be an “Acquiring Person” if the Board makes a contrary determination in good faith;

(v)	any Person if, on the date that would have been (absent this clause (v) of the definition of “Acquiring Person”) a Stock Acquisition Date with respect to such Person, such Person does not Beneficially Own any Company Securities; and

(vi)	any Person that Beneficially Owns at least a majority of the Common Stock following consummation of a Qualified Offer.

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with, such other Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any Person, means the possession, directly or indirectly, of the power to cause the direction of management and/or policies of such Person, whether through the ownership of voting securities by contract or otherwise.

A Person shall be deemed the “Beneficial Owner” of, and shall be deemed to “Beneficially Own,” any securities (i) which such Person directly owns or (ii) which such Person would be deemed to constructively own pursuant to Section 382 of the Code and the Treasury Regulations promulgated thereunder.

“Board” means the Board of Directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

“close of business” on any given date means 5:00 p.m., New York City time, on such date; provided that if such date is not a Business Day “close of business” means 5:00 p.m., New York City time, on the next succeeding Business Day.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

“Common Stock” means the Common Stock, par value $0.01 per share, of the Company.

“Company Securities” means (i) shares of Common Stock, (ii) shares of preferred stock (other than Straight Preferred Stock) of the Company, (iii) warrants, rights, or options (including any interest treated as an option pursuant to Treasury Regulation Section 1.382-4(d)(9)) to acquire stock (other than Straight Preferred Stock) of the Company and (iv) any other interest that would be treated as “stock” of the Company pursuant to Treasury Regulation Section 1.382- 2T(f)(18).

“Distribution Date” means the earlier of (i) the close of business on the tenth Business Day after a Stock Acquisition Date and (ii) the close of business on the tenth Business Day (or such later day as may be designated prior to a Stock Acquisition Date by the Board) after the date of the commencement of a tender or exchange offer by any Person if, upon consummation thereof, such Person would or could be an Acquiring Person; provided, however, that if either of such dates occurs after the public announcement of this Plan and on or prior to the Record Date, then the Distribution Date shall be the Record Date.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, unless otherwise expressly specified.

“Exempt Person” means the Company, any Subsidiary of the Company (in each case including, without limitation, in any fiduciary capacity), any employee benefit plan or compensation arrangement of the Company or any Subsidiary of the Company, or any entity or trustee holding Company Securities to the extent organized, appointed or established by the Company or any Subsidiary of the Company for or pursuant to the terms of any such employee benefit plan or compensation arrangement.

“Expiration Date” means the earliest of (i) the Final Expiration Date, (ii) the time at which all Rights are redeemed as provided in Section 19 or exchanged as provided in Section 20, (iii) the first day of a taxable year of the Company as to which the Board of Directors determines that no Tax Benefits may be carried forward, (iv) a date prior to a Stock Acquisition Date on which the Board of Directors determines that the Rights and the Plan are no longer necessary for the preservation or existence of the Tax Benefits or are no longer in the best interests of the Company and its shareholders, (v) the repeal or amendment of Section 382 or any successor statute, if the Board of Directors determines that this Plan is no longer necessary for the preservation of Tax Benefits, (vi) such time as the Board of Directors determines that a limitation on the use of the Tax Benefits under Section 382 would no longer be material to the Company and (vii) August 11, 2011, if stockholder approval of this Plan has not been received before such time. The Board of Directors shall at least annually consider whether to make the determination provided by clause (vi) above in light of all relevant factors, including, in particular, the amount and anticipated utilization of the Company’s Tax Benefits and the Company’s market capitalization. The Company shall promptly notify the Rights Agent in writing upon the occurrence of the Expiration Date and, if such notification is given orally, the Company shall confirm the same in writing on or prior to the immediately following Business Day. Until such notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes, prior to the close of business on February 16, 2014, that the Expiration Date has not occurred.

“Final Expiration Date” means the close of business on February 16, 2014, subject to extension.

“Grandfathered Person” means:

(i)	any Person who would otherwise qualify as an Acquiring Person as of immediately prior to the public announcement of this Plan, unless and until such Person’s Percentage Stock Ownership shall be increased by more than one-tenth of one percentage point over such Person’s lowest Percentage Stock Ownership immediately prior to the public announcement of this Plan or thereafter, other than any increase pursuant to or as a result of (A) the exercise of any option, warrant or convertible instrument to purchase Company Securities that such Person held as of immediately prior to the public announcement of this Plan, (B) a stock dividend, stock split, reverse stock split or similar transaction effected by the Company or (C) any redemption or repurchase of Company Securities by the Company; and

(ii)	any Person who would otherwise qualify as an Acquiring Person as a result of a redemption or repurchase of Company Securities by the Company, unless and until such Person’s Percentage Stock Ownership shall be increased by more than one-tenth of one percentage point over such Person’s lowest Percentage Stock Ownership on or after the date of such redemption or repurchase, other than any increase pursuant to or as a result of (A) a stock dividend, stock split, reverse stock split or similar transaction effected by the Company or (B) any subsequent redemption or repurchase of Company Securities by the Company.

“Percentage Stock Ownership” means the percentage stock ownership interest of the Company, as determined in accordance with Treasury Regulation Sections 1.382-2(a)(3), 1.382-2T(g), (h), (j) and (k); provided, however, that for the sole purpose of determining the percentage stock ownership of any entity (and not for the purpose of determining the percentage stock ownership of any other Person), Company Securities held by such entity shall not be treated as no longer owned by such entity pursuant to Treasury Regulation Section 1.382- 2T(h)(2)(i)(A).

“Person” means any individual, firm, corporation, partnership, trust association, limited liability company, limited liability partnership, governmental entity, or other entity, or any group of Persons making a “coordinated acquisition” of shares or otherwise treated as an entity within the meaning of Treasury Regulation Section 1.382-3(a)(1)(i) and shall include any successor (by merger or otherwise) of any such entity.

“Preferred Stock” means the Series A Participating Preferred Stock, $0.01 par value per share, of the Company, having the terms set forth in the form of certificate of designation attached hereto as Exhibit A.

“Purchase Price” means the price (subject to adjustment as provided herein) at which a holder of a Right may purchase one one-millionth of a share of Preferred Stock (subject to adjustment as provided herein) upon exercise of a Right, which price shall initially be $15.00.

“Qualified Offer” shall mean an offer determined by a majority of the Board to have each of the following characteristics with respect to the Common Stock:

(i)	a tender or exchange offer for all of the outstanding shares of Common Stock at the same per-share consideration;

(ii)	an offer that has commenced within the meaning of Rule 14d-2(a) under the Exchange Act;

(iii)	an offer that is conditioned on a minimum of at least a majority of the outstanding shares of the Common Stock being tendered and not withdrawn as of the offer’s expiration date, which condition shall not be waivable;

(iv)	an offer pursuant to which the Person making such offer has announced that it intends, as promptly as practicable upon successful completion of the offer, to consummate a second step transaction whereby all shares of the Common Stock not tendered into the offer will be acquired at the same form and amount of consideration per share actually paid pursuant to the offer, subject to stockholders’ statutory appraisal rights, if any.

“Section 382” means Section 382 of the Code, or any comparable successor provision.

“Securities Act” means the Securities Act of 1933, as amended, unless otherwise expressly specified.

“Stock Acquisition Date” means the date of the first public announcement (including the filing of a report on Schedule 13D or Schedule 13G under the Exchange Act (or any similar or successor report)) by the Company or an Acquiring Person indicating that an Acquiring Person has become such.

“Straight Preferred Stock” means preferred stock that is not treated as stock pursuant to Treasury Regulation Section 1.382-2(a)(3).

“Subsidiary” of any Person means any other Person of which securities or other ownership interests having ordinary voting power, in the absence of contingencies, to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such first Person.

“Tax Benefits” means the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any loss or deduction attributable to a “net unrealized built-in loss” within the meaning of Section 382, of the Company or any of its Subsidiaries.

“Trading Day” means a day on which the principal national securities exchange or over-the-counter market on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange or over-the-counter market, a Business Day.

“Treasury Regulation” means any final, proposed or temporary regulation of the Department of Treasury under the Code and any successor regulation.

Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Company	Preamble
Exchange Ratio	20
Ownership Statement	3(a)
Plan	Preamble
Record Date	Recitals
Redemption Price	19
Right	Recitals
Rights Agent	Preamble
Right Certificate	4
Trust	20
Trust Agreement	20

Section 2. Other Definitional and Interpretative Provisions. The words “hereof”, “herein” and “hereunder” and words of like import used in this Plan shall refer to this Plan as a whole and not to any particular provision of this Plan. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Sections and Exhibits are to Sections and Exhibits of this Plan unless otherwise specified. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Plan as if set forth in full herein. Any capitalized terms used in any Exhibit but not otherwise defined therein, shall have the meaning as defined in this Plan. Any singular term in this Plan shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Plan, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; provided that with respect to any agreement or contract listed on any schedules hereto, all such amendments, modifications or supplements must also be listed in the appropriate schedule. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to any statute, rules or regulations shall be deemed to refer to such statute, rules or regulations as amended from time to time and to any successors thereto.

Section 3. Issuance of Rights and Right Certificates. (a) As soon as practicable after the Record Date, the Company will send a summary of the Rights substantially in the form of Exhibit B hereto, by first class mail, postage prepaid, to each record holder of the Common Stock as of the close of business on the Record Date. Certificates for the Common Stock, or current ownership statements issued with respect to uncertificated shares of Common Stock in lieu of such a certificate (an “Ownership Statement”) (which Ownership Statements shall be deemed to be Right Certificates), issued after the Record Date but prior to the earlier of a Distribution Date and the Expiration Date shall have printed or written on or otherwise affixed to them the following legend:

This [certificate] [statement] also evidences certain Rights as set forth in an Amended and Restated Tax Benefits Preservation Plan between The PMI Group, Inc. (the “Company”) and American Stock Transfer & Trust Company, LLC, as Rights Agent, dated as of February 17, 2011, and as amended from time to time (the “Plan”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. The Company will mail to the holder of this [certificate] [statement] a copy of the Plan without charge promptly after receipt of a written request therefor. Under certain circumstances, as set forth in the Plan, such Rights may be evidenced by separate [certificate] [statements] instead of by this [certificate] [statement] and may be redeemed or exchanged or may expire.

As set forth in the Plan, Rights issued or transferred to, or Beneficially Owned by, any Person who is, was or becomes an Acquiring Person (as such terms are defined in the Plan), whether currently Beneficially Owned by or on behalf of such Person or by any subsequent holder, may be null and void.

(b) Prior to a Distribution Date, (i) the Rights will be evidenced by certificates for the Common Stock or Ownership Statements and not by separate Right Certificates (as hereinafter defined) and the registered holders of the Common Stock shall be deemed to be the registered holders of the associated Rights, and (ii) the Rights will be transferable only in connection with the transfer of the underlying shares of Common Stock.

(c) From and after a Distribution Date, the Rights will be evidenced solely by separate Right Certificates or Ownership Statements and will be transferable only in connection with the transfer of the Right Certificates pursuant to Section 5. As soon as practicable after the Company has notified the Rights Agent of the occurrence of a Distribution Date, the Rights Agent will send, by first class, insured, postage prepaid mail, to each record holder of the Common Stock as of the close of business on the Distribution Date (other than any Acquiring Person), one or more Right Certificates evidencing one Right (subject to adjustment as provided herein) for each share of Common Stock so held. If an adjustment in the number of Rights per share of Common Stock has been made pursuant to Section 9, the Company shall, at the time of distribution of the Right Certificates, make the necessary and appropriate rounding adjustments in accordance with Section 11(a) so that Right Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights.

(d) Rights shall be issued in respect of all shares of Common Stock outstanding as of the Record Date or issued (on original issuance or out of treasury) after the Record Date but prior to the earlier of a Distribution Date and the Expiration Date. In addition, in connection with the issuance or sale of shares of Common Stock following a Distribution Date and prior to the Expiration Date, the Company (x) shall, with respect to shares of Common Stock so issued or sold (i) pursuant to the exercise of stock options or under any employee plan or arrangement or (ii) upon the exercise, conversion or exchange of other securities issued by the Company prior to the Distribution Date, and (y) may, in any other case, if deemed appropriate by the Board, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided that no such Right Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise be made in lieu of the issuance thereof.

Section 4. Form of Right Certificates. (a) The certificates evidencing the Rights (and the forms of assignment, election to purchase and certificates to be printed on the reverse thereof) (the “Right Certificates”) shall be substantially in the form of Exhibit C hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Plan, or as may be required to comply with any applicable law, rule or regulation or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. The Right Certificates, whenever distributed, shall be dated as of the Record Date.

(b) The Right Certificates shall be executed on behalf of the Company by its Chief Executive Officer, its President, or any Vice President, either manually or by facsimile signature, and shall have affixed thereto the Company’s seal or a facsimile thereof which shall be attested by the Secretary, an Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, either manually or by facsimile signature. The Right Certificates shall be countersigned, either manually or by facsimile signature, by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company whose manual or facsimile signature is affixed to the Right Certificates ceases to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates may, nevertheless, be countersigned by the Rights Agent and issued and delivered with the same force and effect as though the Person who signed such Right Certificates had not ceased to be such officer of the Company. Any Right Certificate may be signed on behalf of the Company by any Person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Plan any such Person was not such an officer.

(c) Notwithstanding any of the provisions of this Plan or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares of stock issuable upon exercise of the Rights made in accordance with the provisions of this Plan.

Section 5. Registration; Transfer and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates. (a) Following a Distribution Date, the Rights Agent shall keep or cause to be kept, at its principal office or offices designated as the place for surrender of Right Certificates upon exercise, transfer or exchange, books for registration and transfer of the Right Certificates. Such books shall show with respect to each Right Certificate the name and address of the registered holder thereof, the number of Rights indicated on the certificate and the certificate number.

(b) At any time after a Distribution Date and prior to the Expiration Date, any Right Certificate or Certificates may, upon the terms and subject to the conditions set forth in this Plan, be transferred or exchanged for another Right Certificate or Certificates evidencing a like number of Rights as the Right Certificate or Certificates surrendered. Any registered holder desiring to transfer or exchange any Right Certificate or Certificates shall surrender such Right Certificate or Certificates (with, in the case of a transfer, the form of assignment and certificate on the reverse side thereof duly executed) to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate or Certificates until the registered holder of the Rights has complied with the requirements of Section 6(f). Upon satisfaction of the foregoing requirements, the Rights Agent shall, subject to Sections 6(e), 6(f), 8(e), 11 and 20, countersign and deliver to the Person entitled thereto a Right Certificate or Certificates as so requested. The Company may require payment of a sum sufficient to cover any transfer tax or other governmental charge that may be imposed in connection with any transfer or exchange of any Right Certificate or Certificates.

(c) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company’s request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will issue and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

Section 6. Exercise of Rights. (a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein, including Sections 6(e), 6(f) and 8(c)) in whole or in part at any time after a Distribution Date and prior to the Expiration Date upon surrender of the Right Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment (in lawful money of the United States of America by certified check or bank draft payable in immediately available or next day funds to the order of the Company) of the aggregate Purchase Price with respect to the Rights then to be exercised and an amount equal to any applicable transfer tax or other governmental charge.

(b) Upon satisfaction of the requirements of Section 6(a) and subject to Section 17(k), the Rights Agent shall thereupon promptly (i)(A) requisition from any transfer agent of the Preferred Stock (or make available, if the Rights Agent is the transfer agent therefor) certificates for the total number of one one-millionths of a share of Preferred Stock to be purchased (and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests) or (B) if the Company shall have elected to deposit the shares of Preferred Stock issuable upon exercise of the Rights with a depositary agent, requisition from the depositary agent depositary receipts representing interests in such number of one one-millionths of a share of Preferred Stock to be purchased (in which case certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent and the Company will direct the depositary agent to comply with such request), (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of issuance of fractional shares in accordance with Section 11 and (iii) after receipt of such certificates or depositary receipts and cash, if any, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate (with such certificates or receipts registered in such name or names as may be designated by such holder). If the Company is obligated to deliver Common Stock or other securities or assets pursuant to this Plan, the Company will make all arrangements necessary so that such securities and assets are available for delivery by the Rights Agent, if and when appropriate.

(c) Each Person (other than the Company) in whose name any certificate for Preferred Stock is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such Preferred Stock represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any transfer taxes or other governmental charges) was made; provided that if the date of such surrender and payment is a date upon which the transfer books of the Company relating to the Preferred Stock are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the applicable transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights shall be exercisable, including the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company except as provided herein.

(d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing the number of Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Section 12.

(e) Notwithstanding anything in this Plan to the contrary, any Rights Beneficially Owned by (i) an Acquiring Person from and after the date on which the Acquiring Person becomes such or (ii) a transferee of Rights Beneficially Owned by an Acquiring Person who (A) becomes a transferee after the Stock Acquisition Date with respect to such Acquiring Person or (B) becomes a transferee prior to or concurrently with the Stock Acquisition Date with respect to such Acquiring Person and receives such Rights (I) with actual knowledge that the transferor is or was an Acquiring Person or (II) pursuant to either (x) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (y) a transfer which the Board determines in good faith is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 6(e), shall become null and void without any further action, and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under this Plan or otherwise. The Company shall use all reasonable efforts to insure that the provisions of this Section 6(e) are complied with, but shall have no liability to any holder of Right Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or any transferee of an Acquiring Person hereunder.

(f) Notwithstanding anything in this Plan to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to any purported transfer pursuant to Section 5 or exercise pursuant to this Section 6 unless the registered holder of the applicable Rights (i) shall have completed and signed the certificate contained in the form of assignment or election to purchase, as the case may be, set forth on the reverse side of the Right Certificate surrendered for such transfer or exercise, as the case may be, (ii) shall not have indicated an affirmative response to clause 1 or 2 thereof and (iii) shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) thereof as the Company shall reasonably request.

Section 7. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for exercise, transfer or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by this Plan. The Company shall deliver to the Rights Agent for cancellation, and the Rights Agent shall cancel, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Right Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

Section 8. Reservation and Availability of Capital Stock. (a) The Company covenants and agrees that it will cause to be reserved and kept available a number of authorized but not outstanding shares of Preferred Stock sufficient to permit the exercise in full of all outstanding Rights as provided in this Plan.

(b) So long as the Preferred Stock or other securities issuable upon the exercise of Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all securities reserved for such issuance to be listed on any such exchange upon official notice of issuance upon such exercise.

(c) The Company shall (i) file, as soon as practicable following the earliest date after a Stock Acquisition Date and determination of the consideration to be delivered by the Company upon exercise of the Rights in accordance with Section 9(a)(ii), or as soon as is required by law following a Distribution Date, as the case may be, a registration statement under the Securities Act with respect to the securities issuable upon exercise of the Rights, (ii) cause such registration statement to become effective as soon as practicable after such filing and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities and (B) the Expiration Date. The Company shall also take such action as may be appropriate to ensure compliance with the securities or blue sky laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed 90 days after the date set forth in Section 8(c)(i), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement when the suspension is no longer in effect. Notwithstanding anything contained in this Plan to the contrary, the Rights shall not be exercisable for securities in any jurisdiction if the requisite qualification in such jurisdiction has not been obtained, such exercise is not permitted under applicable law or a registration statement in respect of such securities has not been declared effective.

(d) The Company shall take all such action as may be necessary to ensure that all one one-millionths of a share of Preferred Stock or other securities issuable upon exercise of Rights shall, at the time of delivery of the certificates for such securities (subject to payment of the Purchase Price), be duly authorized, validly issued, fully paid and nonassessable.

(e) The Company shall pay when due and payable any and all federal and state transfer taxes and other governmental charges that may be payable in respect of the issuance or delivery of the Right Certificates and of any certificates for Preferred Stock or other securities upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax or other governmental charge that may be payable in respect of any transfer involved in the issuance or delivery of any Right Certificates or any certificates for Preferred Stock or other securities to a Person other than the registered holder of the applicable Right Certificate. Prior to any such issuance or delivery of any Right Certificates or any certificates for Preferred Stock or other securities, any such transfer tax or other governmental charge shall have been paid by the holder of such Right Certificate or it shall have been established to the Company’s satisfaction that no such tax or other governmental charge is due.

Section 9. Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights. (a)(i) To preserve the actual or potential economic value of the Rights, if at any time after the date hereof there shall be any change in the Common Stock or the Preferred Stock, whether by reason of stock dividends, stock splits, reverse stock splits, recapitalization, mergers, consolidations, combinations or exchanges of securities, split-ups, split-offs, spin-offs, liquidations, other similar changes in capitalization, any distribution or issuance of cash, assets, evidences of indebtedness or subscription rights, options or warrants to holders of Common Stock or Preferred Stock, as the case may be (other than distribution of the Rights or regular quarterly cash dividends) or otherwise, then, in each such event the Board shall make such appropriate adjustments in the number of shares of Preferred Stock (or the number and kind of other securities) issuable upon exercise of each Right (or in exchange for any Right pursuant to Section 20), the Purchase Price and Redemption Price in effect at such time and/or the number of Rights outstanding at such time (including the number of Rights or fractional Rights associated with each share of Common Stock) such that following such adjustment such event shall not have had the effect of reducing or limiting the benefits the holders of the Rights would have had absent such event. If an event occurs that requires an adjustment under both this Section 9(a)(i) and Section 9(a)(ii), the adjustment provided for in this Section 9(a)(i) shall be made prior to, and in addition to, any adjustment required pursuant to Section 9(a)(ii).

(ii) If any Person becomes at any time after the public announcement of this Plan an Acquiring Person, then each holder of a Right shall (except as otherwise provided herein, including Section 6(e)) be entitled to receive upon exercise thereof (in accordance with the provisions of Section 6) at the then current Purchase Price such number of one-millionths of a share of Preferred Stock for which a Right is then exercisable, in accordance with the terms of this Plan and in lieu of shares of Preferred Stock, such number of shares of Common Stock equal to the result obtained by dividing

(x) the product obtained by multiplying the then current Purchase Price by the number of one-millionths of a share of Preferred Stock for which a Right was exercisable immediately prior to such first occurrence (such product being from such time on the “Purchase Price” for each Right and for all purposes of this Plan) by

(y) 50% of the current market price per share of Common Stock (determined pursuant to Section 9(b)(i)) on the date of such first occurrence.

(iii) In the event that there shall not be sufficient shares of Common Stock issued but not outstanding or authorized but unissued to permit the exercise in full of the Rights as contemplated in accordance with subparagraph (ii) above, the Company shall take all such action as may be necessary to authorize additional shares of Common Stock for issuance upon exercise of the Rights. In the event the Company shall, after good faith effort, be unable to take such action as may be necessary to authorize such additional shares of Common Stock, the Company shall substitute, for each share of Common Stock that would otherwise be issuable upon exercise of a Right, a number of shares of Preferred Stock or fraction thereof such that the current market price of one share of Preferred Stock multiplied by such number or fraction is equal to the current market price of one share of Common Stock as of the date of issuance of such shares of Preferred Stock or fraction thereof.

(b)(i) For purposes of computations hereunder other than computations made pursuant to Section 12, the “current market price” per share of Common Stock on any date shall be the average of the daily closing prices per share of such Common Stock at the close of the regular session of trading for the 30 Trading Days immediately prior to such date; and for purposes of computations made pursuant to Section 11, the “current market price” per share of Common Stock for any Trading Day shall be the closing price per share of Common Stock at the close of the regular session of trading for such Trading Day; provided that if the current market price per share of the Common Stock is determined during a period that is in whole or in part following the announcement by the issuer of such Common Stock of (A) a dividend or distribution on such Common Stock payable in shares of such Common Stock or securities exercisable for or convertible into shares of such Common Stock (other than the Rights), or (B) any subdivision, combination or reclassification of such Common Stock, and prior to the ex-dividend date for such dividend or distribution or the record date for such subdivision, combination or reclassification, then, and in each such case, the “current market price” shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, at the close of the regular session of trading or, if no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system at the close of the regular session of trading with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of Common Stock are not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the- counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other system then in use or, if on any such date the shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board (in each case prices which are not identified as having been reported late to such system). If on any such date, no market maker is making a market in the Common Stock or the Common Stock is not publicly held or not so listed or traded, the “current market value” of such shares on such date shall be as determined in good faith by the Board (or, if at the time of such determination there is an Acquiring Person, by a nationally recognized investment banking firm selected by the Board) which determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

(ii) For the purpose of any computation hereunder, the “current market price” per share of Preferred Stock shall be determined in the same manner as set forth above for the Common Stock in Section 9(b)(i) (other than the last sentence thereof). If the current market price per share of Preferred Stock cannot be determined in such manner, the “current market price” per share of Preferred Stock shall be conclusively deemed to be an amount equal to 1,000,000 (as such number may be appropriately adjusted for such events as stock splits, reverse stock splits, stock dividends and recapitalizations with respect to the Common Stock occurring after the date of this Plan) multiplied by the current market price per share of Common Stock (as determined pursuant to Section 9(b)(i)). For all purposes of this Plan, the “current market price” of one one-millionth of a share of Preferred Stock shall be equal to the “current market price” of one share of Preferred Stock divided by 1,000,000.

(iii) For the purpose of any computation hereunder, the value of any securities or assets other than Common Stock or Preferred Stock shall be the fair value as determined in good faith by the Board, or, if at the time of such determination there is an Acquiring Person, by a nationally recognized investment banking firm selected by the Board, which determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

(c) Notwithstanding any provision of this Plan to the contrary, no adjustment of any item described in Section 9(a)(i) (e.g., the Purchase Price, the Redemption Price, the number of shares of Preferred Stock issuable upon exercise of the Rights) shall be required unless such adjustment would require an increase or decrease of at least 1% in the relevant item; provided that any adjustments which by reason of this Section 9(c) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 9 shall be made to the nearest cent or to the nearest ten-thousandth of a share of Common Stock or other share or one ten-billionth of a share of Preferred Stock, as the case may be.

(d) All Rights originally issued by the Company subsequent to any adjustment made hereunder shall evidence the right to purchase, at the Purchase Price then in effect, the then applicable number of one-millionths of a share of Preferred Stock and other capital stock issuable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(e) Irrespective of any adjustment or change in the Purchase Price or the number of one-millionths of a share of Preferred Stock or other securities issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price per one one-millionth of a share and the number of shares which were expressed in the initial Right Certificates issued hereunder.

(f) In any case in which this Section 9 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of one-millionths of a share of Preferred Stock or other capital stock, if any, issuable upon such exercise over and above the number of one-millionths of a share of Preferred Stock or other capital stock, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.

(g) Anything in this Section 9 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 9, as and to the extent that it, in its sole discretion, determines to be advisable so that any consolidation or subdivision of the Preferred Stock or Common Stock, issuance wholly for cash of any Preferred Stock or Common Stock at less than the current market price, issuance wholly for cash of any Preferred Stock, Common Stock or securities which by their terms are convertible into or exercisable for Preferred Stock or Common Stock, stock dividends or issuance of rights, options or warrants referred to in this Section 9 hereafter made by the Company to the holders of its Preferred Stock or Common Stock shall not be taxable to such stockholders.

(h) The Company agrees that after a Distribution Date, it will not, except as permitted by Sections 19, 20 or 23, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

Section 10. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 9, the Company shall (i) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (ii) promptly file with the Rights Agent and with each transfer agent for the Preferred Stock and the Common Stock a copy of such certificate and (iii) mail a brief summary thereof to each holder of a Right Certificate (or, if prior to a Distribution Date, to each holder of a certificate representing shares of Common Stock) in the manner set forth in Section 22. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained.

Section 11. Fractional Rights and Fractional Shares. (a) The Company is not required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of any such fractional Rights, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable an amount in cash equal to the same fraction of the current market price of a whole Right. For purposes of this Section 11(a), the current market price of a whole Right shall be the closing price of a Right at the close of the regular session of trading for the Trading Day immediately prior to the date on which such fractional Rights would otherwise have been issuable. The closing price of a Right for any day shall be determined in the manner set forth for the Common Stock in Section 9(b)(i).

(b) The Company is not required to issue fractions of shares of Preferred Stock (other than fractions which are multiples of one one-millionth of a share of Preferred Stock) upon exercise of the Rights or upon exchange of the Rights pursuant to Section 20(a), and the Company is not required to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are multiples of one one-millionth of a share of Preferred Stock). Fractions of shares of Preferred Stock in integral multiples of one one-millionth of a share of Preferred Stock may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it; provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Stock represented by such depositary receipts. In lieu of any such fractional shares of Preferred Stock, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market price of one one-millionth of a share of Preferred Stock. For purposes of this Section 11(b), the current market price of one one-millionth of a share of Preferred Stock shall be one one-millionth of the closing price of a share of Preferred Stock (as determined pursuant to Section 9(b)) for the Trading Day immediately prior to the date of such exercise.

(c) Upon any exchange pursuant to Section 20(c), the Company shall not be required to issue fractions of shares of Common Stock upon exercise of the Rights or to distribute certificates which evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised or exchanged as herein provided an amount in cash equal to the same fraction of the current market price of a share of Common Stock. For purposes of this Section 11(c), the current market price of a share of Common Stock shall be the closing price of a share of Common Stock (as determined pursuant to Section 9(b)) for the Trading Day immediately prior to the date of such exercise or exchange.

(d) Each holder of a Right, by his acceptance of the Right, expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right except as permitted by this Section 11.

Section 12. Rights of Action. All rights of action in respect of this Plan, excepting the rights of action given to the Rights Agent under Section 15 hereof, are vested in the respective registered holders of the Right Certificates (and, before the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Right Certificate (or, before the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, before the Distribution Date, of the Common Stock), on such holder’s own behalf and for such holder’s own benefit, may enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder’s right to exercise the Rights evidenced by such Right Certificate (or, before the Distribution Date, such Common Stock) in the manner provided in such Rights Certificate and in this Plan. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Plan and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Plan

Section 13. Agreement of Right Holders. Each holder of a Right, by his acceptance of the Right, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a) prior to a Distribution Date, the Rights will be evidenced by and transferable only in connection with the transfer of Common Stock;

(b) after a Distribution Date, the Rights will be evidenced by Right Certificates and transferable only on the registry books of the Rights Agent pursuant to Section 5;

(c) subject to Sections 5 and 6, the Company and the Rights Agent may deem and treat the Person in whose name a Right Certificate (or, prior to a Distribution Date, a certificate representing shares of Common Stock or an Ownership Statement) is registered as the absolute owner of such certificate and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificate or the certificate representing shares of Common Stock or Ownership Statement made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of Section 6(e), shall be affected by any notice to the contrary; and

(d) notwithstanding anything in this Plan to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Plan by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority prohibiting or otherwise restraining performance of such obligation; provided that the Company must use its reasonable best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

Section 14. Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the shares of capital stock which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company (including any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, to give or withhold consent to any corporate action, to receive notice of meetings or other actions affecting stockholders (except as provided in Section 21), or to receive dividends or subscription rights, or otherwise) until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

Section 15. Appointment of Rights Agent. (a) The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-rights agents as it may deem necessary or desirable, upon ten (10) days’ prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co-rights agent. If the Company appoints one or more co-rights agents, the respective duties of the Rights Agent and any co-rights agents shall be as the Company shall determine.

(b) The Company shall pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the execution or administration of this Plan and the exercise and performance of its duties hereunder. The Company also shall indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the administration of this Plan or the exercise or performance of its duties hereunder, including the costs and expenses of defending against any claim of liability.

Section 16. Merger or Consolidation or Change of Name of Rights Agent. (a) Any corporation into or with which the Rights Agent or any successor Rights Agent may be merged, consolidated or combined, any corporation resulting from any merger, consolidation or combination to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust or stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Plan without the execution or filing of any paper or any further act on the part of any party hereto; provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 18. If at the time such successor Rights Agent succeeds to the agency created by this Plan any of the Right Certificates have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Right Certificates so countersigned; and if at that time any of the Right Certificates have not been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Plan.

(b) If at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and if at that time any of the Right Certificates have not been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Plan.

Section 17. Duties of the Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Plan upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

(a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

(b) Whenever in the performance of its duties under this Plan the Rights Agent deems it necessary that any fact or matter (including the identity of any “Acquiring Person” and the determination of “current market price”) be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chief Executive Officer, the President or any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken, suffered or omitted in good faith by it under the provisions of this Plan in reliance upon such certificate.

(c) The Rights Agent shall be liable hereunder only for its own negligence, bad faith or willful misconduct.

(d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Plan or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e) The Rights Agent shall not be responsible (i) in respect of the validity of this Plan or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof), (ii) for any breach by the Company of any covenant or condition contained in this Plan or in any Right Certificate, (iii) for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 6(e)) or (iv) any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided herein or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice of any such adjustment). The Rights Agent shall not by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Preferred Stock or other securities to be issued pursuant to this Plan or any Right Certificate or as to whether any shares of Preferred Stock or other securities will, when issued, be duly authorized, validly issued, fully paid and nonassessable.

(f) The Company agrees that it will perform, execute, acknowledge and deliver, or cause to be performed, executed, acknowledged and delivered, all such acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Plan.

(g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chief Executive Officer, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken, suffered or omitted to be taken by it in good faith in accordance with instructions of any such officer.

(h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Plan. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.

(i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or to any holders of Rights resulting from any such act, default, neglect or misconduct; provided that reasonable care was exercised in the selection and continued employment thereof.

(j) No provision of this Plan shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(k) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the cases may be, has either not been completed or indicates an affirmative response to clause 1 or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

(l) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with the administration of this Plan or the exercise or performance of its duties hereunder in reliance upon any Right Certificate or certificate for Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, instruction, direction, consent, certificate, statement or other paper or document reasonably believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

Section 18. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Plan upon 30 days’ notice to the Company and to each transfer agent of the Common Stock and Preferred Stock. In the event the transfer agency relationship in effect between the Company and the Rights Agent terminates, the Rights Agent will be deemed to have resigned automatically and be discharged from its duties under this Agreement as of the effective date of such termination, and the Company shall be responsible for sending any required notice. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days’ notice to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock and Preferred Stock by registered or certified mail, and, after a Distribution Date, to the holders of the Right Certificates. If the Rights Agent resigns or is removed or otherwise becomes incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company fails to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a corporation organized, in good standing and doing business under the laws of the United States or of any state of the United States, authorized under such laws to exercise stock transfer or corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (b) an affiliate of a corporation described in Section 18(a). After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof with the predecessor Rights Agent and each transfer agent of the Common Stock and the Preferred Stock, and, subsequent to a Distribution Date, mail a notice thereof to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 18, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 19. Redemption. (a) At any time prior to a Distribution Date, the Board may, at its option, redeem all but not less than all of the then outstanding Rights at a redemption price of $0.00001 per Right, as such amount may be appropriately adjusted pursuant to Section 9(a)(i) (such redemption price being hereinafter referred to as the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. The Redemption Price shall be payable, at the option of the Company, in cash, shares of Common Stock, or such other form of consideration as the Board shall determine.

(b) Immediately upon the action of the Board electing to redeem the Rights (or at such later time as the Board may establish for the effectiveness of such redemption) and without any further action and without any notice, the right to exercise the Rights will terminate and thereafter the only right of the holders of Rights shall be to receive the Redemption Price for each Right so held. The Company shall promptly thereafter give notice of such redemption to the Rights Agent and the holders of the Rights in the manner set forth in Section 22; provided that the failure to give, or any defect in, such notice shall not affect the validity of such redemption. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

Section 20. Exchange. (a) At any time on or after a Stock Acquisition Date, with respect to all or any part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to Section 6(e)), the Board may, at its option, exchange for each Right one share of Common Stock, subject to adjustment pursuant to Section 9(a)(i) (such exchange ratio being hereinafter referred to as the “Exchange Ratio”). The exchange of the Rights by the Board may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Notwithstanding the foregoing, the Board shall not be empowered to effect such exchange at any time after an Acquiring Person becomes the Beneficial Owner of 50% or more of the shares of Common Stock then outstanding.

(b) Immediately upon the effectiveness of the action of the Board to exchange any Rights pursuant to Section 20(a) (or at such later time as the Board may establish) and without any further action and without any notice, the right to exercise such Rights will terminate and thereafter the only right of a holder of such Rights shall be to receive that number of fractional shares of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly thereafter give notice of such exchange to the Rights Agent and the holders of the Rights to be exchanged in the manner set forth in Section 22; provided that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of Rights for shares of Common Stock will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to Section 6(e)) held by each holder of Rights.

(c) In lieu of exchanging all or any part of the then outstanding and exercisable Rights for shares of Common Stock in accordance with Section 20(a), the Board may, at its option, substitute, for each share of Common Stock that would otherwise be issuable upon exchange of a Right, a number of shares of Preferred Stock or fraction thereof such that the current market price of one share of Preferred Stock multiplied by such number or fraction is equal to the current market price of one share of Common Stock as of the date of issuance of such shares of Preferred Stock or fraction thereof.

(d) Prior to effecting an exchange pursuant to this Section 20, the Board may direct the Company to enter into a Trust Agreement in such form and with such terms as the Board of Directors shall then approve (the “Trust Agreement”). If the Board so directs, the Company shall enter into the Trust Agreement and shall issue to the trust created by such agreement (the “Trust”) all of the fractional shares of Preferred Stock, or shares of Common Stock or other securities, if any, issuable pursuant to the exchange, and all Persons entitled to receive shares or other securities pursuant to the exchange shall be entitled to receive such shares or other securities (and any dividends or distributions made thereon after the date on which such shares or other securities are deposited in the Trust) only from the Trust and solely upon compliance with the relevant terms and provisions of the Trust Agreement.

Section 21. Notice of Proposed Actions and Certain Other Matters. (a) If the Company proposes, at any time after a Distribution Date, (i) to pay any dividend payable in stock of any class or to make any other distribution (other than a regular quarterly cash dividend out of earnings or retained earnings of the Company) to the holders of Preferred Stock, (ii) to offer to the holders of its Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision or combination of outstanding shares of Preferred Stock), (iv) to effect, or permit any of its Subsidiaries to effect, any consolidation, merger or combination with any other unaffiliated Person, or to effect any sale or other transfer, in one transaction or a series of related transactions, of assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries, taken as a whole, (v) to effect the liquidation, dissolution or winding-up of the Company or (vi) to declare or pay any dividend on the Common Stock payable in Common Stock or to effect a subdivision, combination or consolidation of the Common Stock (by reclassification or otherwise than by payment of dividends in Common Stock), then, in each such case, the Company shall give to each holder of a Right, a notice of such proposed action specifying the record date for the purposes of any such dividend, distribution or offering of rights or warrants, or the date on which any such reclassification, consolidation, merger, combination, sale, transfer, liquidation, dissolution or winding-up is to take place and the date of participation therein by the holders of Preferred Stock or Common Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by Section 21(a)(i) or 21(a)(ii) above at least 20 days prior to the record date for determining holders of the Preferred Stock entitled to participate in such dividend, distribution or offering, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Preferred Stock, whichever shall be earlier. The failure to give notice required by this Section or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.

(b)(i) The Company shall as soon as practicable after a Stock Acquisition Date give to each holder of a Right, in accordance with Section 22, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 9(a)(ii), and (ii) all references in Section 21 to Preferred Stock shall be deemed thereafter to refer to Common Stock or other capital stock, as the case may be.

Section 22. Notices. Except as set forth below, all notices, requests and other communications to any party hereunder and to the holder of any Right shall be in writing unless otherwise expressly specified herein. Notices or demands authorized by this Plan to be given or made to or on the Company or (subject to Section 18) the Rights Agent shall be sufficiently given or made if sent by overnight delivery service or registered or certified mail (postage prepaid) to the addresses set forth below (or such other address as such party specifies in writing to the other party):

if to the Company, to:

The PMI Group, Inc.

PMI Plaza

3003 Oak Road

Walnut Creek, California 94597

Attention: General Counsel

Telephone: (925) 658-7878

Facsimile: (925) 658-6175

if to the Rights Agent, to:

American Stock Transfer & Trust Company, LLC

59 Maiden Lane

Plaza Level

New York, NY 10038

Attention: REORGANIZATION DEPARTMENT

Telephone: (800) 937-5449

Facsimile: (718) 234-5001

Except as otherwise expressly set forth in this Plan, notices or demands authorized by this Plan to be given or made by the Company or the Rights Agent to the holder of any Right Certificate any certificate representing shares of Common Stock is sufficiently given or made if sent by first class mail (postage prepaid) to each record holder of such Certificate at the address of such holder shown on the registry books of the Company. Notwithstanding anything in this Plan to the contrary, prior to a Distribution Date a public filing by the Company with the Securities and Exchange Commission shall constitute sufficient notice to the holders of securities of the Company, including the Rights, for purposes of this Plan and no other notice need be given to such holders.

Section 23. Supplements and Amendments. At any time on or prior to a Distribution Date, the Company may, and the Rights Agent shall if the Company so directs, supplement or amend any provision of this Plan in any respect without the approval of any holders of Rights. At any time after the occurrence of a Distribution Date, the Company may, and the Rights Agent shall if the Company so directs, supplement or amend this Plan without the approval of any holders of Rights; provided, however, that no such supplement or amendment may (a) adversely affect the interests of the holders of Rights as such (other than an Acquiring Person), (b) cause this Plan again to become amendable other than in accordance with this sentence or (c) cause the Rights again to become redeemable. Upon the delivery of a certificate from the Chairman of the Board, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company stating that the proposed supplement or amendment is in compliance with the terms of this Plan, the Rights Agent shall execute such supplement or amendment; provided, however, that the Rights Agent may, but shall not be required to, execute any supplement or amendment that adversely affects its rights, duties or obligations under this Agreement.

Section 24. Successors. All the covenants and provisions of this Plan by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 25. Determinations and Actions by the Board, etc. The Board shall have the exclusive power and authority to administer this Plan and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Plan, including the right and power to (i) interpret the provisions of this Plan and (ii) make all determinations deemed necessary or advisable for the administration of this Plan (including a determination to redeem or exchange or not to redeem or exchange the Rights or to amend the Plan). All such actions, calculations, interpretations and determinations which are done or made by the Board in good faith shall be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties.

Section 26. Benefits of This Plan. Nothing in this Plan shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to a Distribution Date, the certificates or ownership statements representing the shares of Common Stock) any legal or equitable right, remedy or claim under this Plan; but this Plan shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to a Distribution Date, the certificates representing the shares of Common Stock).

Section 27. Severability. If any term, provision, covenant or restriction of this Plan is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 28. Governing Law. This Plan, each Right and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

Section 29. Counterparts. This Plan may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

Section 30. Descriptive Headings. Descriptive headings of the several sections of this Plan are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Plan to be duly executed by their respective authorized officers as of the day and year first above written.

THE PMI GROUP, INC.

By:	/s/ Donald P. Lofe, Jr.
Name:	Donald P. Lofe, Jr.
Title:	Chief Financial Officer

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

By:	/s/ David H. Brill
Name:	David H. Brill
Title:	General Counsel

EXHIBIT A

FORM OF

CERTIFICATE OF DESIGNATIONS

OF

SERIES A PARTICIPATING PREFERRED STOCK

OF THE PMI GROUP, INC.

The PMI Group, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware thereof, does hereby certify:

The board of directors of the Corporation (the “Board of Directors”) or a duly authorized committee of the Board of Directors, in accordance with the certificate of incorporation and bylaws of the Corporation and applicable law, adopted the following resolution on August 12, 2010, creating a series of preferred stock of the Corporation from its blank check preferred stock authority designated as “Series A Preferred Stock”.

RESOLVED, that pursuant to the provisions of the certificate of incorporation and the bylaws of the Corporation and applicable law, a series of preferred stock, created from its blank check preferred stock authority, par value $0.01 per share, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

Section 1. Designation and Number of Shares. The shares of such series shall be designated as “Series A Participating Preferred Stock” (the “Series A Preferred Stock”), and the number of shares constituting such series shall be 14,000. Such number of shares of the Series A Preferred Stock may be increased or decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares issuable upon exercise or conversion of outstanding rights, options or other securities issued by the Corporation.

Section 2. Dividends and Distributions. (a) Subject to the prior and superior rights of the holders of any shares of any class or series of stock of the Corporation ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, regular quarterly dividends payable on such dates each year as designated by the Board of Directors (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of any share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the Multiplier Number times the aggregate per share amount of all cash dividends or other distributions and the Multiplier Number times the aggregate per share amount of all non-cash dividends or other distributions (other than (i) a dividend payable in shares of Common Stock, par value $0.01 per share, of the Corporation (the “Common Stock”) or (ii) a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise)), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. As used herein, the “Multiplier Number” shall be 1,000,000; provided that if, at any time after August 12, 2010, there shall be any change in the Common Stock, whether by reason of stock dividends, stock splits, reverse stock splits, recapitalization, mergers, consolidations, combinations or exchanges of securities, split-ups, split-offs, spin- offs, liquidations or other similar changes in capitalization, or any distribution or issuance of shares of its capital stock in a merger, share exchange, reclassification, or change of the outstanding shares of Common Stock, then in each such event the Board of Directors shall adjust the Multiplier Number to the extent appropriate such that following such adjustment each share of Series A Preferred Stock shall be in the same economic position as prior to such event.

(b) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in Section 2(a) immediately after it declares a dividend or distribution on the Common Stock (other than as described in Sections 2(a)(i) and 2(a)(ii)).

(c) Dividends, to the extent payable as provided in Sections 2(a) and (b), shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date immediately preceding the date of issuance of such shares of Series A Preferred Stock, unless the date of issuance of such shares is on or before the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue and be cumulative from the date of issue of such shares, or unless the date of issue is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and on or before such Quarterly Dividend Payment Date, in which case dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall not be more than 60 days prior to the date fixed for the payment thereof.

Section 3. Voting Rights. In addition to any other voting rights required by law, the holders of shares of Series A Preferred Stock shall have the following voting rights:

(a) Each share of Series A Preferred Stock shall entitle the holder thereof to a number of votes equal to the Multiplier Number on all matters submitted to a vote of stockholders of the Corporation.

(b) Except as otherwise provided herein or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as a single class on all matters submitted to a vote of stockholders of the Corporation.

(c) The certificate of incorporation of the Corporation shall not be amended in any manner (whether by merger or otherwise) so as to adversely affect the powers, preferences or special rights of the Series A Preferred Stock without the affirmative vote of the holders of a majority of the outstanding shares of Series A Preferred Stock, voting separately as a class.

(d) Except as otherwise expressly provided herein, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4. Certain Restrictions. (a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on outstanding shares of Series A Preferred Stock shall have been paid in full, the Corporation shall not:

(i) declare or pay dividends on, or make any other distributions on, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding-up) to the Series A Preferred Stock;

(ii) declare or pay dividends on, or make any other distributions on, any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such other parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem, purchase or otherwise acquire for value any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding-up) to the Series A Preferred Stock; provided that the

Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of stock of the Corporation ranking junior (as to dividends and upon dissolution, liquidation or winding-up) to the Series A Preferred Stock; or

(iv) redeem, purchase or otherwise acquire for value any shares of Series A Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of Series A Preferred Stock and all such other parity stock upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for value any shares of stock of the Corporation unless the Corporation could, under paragraph 4(a), purchase or otherwise acquire such shares at such time and in such manner.

Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired promptly after the acquisition thereof. All such shares shall upon their retirement become authorized but unissued shares of Preferred Stock without designation as to series and may be reissued as part of a new series of Preferred Stock to be created by the Board of Directors as permitted by the certificate of incorporation of the Corporation or as otherwise permitted under Delaware law.

Section 6. Liquidation, Dissolution and Winding-up. Upon any liquidation, dissolution or winding-up of the Corporation, no distribution shall be made (a) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding-up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $1.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment; provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share equal to (x) the Multiplier Number times (y) the aggregate amount to be distributed per share to holders of Common Stock, or (b) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such other parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding-up.

Section 7. Consolidation, Merger, etc. If the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash or any other property, then in any such case the shares of Series A Preferred Stock shall at the same time be similarly exchanged for or changed into an amount per share equal to (x) the Multiplier Number times (y) the aggregate amount of stock, securities, cash or any other property, as the case may be, into which or for which each share of Common Stock is changed or exchanged.

Section 8. No Redemption. The Series A Preferred Stock shall not be redeemable.

Section 9. Rank. The Series A Preferred Stock shall rank junior to all other series of the Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution and winding-up, unless the terms of such series shall specifically provide otherwise, and shall rank senior to the Common Stock as to such matters.

Section 10. Fractional Shares. Series A Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

IN WITNESS WHEREOF, this Certificate of Designations has been executed on behalf of the Corporation by its Chief Financial Officer and countersigned by the Secretary this 12th day of August, 2010.

THE PMI GROUP, INC.

By:
Name:	Donald P. Lofe, Jr.
Title:	Chief Financial Officer

By:
Name:	Andrew D. Cameron
Title:	Secretary

[1]	Distribution Date means the earlier of:

•	the close of business on the 10th business day after public announcement that any person or group has become an Acquiring Person (the “Stock Acquisition Date”; and

•

the close of business on the 10th business day after the date of the commencement of a tender or exchange offer by any person which would or could, if consummated, result in such person becoming an Acquiring Person, subject to extension by the Board of Directors of the Company prior to a Stock Acquisition Date.

EXHIBIT B

AS SET FORTH IN THE PLAN, RIGHTS ISSUED OR TRANSFERRED TO, OR BENEFICIALLY OWNED BY, ANY PERSON WHO IS, WAS OR BECOMES AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE PLAN), WHETHER CURRENTLY BENEFICIALLY OWNED BY OR ON BEHALF OF SUCH PERSON OR BY ANY SUBSEQUENT HOLDER, MAY BE NULL AND VOID.

SUMMARY OF TERMS

THE PMI GROUP, INC.

AMENDED AND RESTATED TAX BENEFITS PRESERVATION PLAN

Purpose	The purpose of the Amended and Restated Tax Benefits Preservation Plan (“Plan”) described in this summary of terms is to help preserve the value of the deferred tax assets (“Tax Benefits”) of The PMI Group, Inc. (the “Company”) for U.S. federal income tax purposes.

Form of Security	The Board of Directors has declared a dividend of one preferred stock purchase right for each outstanding share of the Company’s Common Stock, payable to holders of record as of the close of business on August 23, 2010 (each a “Right” and collectively, the “Rights”).

Exercise

Prior to a Distribution Date[1], the Rights are not exercisable.

After a Distribution Date, each Right is exercisable to purchase, for $15.00 (the “Purchase Price”), one one-millionth of a share of Series A Participating Preferred Stock, $0.01 par value per share, of the Company (“Preferred Stock”).

Flip-In	If any person or group (an “Acquiring Person”) becomes a “5-percent shareholder” (subject to certain exceptions described in the Plan), then on a Distribution Date, each Right (other than Rights beneficially owned by any Acquiring Person) will entitle the holder to purchase, for the Purchase Price, a number of shares of Common Stock of the Company or in lieu thereof, in certain circumstances, Preferred Stock with an equivalent current market price) equal to the quotient of (x) two times the Purchase Price divided by (y) the then-current market price of the Company’s Common Stock; provided that (i) none of the Company and its subsidiaries, their employee benefit plans and compensation arrangements and entities and trustees holding securities for such employee, benefit plans and compensation arrangements shall be an Acquiring Person, (ii) none of certain existing “5-percent shareholders” (including certain persons who are “5-percent shareholders” following specified exchange offers with the Company) shall be an Acquiring Person unless and until any such “5-percent shareholder” acquires more than a specified number of additional shares of the Company’s securities, (iii) none of certain other “grandfathered persons” (as described in the Plan) shall be an Acquiring Person so long as any such “grandfathered person” satisfies the applicable requirements set forth in the Plan, (iv) no person or group who or which the Board of Directors determines, in its sole discretion, has inadvertently become a “5-percent shareholder” (or inadvertently failed to continue to qualify as a “grandfathered person”) shall be an Acquiring Person so long as such Person promptly enters into, and delivers to the Company, an irrevocable commitment promptly to divest, and thereafter promptly divests (without exercising or retaining any power, including voting, with respect to such securities), sufficient securities of the Company so that such person’s (or such group’s) percentage stock ownership in the Company is less than 5 percent (or, in the case of any person or group that has inadvertently failed to qualify as a “grandfathered person,” the securities of the Company that caused such person or group to fail to qualify as a “grandfathered person”), (v) no person or group that has become a “5-percent shareholder” shall be an Acquiring Person if the Board of Directors in good faith determines that such person’s or group’s attainment of “5-percent shareholder” status has not jeopardized or endangered the Company’s utilization of the Tax Benefits or is otherwise in the best interests of the Company so long as each such person or group does not acquire any additional shares of the Company’s securities; provided that such a person or group shall be an “Acquiring Person” if the Board of Directors makes a contrary determination in good faith, and (vi) beneficial ownership under certain U.S. tax rules by a person or group of at least a majority of the Company’s Common Stock following consummation of a “qualified offer” (as defined in the Plan) made by that person or group shall not result in any person or group becoming an Acquiring Person.

Exchange	At any time after a Stock Acquisition Date (but before an Acquiring Person becomes the beneficial owner under certain U.S. tax rules of 50% or more of the Company’s Common Stock), the Board of Directors may elect to exchange all or part of the Rights (other than the Rights beneficially owned under certain U.S. tax rules by an Acquiring Person) for shares of Common Stock at an exchange ratio of one share of Common Stock (or, at the option of the Board of Directors, fractional shares of Preferred Stock with an aggregate current market price that equals the current market price of one share of the Company’s Common Stock) per Right, subject to adjustment.

Redemption	The Board of Directors may, at its option, redeem all, but not less than all, of the then outstanding Rights at a redemption price of $0.00001 per Right at any time prior to a Distribution Date.

Expiration	The Rights will expire on the earliest of (i) the close of business on February 16, 2014, subject to extension, (ii) the time at which all Rights are redeemed or exchanged, (iii) the first day of a taxable year of the Company as to which the Board of Directors determines that no Tax Benefits may be carried forward, (iv) a date prior to a Stock Acquisition Date on which the Board of Directors determines that the Rights and the Plan are no longer necessary for the preservation or existence of the Tax Benefits or are no longer in the best interests of the Company and its shareholders, (v) the repeal or amendment of Section 382 or any successor statute, if the Board of Directors determines that the Plan is no longer necessary for the preservation of Tax Benefits, (vi) such time as the Board of Directors determines that a limitation on the use of the Tax Benefits under Section 382 would no longer be material to the Company, which the Board of Directors has agreed to review annually, and (vii) August 11, 2011, if stockholder approval of this Plan has not been received before such time.

Amendments

At any time on or prior to a Distribution Date, the Company may, and the Rights Agent shall if the Company so directs, supplement or amend any provision of the Plan without the approval of any holders of Rights.

After a Distribution Date, the Company may, and the Rights Agent shall if the Company so directs, supplement or amend the Plan without the approval of any holders of Rights; provided, however, that no such supplement or amendment may (a) adversely affect the interests of the holders of Rights as such (other than an Acquiring Person), (b) cause the Plan again to become amendable other than in accordance with this sentence or (c) cause the Rights again to become redeemable.

Shareholder Rights	Until a Right is exercised or exchanged, Rights holders, in their capacity as such, have no rights as a shareholder of the Company, including the right to vote and to receive dividends.

Antidilution Provisions	The Plan includes antidilution provisions designed to prevent efforts to diminish the efficacy of the Rights.

A copy of the Plan has been filed with the Securities and Exchange Commission as an Exhibit to a Current Report on Form 8-K. A copy of the Plan is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Plan, as amended from time to time, the complete terms of which are hereby incorporated by reference.

EXHIBIT C

[FORM OF RIGHT CERTIFICATE]

No. R—              [Number of] Rights

NOT EXERCISABLE AFTER THE EARLIER OF                     , 20              AND THE DATE ON WHICH THE RIGHTS EVIDENCED HEREBY ARE REDEEMED OR EXCHANGED BY THE COMPANY AS SET FORTH IN THE RIGHTS PLAN. AS SET FORTH IN THE RIGHTS PLAN, RIGHTS ISSUED TO, OR BENEFICIALLY OWNED BY, ANY PERSON WHO IS, WAS OR BECOMES AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS PLAN), WHETHER CURRENTLY BENEFICIALLY OWNED BY OR ON BEHALF OF SUCH PERSON OR BY ANY SUBSEQUENT HOLDER, MAY BE NULL AND VOID.

RIGHT CERTIFICATE

THE PMI GROUP, INC.

This Right Certificate certifies that                     , or registered assigns, is the registered holder of the number of Rights set forth above, each of which entitles the holder (upon the terms and subject to the conditions set forth in the Amended and Restated Tax Benefits Preservation Plan dated as of February 17, 2011 (the “Plan”) between The PMI Group, Inc., a Delaware corporation (the “Company”), and American Stock Transfer & Trust Company, LLC (the “Rights Agent”)) to purchase from the Company, at any time after a Distribution Date and prior to the Expiration Date, one-millionth of a fully paid, nonassessable share of Series A Participating Preferred Stock (the “Preferred Stock”) of the Company at a purchase price of $15.00 per one one-millionth of a share (the “Purchase Price”), payable in lawful money of the United States of America, upon surrender of this Right Certificate, with the form of election to purchase and related certificate duly executed, and payment of the Purchase Price at an office of the Rights Agent designated for such purpose.

Terms used herein and not otherwise defined herein shall have the meanings given to them in the Plan.

The number of Rights evidenced by this Right Certificate (and the number and kind of shares issuable upon exercise of each Right) and the Purchase Price set forth above are as of August 12, 2010, and may have been or in the future be adjusted as a result of the occurrence of certain events, as more fully provided in the Plan.

If the Rights evidenced by this Right Certificate are Beneficially Owned by an Acquiring Person after an Acquiring Person has become such, such Rights shall become null and void without any further action, and no holder hereof shall have any rights whatsoever with respect to such Rights. If the Rights evidenced by this Right Certificate are beneficially owned by (a) a transferee of Rights Beneficially Owned by such Acquiring Person who (i) becomes a transferee after a Stock Acquisition Date or (ii) becomes a transferee prior to or concurrently with a Stock Acquisition Date and receives such Rights (A) with actual knowledge that the transferor is or was an Acquiring Person or (B) pursuant to either (I) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (II) a transfer which is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of these transfer restrictions, such Rights shall become null and void without any further action, and no holder hereof shall have any rights whatsoever with respect to such Rights.

This Right Certificate is subject to all of the terms, provisions and conditions of the Plan, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Plan reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Plan.

At any time after a Distribution Date and prior to the Expiration Date, any Right Certificate or Certificates may, upon the terms and subject to the conditions set forth below in the Plan, be transferred or exchanged for another Right Certificate or Certificates evidencing a like number of Rights as the Right Certificate or Certificates surrendered. Any registered holder desiring to transfer or exchange any Right Certificate or Certificates shall surrender such Right Certificate or Certificates (with, in the case of a transfer, the form of assignment and certificate on the reverse side thereof duly executed) to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose.

Subject to the provisions of the Plan, the Board of Directors of the Company may, at its option,

(a) at any time on or prior to a Distribution Date redeem all but not less than all of the then outstanding Rights at a redemption price of $0.00001 per Right, as may be adjusted pursuant to the Plan; or

(b) at any time after a Distribution Date exchange all or part of the then outstanding Rights (which shall not include Rights that have become void pursuant to Section 6(e)) for shares of Common Stock at an exchange ratio of one share of Common Stock (or, at the option of the Board, fractional shares of Preferred Stock with an aggregate current market price that equals the current market price of one share of Common Stock) per Right, as may be adjusted pursuant to the Plan. If the Rights shall be exchanged in part, the holder of this Right Certificate shall be entitled to receive upon surrender hereof another Right Certificate or Certificates for the number of whole Rights not exchanged.

The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions which are multiples of one one-millionth of a share of Preferred Stock) upon the exercise of the Rights or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are multiples of one one-millionth of a share of Preferred Stock which may, at the election of the Company, be evidenced by depositary receipts). In lieu of any such fractional shares of Preferred Stock, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised an amount in cash equal to the same fraction of the current market price of one one-millionth of a share of Preferred Stock. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Certificates for the number of whole Rights not exercised.

No holder of this Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the shares of capital stock which may at any time be issuable on the exercise hereof, nor shall anything contained in the Plan or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company (including any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, to receive notice of meetings or other actions affecting stockholders (except as provided in the Plan), to receive dividends or subscription rights, or otherwise) until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Plan.

This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal by its authorized officers.

Dated as of                     , 20

THE PMI GROUP, INC.

By:
Name:
Title:

[SEAL]

Attest:

By:
Name:
Title:	Secretary

Countersigned:

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

as Rights Agent

By:
Name:
Title:

Form of Reverse Side of Right Certificate

FORM OF ASSIGNMENT

(To be executed if the registered holder desires to transfer the Right Certificate.)

FOR VALUE RECEIVED

hereby sells, assigns and transfers unto

(Please print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint              Attorney, to transfer the within Right Certificate on the books of the within named Company, with full power of substitution.

Dated:                     , 20

Signature

Medallion Signature Guaranteed:

CERTIFICATE

The undersigned hereby certifies by checking the appropriate boxes that:

(1) the Rights evidenced by this Right Certificate              are              are not Beneficially Owned by an Acquiring Person and              are              are not being assigned by or on behalf of a Person who is or was an Acquiring Person (as such terms are defined in the Plan); and

(2) after due inquiry and to the best knowledge of the undersigned, it              did              did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person.

Dated:                     , 20

Signature

The signatures to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

FORM OF ELECTION TO PURCHASE

(To be executed if the registered holder desires to exercise Rights represented by the Right Certificate.)

To: The PMI Group, Inc.

The undersigned hereby irrevocably elects to exercise             Rights represented by this Right Certificate to purchase shares of Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such securities be issued in the name of and delivered to:

Please insert social security or other identifying number

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Please insert social security or other identifying number

(Please print name and address)

Dated:                     , 20

Signature

Medallion Signature Guaranteed:

CERTIFICATE

The undersigned hereby certifies by checking the appropriate boxes that:

(1) the Rights evidenced by this Right Certificate              are              are not Beneficially Owned by an Acquiring Person and              are              are not being exercised by or on behalf of a Person who is or was an Acquiring Person (as such terms are defined in the Plan); and

(2) after due inquiry and to the best knowledge of the undersigned, it              did              did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person.

Dated:                     , 20

Signature

The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

ANNUAL MEETING OF STOCKHOLDERS

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO

ATTEND THE ANNUAL MEETING OF THE PMI GROUP, INC.

THURSDAY, MAY 19, 2011

8:00 A.M.

THE PMI GROUP, INC.

FIRST FLOOR CONFERENCE CENTER

3003 OAK ROAD

WALNUT CREEK, CALIFORNIA 94597

YOUR VOTE IS IMPORTANT. PLEASE SIGN AND DATE THE OTHER SIDE OF THIS CARD. IF YOU ARE A STOCKHOLDER OF RECORD, YOU MAY USE THE TOLL-FREE TELEPHONE NUMBER SET FORTH ON THE REVERSE SIDE OF THIS PROXY CARD TO AUTHORIZE A PROXY TO VOTE YOUR SHARES. YOU WILL REDUCE PMI’S EXPENSE IN SOLICITING PROXIES IF YOU AUTHORIZE A PROXY TO VOTE BY TELEPHONE.

THE PMI GROUP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 19, 2011

The undersigned, revoking any proxy previously given, hereby appoints L. Stephen Smith and Andrew D. Cameron, or either of them, as Proxies, with full power of substitution, to represent and vote all shares of common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on May 19, 2011 at 8:00 a.m. Pacific time at 3003 Oak Road, Walnut Creek, California, or any adjournments or postponements thereof, as designated on the reverse side, and upon any and all matters which may properly be brought before the Annual Meeting or any adjournments or postponements thereof. Receipt of the 2011 Notice of Annual Meeting of Stockholders and Proxy Statement is hereby acknowledged.

This proxy, when properly executed, will be voted in the manner directed by you. If you do not give any direction, this proxy will be voted “FOR ALL NOMINEES” (Proposal 1), “FOR” Proposal 2, “FOR” “3 YEARS” on Proposal 3, and “FOR” Proposals 4, 5 and 6, and in the discretion of the Proxies upon such other matters as may properly come before the Annual Meeting.

(Continued and to be signed on reverse side.)

ANNUAL MEETING OF STOCKHOLDERS OF

THE PMI GROUP, INC.

May 19, 2011

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at www.pmi-us.com/proxy

Please sign, date and mail

Your proxy card in the

envelope provided as soon

as possible.

â        Please detach along perforated line and mail in the envelope provided.        â

PROPOSALS 1, 2, 3, 4, 5 AND 6 ARE SUBMITTED BY THE PMI GROUP, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES (PROPOSAL 1), “FOR” PROPOSAL 2, “FOR” “3 YEARS” ON PROPOSAL 3, AND “FOR” PROPOSALS 4, 5 AND 6.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of 10 Directors:			2. Non-binding vote approving the executive compensation of our Named Executive Officers.		FOR ☐	AGAINST ☐	ABSTAIN ☐

☐	FOR ALL NOMINEES

NOMINEES:

¡    Timothy R. Eller

¡    Carmine Guerro

¡    Louis G. Lower II

¡    Raymond L. Ocampo Jr.

¡    Charles R. Rinehart

¡    John D. Roach

¡    L. Stephen Smith

¡    José H. Villarreal

¡    Mary Lee Widener

¡    Ronald H. Zech

			3. Non-binding vote on the frequency of the advisory vote on executive compensation.	1 year ☐	2 years ☐	3 years ☐	ABSTAIN ☐
☐ ☐	WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)		4. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011.		FOR ☐	AGAINST ☐	ABSTAIN ☐
			5. Approval of the Amended and Restated Tax Benefits Preservation Plan.		FOR ☐	AGAINST ☐	ABSTAIN ☐

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●			6. Approval of the Amendment to the Certificate of Incorporation.		FOR ☐	AGAINST ☐	ABSTAIN ☐

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.